EXHIBIT 1

Our annual general shareholder meeting will be held at 9:00 a.m. (Eastern time) on Thursday, May 7, 2009 at the Metro Toronto Convention Center, South Building, 222 Bremner Boulevard, Level 800,
Exhibit Hall F, Toronto, Ontario.

A live webcast of the meeting will be available on our website at www.bce.ca.

As a shareholder, you have the right to vote your shares, either by proxy or in person at the meeting.

YOUR VOTE IS IMPORTANT

This document tells you who can vote, what you will be voting on and how to exercise your right to vote your shares. Please read it carefully.

What’s inside

Letter from the Chair of the Board and the President and Chief Executive Officer	3
Notice of 2009 annual general shareholder meeting	4
Management proxy circular	5
About voting your shares	6
What the meeting will cover	9
About the nominated directors	10
Committee reports	18
– Audit committee report	18
– Corporate governance committee report	21
– Pension fund committee report	22
– Management resources and compensation committee report	23
Directors’ compensation	24
Compensation discussion & analysis	26
Executive compensation	40
Interest of informed persons in material transactions	53
Other important information	53
How to request more information	54
Schedule A – Shareholders proposals	55
Schedule B – Statement of corporate governance practices	61
Schedule C – Board of Directors’ charter (including Board chair position description)	67
Schedule D – Chief Executive Officer position description	69

Letter from the Chair of the Board and the President and Chief Executive Officer

Dear Fellow Shareholders,

You are invited to attend BCE Inc.’s Annual General Shareholder Meeting for 2009. It will be held on Thursday, May 7, 2009 at 9:00 a.m. (Eastern time) at the Metro Toronto Convention Center, South Building, 222 Bremner Boulevard, Level 800, Exhibit Hall F, Toronto, Ontario. If you cannot attend the meeting in person, you can view a live webcast on our website at www.bce.ca.

As a shareholder, you have the right to vote your shares on all items that come before the meeting. You can vote your shares either by proxy or in person at the meeting.

This circular tells you about these items and how to exercise your right to vote. In this circular, you will also find information about the nominated directors, reports from the four standing committees of your Board, director and executive compensation, and eight shareholders proposals. At the meeting, we will also review our business operations and will be answering your questions.

In addition, we would like to recognize James Pattison, who is not standing for re-election as a director and will retire from the Board of Directors at our Annual General Shareholder Meeting on May 7, 2009 (AGM). Jim served your company admirably as a director and as a member of the Corporate Governance Committee, and we thank him for his dedication, wisdom and leadership throughout his more than four years of service to you. Three new director candidates have also been nominated for election to the Board at the AGM: Barry Allen, Robert Brown and Paul Weiss. Please refer to About the nominated directors for complete biographies of these distinguished nominees.

We look forward to seeing you at the meeting.

(signed) Thomas C. O’Neill Chair of the Board March 11, 2009	(signed) George Cope President and Chief Executive Officer

   BCE Inc. – 2009 Management Proxy Circular   3

Notice of 2009 annual general shareholder meeting

YOU ARE INVITED TO OUR ANNUAL GENERAL SHAREHOLDER MEETING

When

Thursday, May 7, 2009, 9:00 a.m. (Eastern time)

Where

Metro Toronto Convention Center, South Building, 222 Bremner Boulevard, Level 800, Exhibit Hall F, Toronto, Ontario

Webcast

A live webcast of the meeting will be available on our website at www.bce.ca.

What the meeting is about

We will be covering four items at the meeting:

1. receiving the financial statements for the year ended December 31, 2008, including the auditors’ report
2. electing directors who will serve until the end of the next annual shareholder meeting
3. appointing the auditors who will serve until the end of the next annual shareholder meeting
4. considering the shareholders proposals described in Schedule A.

The meeting may also consider other business that properly comes before it.

You have the right to vote

You are entitled to receive notice of and vote at our annual general shareholder meeting, or any adjournment, if you were a holder of common shares of the Corporation on March 19, 2009.

You have the right to vote your shares on items 2 to 4 listed above and any other items that may properly come before the meeting or any adjournment.

Your vote is important

As a shareholder, it is very important that you read this material carefully and then vote your shares, either by proxy or in person at the meeting.

The following pages tell you more about how to exercise your right to vote your shares.

Admission to meeting

You will need an admission ticket to enter the meeting. Your ticket will be provided to you upon registration on May 7, 2009.

By order of the Board,

(signed) Alain F. Dussault
Corporate Secretary

Montréal, Québec
March 11, 2009

4   BCE Inc. – 2009 Management Proxy Circular

Management proxy circular

In this document, you, your and shareholder refer to the common shareholders of BCE. We, us, our, Corporation, and BCE refer to BCE Inc., unless otherwise indicated. The information in this document is at March 11, 2009, unless otherwise indicated.

This management proxy circular (Circular) is for our annual general shareholder meeting on May 7, 2009 (meeting). As a shareholder, you have the right to vote your shares on electing directors, appointing the auditors, each of the shareholders proposals and any other items that may properly come before the meeting or any adjournment.

To help you make an informed decision, please read this Circular and our annual report for the year ended December 31, 2008 which you can access on our website at www.bce.ca or on SEDAR at www.sedar.com. This Circular tells you about the meeting, the nominated directors, the proposed auditors, the Board’s committees, our corporate governance practices, compensation of directors and officers and the shareholders proposals. The annual report gives you a review of our activities for the past year and includes a copy of our annual financial statements and the related management’s discussion and analysis of financial condition and results of operations (MD&A).

Your proxy is solicited by management. In addition to solicitation by mail, our employees or agents may solicit proxies by telephone or other ways at a nominal cost. We have retained Georgeson Shareholder Communications Canada Inc. (Georgeson) to solicit proxies for us in Canada and the United States at an estimated cost of $50,000. We pay the costs of these solicitations.

If you have any questions about any of the information in this document, please call Georgeson at 1-888-605-7634 for service in English or French.

APPROVAL OF THIS CIRCULAR

The Board of directors approved the contents of this Circular and authorized it to be sent to each shareholder who is eligible to receive notice of and vote his or her shares at the meeting, and to each director and to the auditors.

(signed) Alain F. Dussault
Corporate Secretary

Montréal, Québec
March 11, 2009

BCE Inc. – 2009 Management Proxy Circular   5

About voting your shares

Your vote is important – as a shareholder, it is very important that you read this information carefully and then vote your shares, either by proxy or in person at the meeting.

VOTING BY PROXY

This is the easiest way to vote. Voting by proxy means that you are giving the person or people named on your proxy form (proxyholder) the authority to vote your shares for you at the meeting or any adjournment. A proxy form is included in this package.

You can choose from five different ways to vote your shares by proxy:

1. by telephone
2. on the Internet
3. by mail
4. by fax
5. by appointing another person to go to the meeting and vote your shares for you.

The directors who are named on the proxy form will vote your shares for you, unless you appoint someone else to be your proxyholder. If you appoint someone else, he or she must be present at the meeting to vote your shares.

If you are voting your shares by proxy, our transfer agent, Computershare Trust Company of Canada (Computershare), or other agents we appoint, must receive your completed proxy form by 4:45 p.m. (Eastern time) on Wednesday, May 6, 2009.

Please follow the instructions below based on whether you are a registered or non-registered shareholder.

You are a registered shareholder

if your name appears on your share certificate. Your proxy form tells you whether you are a registered shareholder.

You are a non-registered (or beneficial) shareholder

if your bank, trust company, securities broker or other financial institution holds your shares for you (your nominee). For most of you, your proxy form tells you whether you are a non-registered (or beneficial) shareholder.

If you are not sure whether you are a registered or non-registered shareholder, please contact Computershare.

Computershare Trust Company of Canada
 100 University Avenue
9th Floor
Toronto, Ontario, Canada M5J 2Y1

Telephone
 1-800-561-0934 (toll free in Canada and the United States)
514-982-7555 (in the Montréal area or from outside Canada and the United States)

Fax
 1-888-453-0330 (toll free in Canada and the United States)
416-263-9394 (outside Canada and the United States)

E-mail
bce@computershare.com

HOW TO VOTE – REGISTERED SHAREHOLDERS

A. By proxy

1. By telephone

  Call 1-866-732-8683 (toll free in Canada and the United States) or 312-588-4290 (International Direct Dial) from a touch-tone phone and follow the instructions.

  You will need your (i) control number, (ii) holder account number and (iii) proxy access number. You will find these three numbers on the information sheet attached to your proxy form.

If you vote by telephone, you cannot appoint anyone other than the directors named on your proxy form as your proxyholder.

2. On the Internet

  Go to Computershare’s website at www.investorvote.com and follow the instructions on screen.

  You will need your (i) control number, (ii) holder account number and (iii) proxy access number. You will find these three numbers on the information sheet attached to your proxy form.

3. By mail

  Detach the proxy form from the information sheet, complete pages 1 and 2 of the proxy form, sign and date your proxy form, and return it in the envelope we have provided.

  Please see Completing the proxy form for more information.

6   BCE Inc. – 2009 Management Proxy Circular

About voting your shares

4. By fax

  Detach the proxy form from the information sheet, complete pages 1 and 2, sign and date your proxy form, and send both pages (in one transmission) by fax to 1-866-249-7775 (toll free in Canada and the United States) or 416-263-9524 (outside Canada and the United States).

  Please see Completing the proxy form for more information.

5. By appointing another person to go to the meeting and vote your shares for you

  This person does not have to be a shareholder.

  Strike out the four names that are printed on the proxy form and write the name of the person you are appointing in the space provided. Complete your voting instructions, date and sign the form, and return it to Computershare as instructed.

  Make sure that the person you appoint is aware that he or she has been appointed and attends the meeting.

  At the meeting, he or she should see a Computershare representative at one of their tables.

  Please see Completing the proxy form for more information.

B. In person at the meeting

You do not need to complete or return your proxy form.

You should see a Computershare representative before entering the meeting to register your attendance at the meeting.

Voting in person at the meeting will automatically cancel any proxy you completed and submitted earlier.

HOW TO VOTE – NON-REGISTERED SHAREHOLDERS

1. By proxy

  Your nominee is required to ask for your voting instructions before the meeting. Please contact your nominee if you did not receive a request for voting instructions or a proxy form in this package.

  In most cases, you will receive a voting instruction form that allows you to provide your voting instructions by telephone, on the Internet, by mail or by fax. If you want to provide your voting instructions on the Internet, go to Broadridge Financial Solutions, Inc.’s website at www.proxyvote.com and follow the instructions on screen. You will need your 12-digit control number, which you will find on your voting instruction form.

  Alternatively, you may be a non-registered shareholder who will receive from your nominee a voting instruction form which:
  – is to be completed and returned, as directed in the instructions provided OR
  – has been pre-authorized by your nominee indicating the number of shares to be voted, which is to be completed, dated, signed and returned to Computershare, by mail or fax.

2. In person at the meeting

  We do not have access to the names or holdings of our non-registered shareholders. That means you can only vote your shares in person at the meeting if you have previously appointed yourself as the proxyholder for your common shares by printing your name in the space provided on the voting instruction form and submitting it as directed on the form. Your voting instructions must be received in sufficient time to allow your voting instruction form to be forwarded to Computershare by 4:45 p.m. (Eastern time) on Wednesday, May 6, 2009.

  Your vote will be taken and counted at the meeting.

  Prior to the meeting, you should see a representative of Computershare at one of their tables.

BCE Inc. – 2009 Management Proxy Circular   7

About voting your shares

COMPLETING THE PROXY FORM

You can choose to vote “For,” “Against” or “Withhold,” depending on the items listed on the proxy form.

When you sign the proxy form, you authorize George A. Cope, Thomas C. O’ Neill, André Bérard or Donna Soble Kaufman, who are all directors, to vote your shares for you at the meeting according to your instructions. If you return your proxy form and do not tell us how you want to vote your shares, your vote will be counted:

  FOR electing the nominated directors who are listed in the Circular

  FOR appointing Deloitte & Touche LLP as auditors

  AGAINST Shareholder Proposal no. 1
  Cease and desist buying shares pursuant to the share buyback dated December 12, 2008

  AGAINST Shareholder Proposal no. 2
  Declaring as a special dividend an amount equal to the dividend of the BCE common shares that would have been paid in July and October 2008

  AGAINST Shareholder Proposal no. 3
  Missed dividend payments to shareholders for the periods of July 15, 2008 and October 15, 2008

  AGAINST Shareholder Proposal no. 4
  Cut Board of Directors, President and CEO, and Top Management salaries, bonuses, stock option benefits, other benefits and perks by 50% in 2009 and 2010, and cap them to a maximum of $500,000 per person, per year for 2009 and 2010

  AGAINST Shareholder Proposal no. 5
  Independence of compensation committee members and external compensation advisors

  FOR Shareholder Proposal no. 6
  Shareholder advisory vote on the executive compensation policy

  AGAINST Shareholder Proposal no. 7
  Female representation on board of directors

  AGAINST Shareholder Proposal no. 8
  Limit on the number of directorships

If you are appointing someone else to vote your shares for you at the meeting, strike out the four names of the directors and write the name of the person voting for you in the space provided. If you do not specify how you want your shares voted, your proxyholder will vote your shares as he or she sees fit on each item and on any other matter that may properly come before the meeting.

If you are an individual shareholder, you or your authorized attorney must sign the form. If you are a corporation or other legal entity, an authorized officer or attorney must sign the form.

If you need help completing your proxy form, please contact Georgeson at 1-888-605-7634 for service in English or in French.

CHANGING YOUR VOTE

You can revoke a vote you made by proxy by:

  voting again by telephone or on the Internet before 4:45 p.m. (Eastern time) on Wednesday, May 6, 2009 completing a proxy form that is dated later than the proxy form you are changing and mailing it or faxing it to Computershare so that it is received before 4:45 p.m. (Eastern time) on Wednesday, May 6, 2009 sending a notice in writing from you or your authorized attorney to our Corporate Secretary so that it is received before 4:45 p.m. (Eastern time) on Wednesday, May 6, 2009 giving a notice in writing from you or your authorized attorney to the Chair of the meeting, at the meeting or any adjournment.

How the votes are counted

You have one vote for each common share you hold on March 19, 2009. As at March 11, 2009, 783,417,981 common shares were entitled to be voted at the meeting.

The election of directors (subject to our majority voting guidelines – see What the meeting will cover – Electing directors), appointment of the auditors and each shareholder proposal will each be determined by a majority of votes cast at the meeting by proxy or in person.

Computershare counts and tabulates the votes. It does this independently of us to make sure that the votes of individual shareholders are confidential. Computershare refers proxy forms to us only when:

  it is clear that a shareholder wants to communicate with management the validity of the form is in question, or

  the law requires it.

8   BCE Inc. – 2009 Management Proxy Circular

About voting your shares

What the meeting will cover

Four items will be covered at the meeting:

  receiving our financial statements for the year ended December 31, 2008, including the auditors’ report electing directors who will serve until the end of the next annual shareholder meeting appointing the auditors who will serve until the end of the next annual shareholder meeting considering the shareholders proposals described in Schedule A.

The meeting may also consider other business that properly comes before it. As of the date of this Circular, management is not aware of any changes to these items, and does not expect any other items to be brought forward at the meeting. If there are changes or new items, your proxyholder can vote your shares on these items as he or she sees fit.

1. Receiving our financial statements

We will place before the meeting our financial statements, including the auditors’ report, for the year ended December 31, 2008. The financial statements are included in our 2008 annual report and were mailed to our shareholders. They can also be accessed on our website at www.bce.ca or on SEDAR at www.sedar.com.

2. Electing directors

You will be electing a board of directors (Board) of 13 members. Please see About the nominated directors for more information. Directors appointed at the meeting will serve until the end of the next annual shareholder meeting, or until their earlier resignation.

All of the individuals nominated for election as directors are currently members of the board and each was elected at our 2008 annual shareholder meeting held on February 17, 2009 by at least a majority of the votes cast, with the exception of Barry K. Allen, Robert E. Brown and Paul R. Weiss, who are new nominees.

Notwithstanding the Corporation’s By-Laws and the Canada Business Corporations Act (CBCA), pursuant to our guidelines with respect to election of directors, at any shareholders’ meeting at which directors are to be elected in an uncontested election (i.e., the election does not involve a proxy battle), if any director nominee receives a greater number of votes “withheld” from his or her election than votes “for” such election, then such director nominee must, no later than 10 days following the receipt of the audited and final scrutineer’s report relating to such meeting (vote results), submit to the Board his or her resignation letter, which will take effect only upon the acceptance of such resignation by the Board.

The Board, upon the recommendation of the Corporate Governance Committee (CGC) will, within 90 days following the public disclosure of the vote results, determine either to accept or not the subject director’s offer to resign, and the Board will cause the Corporation to promptly publicly disclose, via press release, the Board’s determination, including, in cases where the Board has determined not to accept the resignation, the reasons therefor. It is generally expected that the CGC will recommend that the Board accept such resignation, except in extraordinary circumstances.

If you do not specify how you want your shares voted, the directors named as proxyholders in the enclosed proxy form intend to cast the votes represented by proxy at the meeting FOR the election as directors of the nominated directors in this Circular.

3. Appointing the auditors

The Board, on the advice of the audit committee, recommends that Deloitte & Touche LLP be re-appointed as auditors. Deloitte & Touche LLP and its predecessors have been the auditors of the Corporation since it was created in 1983. The audit firm appointed at the meeting will serve until the end of the next annual shareholder meeting.

If you do not specify how you want your shares voted, the directors named as proxyholders in the enclosed proxy form intend to cast the votes represented by proxy at the meeting FOR the appointment of Deloitte & Touche LLP as auditors.

4. Considering the shareholders proposals

You will be voting on eight shareholders proposals that have been submitted for consideration at the meeting. These proposals are set out in Schedule A.

If you do not specify how you want your shares voted, the directors named as proxyholders in the enclosed proxy form intend to cast the votes represented by proxy at the meeting according to the Board’s recommendations as set out in Schedule A.

Other business

Following the conclusion of the formal business to be conducted at the meeting, we will:

  report on recent events that are significant to our business report on other items that are of interest to our shareholders invite questions and comments from shareholders.

If you are not a shareholder, you may be allowed into the meeting after speaking with a representative of Computershare and if the Chair of the meeting allows it.

BCE Inc. – 2009 Management Proxy Circular   9

About the nominated directors

The table below tells you about the people who have been nominated for election as directors and the voting securities that they own directly or indirectly. Generally, all non-management directors sit on at least one board committee. We have also included other directorships held by the nominated directors during the past five years with public companies that are currently listed on an exchange. Information with respect to other public board directorships is given as of March 11, 2009.

  CGC = Corporate Governance Committee

  MRCC = Management Resources and Compensation Committee

  PFC = Pension Fund Committee

For current committee memberships and current committee Chair persons, please refer to Committee reports.

Age: 60 Independent

Barry K. Allen Wisconsin, United States

SENIOR ADVISOR, PROVIDENCE EQUITY PARTNERS (SINCE SEPTEMBER 2007)

Mr. Allen is currently a Senior Advisor of Providence Equity Partners (a private equity firm focused on media, entertainment, communications and information investments). Prior to joining Providence in 2007, he was Executive Vice President of Operations of Qwest Communications International. Before his retirement from Qwest in June 2007, Mr. Allen was responsible for the company’s network and information technology operations. Prior to being named Executive Vice President of Operations in March 2004, he served as Qwest’s Executive Vice President of Operations and Chief Human Resources Officer. In addition, from January  2003 until the present, Mr. Allen has served as President of Allen Enterprises, a private equity investment and management company he founded. Mr. Allen holds a Bachelor of Arts from the University of Kentucky and an M.B.A. from Boston University.

Date joined Board & attendance during 2008			Ownership at March 11, 2009[1]		Total value of common shares/DSUs[2]
N/A	REGULARLY SCHEDULED	SPECIAL	10,000	BCE Inc. common shares	$249,800
	N/A	N/A

Other Public Board Directorships during the last five years		Committee memberships & attendance during 2008
PRESENT BOARDS				REGULARLY SCHEDULED	SPECIAL
Fiduciary Management, Inc.	1996 – present	N/A		N/A	N/A
Harley Davidson, Inc.	1992 – present

10   BCE Inc. – 2009 Management Proxy Circular

About the nominated directors

Age: 69 Independent

André Bérard, O.C. Québec, Canada

CORPORATE DIRECTOR (SINCE MARCH 2004)

Mr. Bérard was Chair of the Board of National Bank of Canada (chartered bank) from 2002 to March 2004, and Chair of the Board and Chief Executive Officer of National Bank of Canada from 1990 to March 2002. He holds a Fellows Diploma of the Institute of Canadian Bankers and was Chair of the Executive Council of the Canadian Bankers’ Association from 1986 to 1988. He was appointed an Officer of the Order of Canada in 1995.

Date joined Board & attendance during 2008			Ownership at March 11, 2009		Total value of common shares/DSUs
January 2003	REGULARLY SCHEDULED	SPECIAL	1,120	BCE Inc. common shares	$699,690
	5/8	20/21	26,890	BCE Inc. deferred share units

Other Public Board Directorships during the last five years		Committee memberships & attendance during 2008
PRESENT BOARDS				REGULARLY SCHEDULED	SPECIAL
Bombardier Inc.	2004 – present	Audit Committee		4/6	1/1
Groupe BMTC Inc.	2001 – present	CGC		3/3	1/1
Saputo Inc.	1997 – present
TransForce Inc.	2003 – present
PAST BOARDS
Kruger Inc.	2002 – 2005
LMS Medical Systems Ltd.	2004 – 2005
National Bank of Canada	1985 – 2004
Société financière Bourgie Inc.	1997 – 2005
Tembec Inc.	2006 – 2008
Vasogen Inc.	2000 – 2006

Age: 63 Independent

Ronald Alvin Brenneman [3] Alberta, Canada

PRESIDENT AND CHIEF EXECUTIVE OFFICER, PETRO-CANADA
(PETROLEUM COMPANY) (SINCE JANUARY 2000)

Before January 2000, Mr. Brenneman spent more than 30 years with Imperial Oil Limited and its parent company Exxon Corporation (both petroleum companies). He is a member of the board of the Canadian Council of Chief Executives. Mr. Brenneman holds a B. Sc (in chemical engineering) from the University of Toronto and a M. Sc (in control systems) from the University of Manchester.

Date joined Board & attendance during 2008			Ownership at March 11, 2009		Total value of common shares/DSUs
November 2003	REGULARLY SCHEDULED	SPECIAL	39,028	BCE Inc. common shares	$1,542,590
	7/8	14/21	22,725	BCE Inc. deferred share units

Other Public Board Directorships during the last five years		Committee memberships & attendance during 2008
PRESENT BOARDS				REGULARLY SCHEDULED	SPECIAL
Petro-Canada	2000 – present	MRCC		3/4	3/3
The Bank of Nova Scotia	2000 – present	PFC		4/4	1/1

BCE Inc. – 2009 Management Proxy Circular   11

About the nominated directors

Age: 64 Independent

Robert E. Brown [3], [4] & [5] Québec, Canada

PRESIDENT AND CHIEF EXECUTIVE OFFICER, CAE INC. (SINCE AUGUST 2004)

Mr. Brown is President and Chief Executive Officer of CAE Inc. (a provider of simulation and modelling technologies as well as an integrated training service for both civil aviation and defence customers). Mr. Brown is also Chairman of Groupe Aeroplan Inc. Prior to joining CAE Inc., Mr. Brown was Chairman of Air Canada from May 2003 to October 2004. Mr. Brown joined Bombardier Inc. in 1987 and was responsible for the Bombardier Aerospace sector from 1990 to 1999. He was President and Chief Executive Officer of Bombardier Inc. (aerospace, transportation and recreational products) from 1999 to 2002. Mr. Brown also held various senior positions in federal ministries with economic vocations, including the position of Associate Deputy Minister in the Department of Regional Industrial Expansion. Mr. Brown holds a Bachelor of Science Degree from the Royal Military College and attended the Advanced Management Program at the Harvard University Business School.

Date joined Board & attendance during 2008			Ownership at March 11, 2009		Total value of common shares/DSUs
N/A	REGULARLY SCHEDULED	SPECIAL	N/A		N/A
	N/A	N/A

Other Public Board Directorships during the last five years		Committee memberships & attendance during 2008
PRESENT BOARDS				REGULARLY SCHEDULED	SPECIAL
ACE Aviation Holdings Inc.	2004 – present	N/A		N/A	N/A
CAE Inc.	2004 – present
Groupe Aeroplan Inc. (Chair) and Aeroplan Holding GP Inc.	2005 – present
PAST BOARDS
Air Canada	2003 – 2004
Allen-Vanguard Corporation	2003 – 2005
CPVC Blackcomb Inc.	2006 – 2007
Jazz Air Income Fund (trustee)	2006 – 2008
Lyrtech, Inc.	2003 – 2004
Nortel Networks Corp. and Nortel Networks Ltd.	2000 – 2006

12   BCE Inc. – 2009 Management Proxy Circular

About the nominated directors

Age: 46 Not independent

George Cope [6] Ontario, Canada

PRESIDENT AND CHIEF EXECUTIVE OFFICER, BCE AND BELL CANADA (SINCE JULY 2008)

Serving the Canadian telecommunications industry for more than 20 years, Mr. Cope was President and Chief Executive Officer of national wireless carrier Clearnet Communications Inc. for 13 years before assuming the position of President and Chief Executive Officer of Telus Mobility in 2000. He joined Bell Canada in 2005 as President and Chief Operating Officer of Bell Canada, and was appointed President and Chief Executive Officer of BCE and Bell Canada in July 2008. Mr. Cope holds a B.Comm. (Honours) degree from the University of Western Ontario. He serves on the Advisory Board of the Richard Ivey School of Business at the University of Western Ontario.

Date joined Board & attendance during 2008			Ownership at March 11, 2009		Total value of common shares/DSUs
July 2008	REGULARLY SCHEDULED	SPECIAL[6]	132,956	BCE Inc. common shares	$3,902,226
	4/4	7/7	23,258	BCE Inc. deferred share units

Other Public Board Directorships during the last five years		Committee memberships & attendance during 2008
PRESENT BOARDS				REGULARLY SCHEDULED	SPECIAL
Bank of Montreal	2006 – present	N/A		N/A	N/A
Bell Aliant Regional Communications Income Fund	2008 – present
Nll Holdings, Inc.	2004 – present

Age: 70 Independent

Anthony Smithson Fell, O.C. [3] & [7] Alberta, Canada

CORPORATE DIRECTOR (SINCE JANUARY 2008)

Mr. Fell was Chairman of the Board of RBC Dominion Securities Limited (investment bank) from December 1999 to December 2007. Mr. Fell is also a director and Chair of the Board of Munich Reinsurance Company of Canada. He was also, until June 2005, Chairman of the University Health Network Trustees. He was appointed an Officer of the Order of Canada in 2001.

Date joined Board & attendance during 2008			Ownership at March 11, 2009		Total value of common shares/DSUs
January 2002	REGULARLY SCHEDULED	SPECIAL	91,500	BCE Inc. common shares	$2,990,456
	8/8	20/21	28,214	BCE Inc. deferred share units

Other Public Board Directorships during the last five years		Committee memberships & attendance during 2008
PRESENT BOARDS				REGULARLY SCHEDULED	SPECIAL
CAE Inc.	2000 – present	Audit Committee		6/6	1/1
Loblaw Companies Limited	2001 – present	MRCC		4/4	3/3

BCE Inc. – 2009 Management Proxy Circular   13

About the nominated directors

Age: 65 Independent

Donna Soble Kaufman Ontario, Canada

CORPORATE DIRECTOR (SINCE JULY 1997) AND LAWYER

Mrs. Kaufman is a former partner with Stikeman Elliott (international law firm), where she practised antitrust law. She has served on a number of boards since 1987, when she became a director, Chair of the Board and Chief Executive Officer of Selkirk Communications (diversified communications company). She is also a director of Historica (private sector-led education initiative to promote knowledge of Canadian history and heritage) and the Institute of Corporate Directors. She also serves on the Canadian Advisory Board of Catalyst (non-profit organization working to expand opportunities for women and business). In 2001, she was named a Fellow of the Institute of Corporate Directors.

Date joined Board & attendance during 2008			Ownership at March 11, 2009		Total value of common shares/DSUs
June 1998	REGULARLY SCHEDULED	SPECIAL	3,049	BCE Inc. common shares	$735,886
	8/8	21/21	26,410	BCE Inc. deferred share units

Other Public Board Directorships during the last five years		Committee memberships & attendance during 2008
PRESENT BOARDS				REGULARLY SCHEDULED	SPECIAL
TransAlta Corporation (Chair)	1989 – present	CGC (Chair)		3/3	1/1
PAST BOARDS
Hudson’s Bay Company	2000 – 2006
UPM-Kymmene Corporation (Finland)	2001 – 2004

Age: 62 Independent

Brian Michael Levitt Québec, Canada

PARTNER AND CO-CHAIR, OSLER, HOSKIN & HARCOURT LLP (LAW FIRM) (SINCE JANUARY 2001)

Mr. Levitt was Chairman of the Board of Domtar Inc. (a producer of specialty and fine papers) from 2004 until March 2007. Previously, he held a number of executive positions with Imasco Limited (consumer products and services company), including President and Chief Executive Officer from 1995 to 2000. He is also a director of the Montreal Museum of Fine Arts.

Date joined Board & attendance during 2008			Ownership at March 11, 2009		Total value of common shares/DSUs
May 1998	REGULARLY SCHEDULED	SPECIAL	2,573	BCE Inc. common shares	$1,286,545
	8/8	15/18*	48,930	BCE Inc. deferred share units

Other Public Board Directorships during the last five years		Committee memberships & attendance during 2008
PRESENT BOARDS				REGULARLY SCHEDULED	SPECIAL
Domtar Corporation	1997 – present	PFC		2/4	1/1
The Toronto-Dominion Bank	2008 – present
PAST BOARDS
Alcan Inc.	2001 – 2003
Cossette Communication Group Inc.	1999 – 2004

* During 2008, Mr. Levitt was recused from attending certain special Board meetings as a matter of prudent conflict management procedures in respect of his law firm’s representation of Telus Corporation during BCE’s strategic review process.

14   BCE Inc. – 2009 Management Proxy Circular

About the nominated directors

Age: 69 Independent

The Honourable Edward C. Lumley, P.C. [4] Ontario, Canada

VICE-CHAIRMAN, BMO NESBITT BURNS INC. (INVESTMENT BANK) (SINCE DECEMBER 1991)

From 1986 to 1991, Mr. Lumley served as Chair of Noranda Manufacturing Group Inc. From 1974 to 1984, he was a member of Parliament during which time he held various cabinet portfolios in the Government of Canada, including Minister of Industry, International Trade, Communications and Science and Technology.

Date joined Board & attendance during 2008			Ownership at March 11, 2009		Total value of common shares/DSUs
January 2003	REGULARLY SCHEDULED	SPECIAL	9,150	BCE Inc. common shares	$738,509
	8/8	20/21	20,414	BCE Inc. deferred share units

Other Public Board Directorships during the last five years		Committee memberships & attendance during 2008
PRESENT BOARDS				REGULARLY SCHEDULED	SPECIAL
Canadian National Railway Company	1996 – present	CGC		3/3	1/1
Dollar-Thrifty Automotive Group, Inc.	1997 – present
PAST BOARDS
Air Canada	1994 – 2004
Intier Automotive Inc.	2001 – 2005
Magna Entertainment Corp.	2000 – 2006
Magna International Inc.	1989 – 2008

Age: 64 Independent

Thomas Charles O’Neill, FCA [3] Ontario, Canada

CHAIR OF THE BOARD, BCE AND BELL CANADA (SINCE FEBRUARY 2009) AND CHARTERED ACCOUNTANT

Mr. O’Neill was Chief Executive Officer of PricewaterhouseCoopers Consulting (provider of management consulting and technology services) from January 2002 to May 2002 and then Chair of the Board from May 2002 to October 2002. Mr. O’Neill is a former Vice-Chair of the Board of Governors of Queen’s University and a past member of the Advisory Council of Queen’s University School of Business. Mr. O’Neill graduated from Queen’s University with a B.Comm. and is a chartered accountant. Mr. O’Neill received an Honorary LL.D. from Queen’s University and is a Fellow of the Institute of Corporate Directors.

Date joined Board & attendance during 2008			Ownership at March 11, 2009		Total value of common shares/DSUs
January 2003	REGULARLY SCHEDULED	SPECIAL	2,745	BCE Inc. common shares	$336,031
	8/8	19/21	10,707	BCE Inc. deferred share units

Other Public Board Directorships during the last five years		Committee memberships & attendance during 2008
PRESENT BOARDS				REGULARLY SCHEDULED	SPECIAL
Adecco S.A.	2004 – present	Audit Committee (Chair)		6/6	1/1
Loblaw Companies Limited	2003 – present
Nexen Inc.	2002 – present
The Bank of Nova Scotia	2008 – present
PAST BOARDS
Dofasco Inc.	2003 – 2006

BCE Inc. – 2009 Management Proxy Circular   15

About the nominated directors

Age: 70 Independent

Paul Mathias Tellier, P.C., C.C., Q.C. Québec, Canada

CORPORATE DIRECTOR (SINCE DECEMBER 2004)

Mr. Tellier was appointed, in February 2007, Chairman of the Board of GCT Global Container Terminals Inc. (wholly-owned by Ontario Teachers’ Pension Plan). He was President and Chief Executive Officer of Canadian National Railway Company from 1992 to 2002 and Bombardier Inc. from 2003 to December 2004. He is a director of the advisory board of General Motors of Canada (car manufacturer) and a director of McCain Foods Limited (food distribution, retail and production company). He was appointed Companion of the Order of Canada in 1992 and was awarded Honorary Doctorates from the following universities: Saint Mary’s University (Halifax), University of New Brunswick (Fredericton), McGill University (Montreal), University of Alberta (Edmonton) and University of Ottawa (Ottawa).

Date joined Board & attendance during 2008			Ownership at March 11, 2009		Total value of common shares/DSUs
April 1999	REGULARLY SCHEDULED	SPECIAL	1,555	BCE Inc. common shares	$1,297,536
	7/8	21/21	50,388	BCE Inc. deferred share units

Other Public Board Directorships during the last five years		Committee memberships & attendance during 2008
PRESENT BOARDS				REGULARLY SCHEDULED	SPECIAL
Rio Tinto PLC	2007 – present	PFC		3/4	1/1
Rio Tinto Limited	2007 – present	MRCC (Chair)*		N/A	N/A
PAST BOARDS
Alcan Inc.	1998 – 2007
Bombardier Inc.	1997 – 2004
Canfor Corporation	2006 – 2008

* Through December 2, 2008, Mr. R.J. Currie served as Chair of the MRCC and effective as of December 3, 2008, Mr. P.M. Tellier joined such committee and became its Chair, and Mr. Currie resigned from such committee. As of February 17, 2009, Mr. Currie retired from the Board.

Age: 61 Independent

Paul Raymond Weiss, FCA Ontario, Canada

CORPORATE DIRECTOR (SINCE APRIL 2008)

Mr. Weiss was a partner of KPMG LLP (accounting and audit firm) from 1977 until 2008. Mr. Weiss has acted as audit engagement partner or as senior relationship partner on behalf of KPMG for numerous private and public companies, both Canadian and U.S. Securities and Exchange Commission registrants. He was managing partner of KPMG’s Canadian audit practice from 2000 to 2007 and was a member of the Canadian firm’s management committee from 1995 to 2007. He is a director of the Empire Life Insurance Company and E-L Financial Services Limited. Mr. Weiss holds a Bachelor of Commerce from Carleton University and has been an Instructor at the Institute of Corporate Directors/Rotman Directors Education Program – Role and Responsibilities of Audit Committees since the inception of the program.

	Date joined Board & attendance during 2008			Ownership at March 11, 2009		Total value of common shares/DSUs
	N/A	REGULARLY SCHEDULED	SPECIAL	500	BCE Inc. common shares	$12,490
		N/A	N/A

Other Public Board Directorships during the last five years			Committee memberships & attendance during 2008
					REGULARLY SCHEDULED	SPECIAL
N/A			N/A		N/A	N/A

16   BCE Inc. – 2009 Management Proxy Circular

About the nominated directors

Age: 64 Independent

Victor Leyland Young, O.C. Newfoundland and Labrador, Canada

CORPORATE DIRECTOR (SINCE MAY 2001)

Mr. Young was Chairman and Chief Executive Officer of Fishery Products International Inc. (vertically integrated seafood company) from 1984 to 2001. He is also a director of RBC Dexia Investor Services Trust (institutional investor services company) and McCain Foods Limited (food distribution, retail and production company). In 1996, he was appointed an Officer of the Order of Canada and was awarded an Honorary Doctorate from Memorial University in Newfoundland and Labrador. In 2007, he was named a Fellow of the Institute of Corporate Directors.

Date joined Board & attendance during 2008			Ownership at March 11, 2009		Total value of common shares/DSUs
May 1995	REGULARLY SCHEDULED	SPECIAL	6,067	BCE Inc. common shares	$606,989
	8/8	21/21	18,232	BCE Inc. deferred share units

Other Public Board Directorships during the last five years		Committee memberships & attendance during 2008
PRESENT BOARDS				REGULARLY SCHEDULED	SPECIAL
Imperial Oil Limited	2002 – present	Audit Committee		6/6	1/1
Royal Bank of Canada	1991 – present	PFC		4/4	1/1
Bell Aliant Regional Communications Income Fund (before July 2006, member of the board of Aliant Inc.)	2002 – present

[1]

Given that Bell Aliant Regional Communications Income Fund is not a subsidiary of BCE pursuant to the definition of the Canada Business Corporations Act, ownership by our directors in Bell Aliant Regional Communications Income Fund has not been included.

[2]

The “Total value of common shares/DSUs” is determined by multiplying the number of common shares and deferred share units of BCE held by each nominee as of March 11, 2009 by the closing price of BCE’s common shares on the Toronto Stock Exchange as of the close of business on March 11, 2009, being $24.98.

[3]

Mr. Brown and Mr. Fell both serve as directors of CAE Inc. Mr. Brenneman and Mr. O’Neill both serve as directors of The Bank of Nova Scotia. Mr. Fell and Mr. O’Neill both serve as directors of Loblaw Companies Limited.

[4]	Mr. Brown and Mr. Lumley were both directors of Air Canada until October 2004. Air Canada filed for court protection under insolvency statutes on April 1, 2003.
[5]

Mr. Brown was also a director of Nortel Networks Corp. when, on or about May 31, 2004, cease trade orders were issued against directors, officers and certain other current and former employees of Nortel Networks Corp. and Nortel Networks Ltd. (collectively, “Nortel Networks”). The management cease trade orders were imposed in response to the failure by Nortel Networks to file certain financial statements with the Canadian securities regulators.

[6]

Mr. Cope was appointed to the Board and replaced Mr. Sabia as President and Chief Executive Officer of BCE and Bell Canada, effective upon Mr. Sabia’s resignation from those positions on July 11, 2008. Mr. Cope was subsequently elected as a director at the 2008 annual shareholder meeting held on February 17, 2009.

[7]	Mr. Fell was a director of Teleglobe Inc. until April 2002. Teleglobe Inc. filed for court protection under insolvency statutes on May 15, 2002.

SHAREHOLDINGS OF NOMINATED DIRECTORS AS AT MARCH 11, 2009:

  Total common shares held by nominated directors: 300,243 common shares.

  Total number of deferred share units held by nominated directors: 276,168 deferred share units.

  Total value of common shares and deferred share units held by nominated directors: $14,398,747 (based on the closing price of common shares on the Toronto Stock Exchange as of the close of business on March 11, 2009 ($24.98 per share)).

BCE Inc. – 2009 Management Proxy Circular   17

Committee reports

This section includes reports from each of the Board’s four standing committees and tells you about their members, responsibilities and activities in the past year.

AUDIT COMMITTEE REPORT

As a public company, we are required by law to have an audit committee. The responsibilities of the audit committee are set forth in its written charter which is available in the governance section of our website at www.bce.ca.

This report tells you how the audit committee is managed and our process for complying with applicable laws and regulations.

See Schedule 1 – Audit Committee Information in our annual information form dated March 11, 2009 for more information about the audit committee, including the audit committee’s charter, information about independence, financial literacy, relevant education and experience of audit committee members, as well as audit committee policies and procedures for engaging the external auditors.

ABOUT THE AUDIT COMMITTEE

During 2008, the audit committee was made up of five independent directors: Mr. T.C. O’Neill (Chair), Mr. A. Bérard, Mr. A.S. Fell, Ms. J. Maxwell (who retired from the board on February 17, 2009), and Mr. V.L. Young. Effective as at February 17, 2009, Mr. O’Neill was also appointed Chair of the Board and, as of such date, the audit committee is made up of four independent directors: Mr. T.C. O’Neill (Chair), Mr. A. Bérard, Mr. A.S. Fell and Mr. V.L. Young.

The audit committee communicates regularly and directly with management and the internal and external auditors. The audit committee held six regularly scheduled meetings and one special meeting in 2008. Time is set aside at each regularly scheduled committee meeting for the committee members to meet without management, and without the internal and external auditors, and to meet separately with each of management and the internal and external auditors.

The audit committee continued to focus on three key areas in 2008:

  assessing the appropriateness of our financial reporting

  reviewing the adequacy of policies and processes for internal control over financial reporting, risk management and compliance with laws and regulations that apply to us, including oversight of our compliance with our code of business conduct and environmental policy, and overseeing all aspects of the internal and external audit functions.

Since the Corporation has securities registered in the United States, we are subject to the provisions of the Sarbanes-Oxley Act and related rules and regulations of the U.S. Securities and Exchange Commission (SEC) (related SEC rules). In addition, since our common shares are listed on the New York Stock Exchange (NYSE), we follow certain NYSE corporate governance rules (NYSE rules). The Canadian Securities Administrators (CSA) have rules relating to audit committees and certification of financial information (Canadian Financial rules) with which we must also comply.

Members’ financial literacy, expertise and simultaneous service

Under the Sarbanes-Oxley Act and related SEC rules, the Corporation is required to disclose whether its audit committee members include at least one “audit committee financial expert,” as defined by these rules. In addition, the Canadian Financial rules and the NYSE rules followed by the Corporation require that all audit committee members be financially literate.

The Board has determined that all the members of the audit committee during 2008 were, and all current members of the audit committee are, financially literate. In respect of the current audit committee members, as well as members during 2008, the Board determined that at least one of the members of the audit committee, being the Chair of the audit committee, Mr. T.C. O’Neill, is qualified as an “audit committee financial expert.” Please see Schedule B – Statement of corporate governance practices in this Circular, for the relevant education and experience of all our audit committee members.

The NYSE rules followed by the Corporation require that if an audit committee member serves simultaneously on the audit committee of more than three public companies, the Board must determine and disclose that this simultaneous service does not impair the ability of the member to effectively serve on the audit committee.

In addition to serving on the Corporation’s audit committee, the following members of the audit committee during 2008 served on the audit committees of the following public companies: Mr. Bérard – Bombardier Inc., Groupe BMTC Inc. and TransForce Inc. and Mr. O’Neill – Nexen Inc., Adecco, S.A., Loblaw Companies Limited and The Bank of Nova Scotia. The Board has carefully reviewed the audit committee service of each of Mr. Bérard and Mr. O’Neill and has concluded in each case that these other activities did not during 2008 and do not currently impair their ability to effectively serve on the audit committee. This conclusion is based on the following:

  each is retired and is not involved in professional activities other than sitting on various public company boards of directors and audit committees each has extensive accounting and financial knowledge and experience, which serves the best interests of the Corporation each makes valuable contributions to the Corporation’s audit committee.

18   BCE Inc. – 2009 Management Proxy Circular

Committee reports

FINANCIAL REPORTING

The audit committee meets to review the following documents with management and the external auditors and recommends them to the Board for approval:

  our annual and quarterly interim financial statements

  the related management’s discussion and analysis of financial condition and results of operations (MD&A)

  our annual report on Form 40-F for U.S. purposes

  our annual information form (AIF)

  our earnings press releases, and

  our Safe Harbour Notice concerning Forward-Looking Statements.

This review is to provide reasonable assurance that:

  the Corporation’s financial reporting is complete and fairly presented in all material respects the accounting standards used to prepare our financial statements are appropriate, in particular, where judgments, estimates, risks and uncertainties are involved, and we have provided adequate disclosure of material issues.

The audit committee also reviews new legal and regulatory initiatives that apply to us and the adoption and disclosure of new accounting standards. It also assesses the potential impact of choosing between accounting alternatives, when appropriate.

DISCLOSURE CONTROLS & PROCEDURES

The audit committee is responsible for overseeing management’s assessment of disclosure controls and procedures, related certifications provided by the President and Chief Executive Officer (CEO) and the Executive Vice President and Chief Financial Officer (CFO) and any related disclosures that may result from management’s assessment.

Under the Sarbanes-Oxley Act and related SEC rules, and Canadian Financial rules, the Corporation is required to establish and maintain disclosure controls and procedures to ensure that the information we publicly disclose is accurately recorded, processed, summarized and reported on a timely basis. The Board has approved guidelines outlining the Corporation’s disclosure controls and procedures, as well as a written charter outlining the responsibilities, membership and procedures of the disclosure and compliance committee. This committee consists of officers and other key employees responsible for overseeing the accuracy and timeliness of the Corporation’s disclosure documents.

As part of our disclosure controls and procedures, we have established a comprehensive process to support the annual certifications required under the Sarbanes-Oxley Act and related SEC rules, and to support the annual and quarterly certifications required under the Canadian Financial rules. Among other things, these certifications by the CEO and the CFO state that:

  they are responsible for establishing and maintaining the Corporation’s disclosure controls and procedures they have evaluated the effectiveness of these disclosure controls and procedures the Corporation’s financial statements, related MD&A and the AIF do not contain any untrue statement of a material fact, and the Corporation’s financial statements and other financial information fairly present in all material respects the Corporation’s financial condition, results of operation and cash flows.

INTERNAL CONTROL OVER FINANCIAL REPORTING

The audit committee is responsible for overseeing management’s assessment of internal control over financial reporting (ICFR), related certifications provided by the CEO and the CFO and any related disclosures that may result from management’s assessment.

Management has established a comprehensive process to document ICFR and evaluate the effectiveness of such controls in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and related SEC rules and Canadian Financial rules. Management has prepared a report on the effectiveness of ICFR as of December 31, 2008, which is filed as part of the annual report. This management report contains:

  a statement of management’s responsibilities for establishing and maintaining adequate ICFR a description of the framework used to evaluate, and management’s assessment of, the effectiveness of the Corporation’s ICFR, and a statement that the external auditors have issued an unqualified opinion on the effectiveness of the Corporation’s ICFR.

Regulations also require that the CEO and CFO in separate individual certificates attest as to the Corporation’s ICFR. The CEO and CFO have certified that they have disclosed to the external auditors and the audit committee based on their most recent evaluation of ICFR:

  all significant deficiencies and material weaknesses, if any, in the design or operation of ICFR which are reasonably likely to adversely affect the Corporation’s ability to record, process, summarize and report financial information, and any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation’s ICFR.

The audit committee met with management, our internal auditor and the external auditors, Deloitte & Touche LLP, over the course of 2008 to receive status reports on management’s documentation and assessment process. Management and the CEO and CFO provided the audit committee with their report on their review of the design and operating effectiveness of ICFR as at December 31, 2008. No material weakness in the design or operation of ICFR was noted.

The audit committee will continue to regularly monitor management’s evaluation process and our compliance with ICFR processes throughout 2009.

BCE Inc. – 2009 Management Proxy Circular   19

Committee reports

Complaint procedures for accounting and auditing matters

The audit committee established procedures for receiving, filing and handling complaints that the Corporation or any of its subsidiaries might receive about:

  accounting, internal accounting control or auditing matters evidence of an activity that may constitute corporate fraud, violation of federal or provincial laws, or misappropriation of property that belongs to the Corporation or any of its subsidiaries, if such activity is deemed material by the Executive Vice President and Chief Legal & Regulatory Officer.

The audit committee has also established “whistleblowing” procedures for confidentially and anonymously submitting concerns from employees about questionable accounting or auditing matters. Our employees have several means of communication available to them, such as an Employee Help Line which can be accessed either by telephone or online on a completely anonymous and confidential 24/7 basis, e-mail and regular mail.

AUDIT FUNCTION

External auditors

The audit committee is responsible for recommending to the Board the appointment of the external auditors and their compensation. The audit committee is directly responsible for:

  evaluating the external auditors to make sure that they fulfill their responsibilities. The audit committee reviews the external auditors’ performance against auditing standards, as well as its qualifications, independence, internal quality control procedures, audit plans and fees, and assessing the adequacy of the auditor independence policy and approving recommendations for changes to, and monitoring compliance with, the policy. This includes the process for approving in advance all audit and other services to be provided by the external auditors.

Auditor independence policy

Our Auditor Independence Policy is a comprehensive policy governing all aspects of our relationship with the external auditors, including:

  establishing a process for determining whether various audit and other services provided by the external auditors affect their independence identifying the services that the external auditors may and may not provide to the Corporation and its subsidiaries pre-approving all services to be provided by the external auditors of the Corporation and its subsidiaries, and establishing a process outlining procedures when hiring current or former personnel of the external auditors in a financial oversight role to ensure auditor independence is maintained.

External auditors’ fees

The table below shows the fees that Deloitte & Touche LLP billed to the Corporation and its subsidiaries for various services in each of the past two fiscal years. Fees for audit services decreased in 2008 primarily due to an increased efficiency in audit procedures as a result of the leveraging of audit work on ICFR.

	2008		2007
	(IN $ MILLIONS)		(IN $ MILLIONS)

Audit fees [1]	8.4		16.2
Audit-related fees [2]	3.2		3.8
Tax fees [3]	0.8		0.8
All other fees [4]	0.3		–

Total	12.7	[5]	20.8	[5]

[1]	These fees include professional services provided by the external auditors for statutory audits of the annual financial statements, the audit of the effectiveness of ICFR, the review of the interim financial statements, the review of financial accounting and reporting matters, other regulatory audits and filings and translation services.

[2]	These fees relate to the review of securities offering documents, non-statutory audits, due diligence, pension plan audits and the review of financial accounting and reporting matters.
[3]	These fees include professional services for tax compliance, tax advice and assistance with tax audits and appeals.
[4]	These fees include any other fees for permitted services not included in any of the above-stated categories.
[5]	The amounts of $12.7 million for 2008 and $20.8 million for 2007 reflect fees billed in those fiscal years without taking into account the year to which those services relate. Total fees for services provided for each fiscal year amounted to $11.9 million in 2008 and $14.3 million in 2007.

Internal auditor

The audit committee also oversees the internal audit function. This includes:

  overseeing internal audit plans, staffing and budgets

  evaluating the responsibilities and performance of the internal auditor, and reviewing periodic internal audit reports and corrective actions being taken.

The Senior Director, Audit and Risk Management reports directly to the Chair of the audit committee.

RISK MANAGEMENT

The audit committee also reviews, monitors, reports and, where appropriate, provides recommendations to the Board regarding:

  our processes for identifying, assessing and managing risk, and our major financial risk exposures and the steps we take to monitor and control such exposures.

20   BCE Inc. – 2009 Management Proxy Circular

Committee reports

OTHER

The audit committee also reviews our compliance with respect to our environmental policies and carries out an annual evaluation of its performance with the CGC, including a review of the adequacy of its charter.

Finally, the audit committee reports regularly to the Board on its activities.

Report presented March 11, 2009 by:

T.C. O’Neill, Chair
A. Bérard
A.S. Fell
V.L. Young

CORPORATE GOVERNANCE COMMITTEE REPORT

The responsibilities of the Corporate Governance Committee (CGC) are set forth in its written charter which is available in the governance section of our website at www.bce.ca.

This report describes how the CGC is managed and how it ensures that we maintain the highest standards of corporate governance to meet, and in some cases exceed, laws, regulations and other corporate governance initiatives that apply to us.

ABOUT THE CORPORATE GOVERNANCE COMMITTEE

During 2008, the CGC was made up of five independent directors: Mrs. D. Soble Kaufman (Chair), Mr. A. Bérard, the Honourable E.C. Lumley, Mr. J.H. McArthur (who retired from the Board on February 17, 2009) and Mr. J.A. Pattison. As of February 17, 2009, the CGC is made up of four independent directors: Mrs. D. Soble Kaufman (Chair), Mr. A. Bérard, the Honourable E.C. Lumley and Mr. J.A. Pattison, who is not standing for re-election to the Board.

The CGC held three regularly scheduled meetings and one special meeting in 2008. The CGC communicates regularly and directly with the officers. Time is set aside at each regularly scheduled meeting for the committee members to meet without management.

Under its charter, the CGC reviewed and reported, or made recommendations, to the Board on the following matters in 2008 and up to the date of this Circular:

  the size and composition of the Board to ensure that the Board and its committees continue to benefit from the range of skills, expertise and experience needed to function effectively and for sound succession planning the independence of directors and our director independence standards; these standards are available in the governance section of our website at www.bce.ca the financial literacy and expertise of the members of the audit committee the consideration of existing and new board interlocks and of the possible effect of any change in a director’s external directorships or principal occupation on such director’s suitability to continue to serve as a director the nominees for director who will stand for election at the meeting the annual review of the effectiveness of the Board and of its committees and the assessment of the performance of each director and of the Board, the Board Chair, Board committees and each committee Chair the directors’ attendance record

  the annual review of the adequacy and form of non-management directors’ compensation for serving on the Board and its committees, including the requirement for minimum share ownership, to ensure that it continues to be appropriate how we align with the corporate governance guidelines of the CSA National Instrument 58-101 – Disclosure of Corporate Governance Practices (Canadian Governance rules), NYSE rules, the Sarbanes-Oxley Act and other corporate governance initiatives the Board’s statement of corporate governance principles and guidelines, including the majority voting guidelines for the election of directors the manner in which our shareholders will exercise their voting rights at the meeting the 2010 Vancouver Olympics marketing inititatives, and

  the Bell Community Investment Program.

The Community Investment Program provides support to registered charitable organizations and their initiatives taking place in Canada with the focus on the health, well-being, safety, security and education of children or youth living within Canada so they may reach their full potential.

The CGC also carries out an annual evaluation of its performance with the Board, and reviews annually the adequacy of the charter of the Board, the charter of the CGC and the respective charters of each other committee of the Board.

The Statement on our Corporate Governance Practices can be found at Schedule B of this Circular.

Finally, the CGC reports regularly to the Board on its activities.

Report presented March 11, 2009 by:

D. Soble Kaufman, Chair
A. Bérard
The Honourable E.C. Lumley
J.A. Pattison

BCE Inc. – 2009 Management Proxy Circular   21

Committee reports

PENSION FUND COMMITTEE REPORT

The responsibilities of the Pension Fund Committee (PFC) are set forth in its written charter which is available in the governance section of our website at www.bce.ca.

A pension fund committee is not required under the Sarbanes-Oxley Act, the related SEC rules, the NYSE rules, the Canadian Financial rules or Canadian Governance rules. However, the Board believes that the PFC further enhances our corporate governance practices.

This report tells you how the PFC is managed and how it makes sure that the pension plans, pension funds and master fund are properly managed.

ABOUT THE PENSION FUND COMMITTEE

During 2008, the PFC was made up of five independent directors: Mr. R.C. Pozen (Chair), Mr. R.A. Brenneman, Mr. B.M. Levitt, Mr. P.M. Tellier and Mr. V.L. Young. Mr. Pozen retired from the Board and the PFC on February 17, 2009. As of February 17, 2009, the PFC is made up of four independent directors: Mr. R.A. Brenneman, Mr. B.M. Levitt, Mr. P.M. Tellier and Mr. V.L. Young. The PFC held four regularly scheduled meetings and one special meeting in 2008. The PFC communicates regularly and directly with the officers. Time is set aside at each regularly scheduled committee meeting for the committee members to meet without management.

The PFC advises the Board on policies relating to the administration, funding and investment of the pension plans, pension funds and master fund. For the defined benefit component, the master fund is a unitized pooled fund that the Corporation sponsors for the collective investment of its pension fund and the pension funds of its participating subsidiaries. For the defined contribution component, various investment options are offered through a multi-manager structure.

Under its charter, the PFC focused on the following key areas in 2008:

  monitoring the performance of the pension funds

  thoroughly reviewing and monitoring fund performance and the applicable statements of investment policies and procedures and in particular, revising investment parameters such as those applying to money market asset class, and foreign currency hedging, and reviewing the financial situation of BCE’s and Bell Canada’s applicable pension plans including the potential impact of the proposed changes to the actuarial standards, the difficult equity market situation and the variation in the applicable long-term discount rates and the ensuing required funding of the applicable pension plan.

The PFC also reviewed and reported, or made recommendations, to the Board on the following key items in 2008 and up to the date of this Circular:

  the overall structure of the investment process, including the periodic review of the performance of applicable investment managers, and the review of the operating systems (including control systems and procedures for supervising and monitoring the operating systems) in place for carrying out our responsibilities as employer and administrator of the pension plans, pension funds and master fund.

The PFC also carries out an annual evaluation of its performance with the CGC, including the review of the adequacy of its charter.

Finally, the PFC reports regularly to the Board on its activities.

Report presented March 11 , 2009 by:

V.L. Young, Acting Chair
R.A. Brenneman
B.M. Levitt
P.M. Tellier

22   BCE Inc. – 2009 Management Proxy Circular

Committee reports

MANAGEMENT RESOURCES AND COMPENSATION COMMITTEE REPORT

The responsibilities of the Management Resources and Compensation Committee (MRCC) are set forth in its written charter which is available in the governance section of our website at www.bce.ca.

This report tells you how the MRCC is managed, what its responsibilities and powers are and how it makes sure that BCE’s strategies for management resources in general, and executive compensation in particular, are consistent with its business plan.

Please refer to Compensation discussion & analysis for a description of how certain executive officers are compensated and the process by which such compensation of officers in general is determined.

ABOUT THE MANAGEMENT RESOURCES AND COMPENSATION COMMITTEE

During 2008, the MRCC was made up of five independent directors: Mr. R.J. Currie (Chair), Mr. R.A. Brenneman, Mr. A.S. Fell, Mr. J.H. McArthur and Mr. R.C. Pozen. Through December 2, 2008, Mr. R.J. Currie served as Chair of the MRCC and effective as of December 3, 2008, Mr. P.M. Tellier was appointed as a member and Chair of the MRCC, and Mr. Currie resigned from such committee. Mr. Pozen and Mr. McArthur retired from the Board and the MRCC on February 17, 2009. As of February 17, 2009, the MRCC is made up of three independent directors: Mr. P.M. Tellier (Chair), Mr. R.A. Brenneman and Mr. A.S. Fell. The MRCC held four regularly scheduled meetings and three special meetings in 2008. Time is set aside at each regularly scheduled committee meeting for the committee members to meet without management.

Under its charter, the MRCC reviewed and reported, or made recommendations, to the Board on the following items in 2008 and up to the date of this Circular:

  the appointment or resignation of officers and the terms of these changes to ensure that they are appropriate in relation to both external and internal benchmarks the review of proposed major changes in organization or personnel with the President and CEO the review of the President and CEO’s performance and recommendation for approval by the independent directors of the Board of the terms of his compensation the review with the President and CEO of the performance of the other officers and the terms of their compensation the review with the President and CEO of the Bell group’s management resources and plans for ensuring appropriate succession to officers and other senior management personnel the review of the appropriateness as well as significant design changes to perquisites and benefit plans (excluding pension plans which are overseen by the PFC, see Pension fund committee report)

  the administration of benefit plans under the MRCC’s authority including a review of new legislative or regulatory requirements and the impact of various transactions or corporate reorganizations, contemplated or otherwise, on such plans the market benchmarking of the share ownership requirements and the monitoring of interim measures for executives to ensure such share ownership requirements are met the review of the executive compensation policy, as further detailed under Compensation discussion & analysis the review of this report of the MRCC and the Compensation discussion & analysis, and the review of health and safety procedures and compliance with respect to the health and safety policies.

The MRCC also carries out an annual evaluation of its performance with the CGC, including the review of the adequacy of its charter. Finally, the MRCC reports regularly to the Board on its activities.

INDEPENDENT ADVICE

Please refer to Compensation discussion & analysis for a description of fees paid to external independent compensation advisors in 2008.

Report presented March 11, 2009 by:

P.M. Tellier, Chair
R.A. Brenneman
A.S. Fell

BCE Inc. – 2009 Management Proxy Circular   23

Directors’ compensation

COMPENSATION TABLE

The following table provides details of the compensation provided to the non-management directors of the Corporation for the financial year ended on December 31, 2008.

				FEES EARNED
				($)

		ANNUAL FLAT FEE		OTHER COMMITTEE FEES		ALL OTHER COMPENSATION ($)		TOTAL ($)

NAME	COMMITTEE MEMBERSHIPS		[1]		[2]		[3]

A. Bérard	Audit, CGC	150,000		150,000		18,718		318,718
R.A. Brenneman	MRCC, PFC	150,000		–		15,766		165,766
R.J. Currie[4]	Chair of the Board, MRCC (Chair)[5]	300,000		–		22,814		322,814
A.S. Fell	Audit, MRCC	150,000		–		19,656		169,656
D.S. Kaufman	CGC (Chair)	150,000		300,000		18,549		468,549
B.M. Levitt	PFC	150,000		–		34,339		184,339
E.C. Lumley	CGC	150,000		–		14,128		164,128
J. Maxwell[4]	Audit	150,000		–		13,075		163,075
J.H. McArthur[4]	CGC, MRCC	183,690	[6]	–		33,025		216,715
T.C. O’Neill	Audit (Chair)	225,000		150,000		7,589		382,589
J.A. Pattison[7]	CGC	150,000		50,000		9,666		209,666
R.C. Pozen[4]	PFC (Chair), MRCC	183,690	[6]	–		28,013		211,703
P.M. Tellier	PFC, MRCC (Chair)[5]	150,000		–		35,373		185,373
V.L. Young	Audit, PFC	150,000		–		12,837		162,837

[1]	Pursuant to the annual fees established for 2008, non-management directors (other than the Chair of the Board and the Chair of the audit committee) who live in Canada received an annual flat fee of $150,000, two non-management directors who live outside of Canada received an annual flat fee of US$150,000, the Chair of the Board received an annual flat fee of $300,000 and the Chair of the audit committee received an annual flat fee of $225,000.

[2]	The amounts included under “Other Committee Fees” for Mr. Bérard, Ms. Kaufman, Mr. O’Neil and Mr. Pattison represents fees paid in 2008 in connection with their membership on the Strategic Oversight Committee formed in 2007 in connection with BCE’s strategic review process and proposed privatization. This committee was dissolved on December 12, 2008.

[3]	Value of dividend equivalent in the form of additional deferred share units which are equal in value to the dividends paid on BCE common shares in 2008. See Directors’ share unit plan.
[4]	Retired from the Board and ceased to be a director of the Corporation on February 17, 2009.
[5]	Through December 2, 2008, Mr. R.J. Currie served as Chair of the MRCC and effective as of December 3, 2008, Mr. P.M. Tellier joined such committee and became its Chair, and Mr. Currie resigned from such committee.

[6]	Mr. McArthur and Mr. Pozen each received an annual flat fee of US$150,000 as they were directors living outside of Canada who were members of the Board when the annual flat fee arrangement was approved in November 2002. This fee has been converted to Canadian dollars using the Bank of Canada’s daily noon exchange rate on December 31, 2008 (US$1.00/CDN$ 1.2246).

[7]	Mr. J.A. Pattison is not standing for re-election to the Board and his term as director will therefore expire at the end of the shareholder meeting on May 7, 2009.

Narrative discussion

In designing a compensation program for non-management directors, the objective is to ensure that the Corporation attracts and retains highly qualified, committed and talented members of the Board, with an extensive and relevant breadth of experience, as well as to align the interests of directors with those of its shareholders.

The Board sets the compensation of non-management directors based on the Corporate Governance Committee’s recommendations. The Corporate Governance Committee regularly reviews the compensation of non-management directors and recommends to the Board such adjustments as it considers appropriate and necessary to recognize the workload, time commitment and responsibility of the Board and committee members and to remain competitive with director compensation trends in North America. Any director who is also an employee of the Corporation or any of its subsidiaries does not receive any compensation as a director.

In 2006, the Corporate Governance Committee adopted parameters for the setting of non-management director remuneration which were based on a comparator group substantially the same as the applicable publicly traded companies included in the peer group of comparator companies (Canadian and U.S.) that was used by the MRCC to benchmark its executive compensation policy. Within such comparator group, the total compensation of non-management directors was positioned at the same level as our executive compensation.

24   BCE Inc. – 2009 Management Proxy Circular

Directors’ compensation

Annual compensation

Directors receive an annual flat fee and do not receive additional retainers or attendance fees in respect of their service as directors and as members of any of the Board’s standing committees. The annual fee for each position is paid on a quarterly basis. The annual fees established for 2008 are set out in the table above. Since the adoption of the annual flat fee policy for directors’ compensation in 2002, directors were entitled in each year (other than 2008) to elect to receive their annual fees in cash or in the form of deferred share units (see Directors’ share unit plan).

Directors are also reimbursed for transportation and other expenses incurred for attendance at Board and committee meetings.

Directors’ share unit plan

In connection with the proposed privatization transaction of the Corporation, the Board determined that the directors’ annual fees for 2008 would be payable solely in cash. Following the termination of the proposed privatization transaction on December 12, 2008, the Board determined to reinstitute the ability of directors to elect to receive their annual fees in cash or in the form of deferred share units (DSUs), effective as of January 1, 2009.

Each director has an account where DSUs are credited (at the end of each quarter) and held until the director leaves the Board. The number of DSUs credited to each director’s account is calculated by dividing the amount of the quarterly fee payment by the common share price on the day the credit is made.

Holders of DSUs are credited additional units that are equal to the dividends declared on the Corporation’s common shares. Additional DSUs are credited to each non-management director’s account on each dividend payment date. The number of DSUs is calculated using the same rate as the dividends paid on the common shares.

When a director leaves the Board, the Corporation buys the same number of common shares on the open market as the number of DSUs the director holds in the Share Unit Plan for Non-Employee Directors (1997), after deducting appropriate taxes. These shares are then delivered to the former director.

Compensation of directors of subsidiary boards of directors

The directors’ annual flat fee also compensates non-management directors for their services as directors of subsidiaries whose common shares or units are not publicly traded, including Bell Canada. The directors of the Corporation who sit on boards of directors of subsidiaries whose common shares or units are publicly traded may also receive compensation from such publicly traded subsidiaries.

Mr. Victor Young is a trustee of Bell Aliant Regional Communications Income Fund (Bell Aliant Income Fund) and a member of the board of Bell Aliant Holdings Inc. (Aliant Inc.). As Bell Aliant Income Fund and Aliant Inc. are not subsidiaries of BCE, compensation paid to Mr. Young is his capacity as a trustee of the Fund and as a director of Aliant Inc. has not been included. Please refer to the Bell Aliant Income Fund’s latest Management Proxy Circular filed on SEDAR at www.sedar.com, for more details.

Minimum share ownership requirement

The Board has established a minimum share ownership requirement for non-management directors under which each such director must own at least 10,000 shares or deferred share units. They must meet this requirement within five years of first being elected to the Board. All non-management directors who served on the board during 2008 had previously met this minimum share ownership requirement.

BCE Inc. – 2009 Management Proxy Circular   25

Compensation discussion & analysis

INTRODUCTION

In this compensation discussion and analysis (CD&A) and unless otherwise indicated, we, us, our and company mean BCE Inc. and its main subsidiary, Bell Canada, and BCE means BCE Inc.

This CD&A describes and explains our compensation philosophy and programs and discusses the compensation provided in 2008 to our President and Chief Executive Officer (CEO), our Executive Vice-President and Chief Financial Officer (CFO), our three other most highly compensated executive officers and our former President and CEO. These executive officers are referred to in this document as the “named executive officers” and are as follows:

  George Cope, President and CEO of BCE and Bell Canada since July 11, 2008. He was previously President and Chief Operating Officer of Bell Canada

  Siim A. Vanaselja, Executive Vice-President and CFO of BCE and Bell Canada

  Kevin W. Crull, President – Residential Services of Bell Canada

  Wade Oosterman, President – Bell Mobility and Chief Brand Officer of Bell Canada

  Stéphane Boisvert, President – Enterprise of Bell Canada

  Michael J. Sabia, former President and CEO of BCE and CEO of Bell Canada who held office until July 11, 2008

COMPENSATION OBJECTIVES AND ELEMENTS

Our executive compensation programs serve two purposes:

  To attract, motivate and retain the executive officers needed to achieve and surpass our corporate objectives; and

  To build a company that can capture growth opportunities in our rapidly changing markets and that leads the industry in terms of operational performance and creation of value for our shareholders.

As such, our compensation programs are designed to promote the creation of value for the shareholders and to reward individual and team efforts for meeting short-term and long-term objectives.

To achieve this, we use three key elements of compensation:

PAY ELEMENT	PRIMARY OBJECTIVE

Annual base salary	Provide a market competitive fixed rate of pay commensurate with the responsibilities of the position

Annual short-term incentive awards	Reward executives for the achievement of short-term individual and corporate objectives

Mid-term and long-term incentive awards	Align interests of executives and shareholders and retain executives with stock-based compensation plans

We also offer competitive pension, benefits and perquisites to promote the hiring and retention of qualified employees. Those are discussed in greater detail under Pension, benefits and perquisites.

The year 2008 was truly a unique year for BCE which, until December 12, 2008, had to operate subject to the terms of an agreement contemplating its privatization, which if completed, would have been the largest leveraged buy-out in history. The implications to our executive compensation were significant – specifically, executive officers were not allowed to trade shares of BCE given that a black-out on trading was imposed on them since May 2007, there were no 2008 grants of equity-based plans, executives could not participate in the Employees’ Savings Plan nor exercise their stock options and their 2006-2007 restricted share units were forfeited and, instead, a retention policy was introduced.

In light of the potential change in control transaction BCE was engaged in until December 12, 2008, our named executive officers received retention and recognition awards with the exception of Mr. Sabia who did not receive a retention award. These were put in place in mid-2007 at the time the transaction was announced to ensure that our ability to maintain the business and achieve an optimal outcome for our shareholders would not be damaged by the loss of critical personnel and that the performance and increased responsibilities and workload of key personnel would be recognized throughout the strategic review process and until completion of a transaction. They are extraordinary and non-recurring payments that should not be used as an indicator of expected compensation levels in future years. They are discussed in greater detail under Non recurring retention and recognition payments.

SETTING EXECUTIVE COMPENSATION

In determining total compensation for the named executive officers, our Board is assisted by the Management Resources and Compensation Committee of the Board and other individuals.

Roles of the MRCC and others in setting executive compensation

Role of the MRCC

The purpose of the MRCC is to assist the Board in its oversight responsibilities relating to the compensation, nomination, evaluation and succession of our officers and other management personnel. The MRCC is performing the functions customarily performed by compensation committees and any other functions assigned by the Board. In particular, the MRCC has the following duties and responsibilities regarding executive compensation:

  Oversee and recommend for approval by the Board the company’s executive compensation policy and to specifically consider and recommend annually for approval by the independent directors of the Board all forms of compensation for the CEO and other officers, including the named executive officers.

26   BCE Inc. – 2009 Management Proxy Circular

Compensation discussion & analysis

  Review the company’s CD&A for inclusion in the company’s public disclosure documents.

  Review with the CEO any proposed major changes in organization or personnel.

  Review any proposed major changes in the company’s benefit plans except for the company’s pension plans which are reviewed under the responsibility of the Pension Fund Committee, and recommend for approval any change requiring Board action.

The MRCC communicates regularly and directly with the company’s officers. Time is set aside at each regularly scheduled MRCC meeting for the MRCC members to meet without management. The MRCC reports to the Board regularly on its activities.

Role of management

The MRCC seeks the views of our CEO when reviewing the compensation of other executive officers. Because of his day-to-day involvement with these officers, the MRCC believes that the CEO is in the best position to assess the performance of such individuals and to provide valuable input regarding salary adjustments, levels of payment of short-term incentives as well as levels of grants of mid-term and long-term incentives when applicable. The MRCC also asks and expects the CEO to provide comments – based on his judgment and deep knowledge of the strategic goals of the company – on the design of any new compensation program that is implemented.

The MRCC also consults with the senior executives of the human resources function with regard to the design, administration and operation of the company’s compensation programs. Other management and executive personnel, mainly from the human resources, legal and finance departments, are also asked from time to time to provide information, to analyze or to comment on such items as past practices, design of compensation plans and costs and may be involved in the development of proposals presented to the MRCC.

The MRCC takes into consideration information it receives from management but makes independent recommendations to the Board on all compensation matters.

Role of independent compensation consultants

The MRCC has the authority to engage outside advisors as it deems appropriate to assist in the performance of its functions. The company provides appropriate funding for such advisors as determined by the MRCC.

The compensation market review done by Towers Perrin at the beginning of 2007 remained our external point of comparison until the termination of the proposed privatization transaction on December 12, 2008. As part of the 2007 benchmarking exercise, Towers Perrin had also been asked by the MRCC to provide expertise on the key features of a stock option grant that was awarded in 2007 to our executives for a two-year period ending on December 31, 2008. More information on the comparator group used for Towers Perrin’s benchmarking analysis is provided under Tools used in setting compensation Benchmarking.

In light of the announcement by BCE that it was reviewing its strategic alternatives, the MRCC retained in 2007 the services of Exequity LLP to provide expertise and advice on human resources matters such as the design of a retention policy and payment of recognition awards which are discussed in greater detail under Non recurring retention and recognition payments. Exequity LLP also provided advice on the design of a change in control severance policy. Given the termination of the proposed privatization transaction at the end of 2008, this policy became obsolete and therefore no payments were made under the change in control severance policy.

The company paid a total of $36,000 and US$61,745 to Towers Perrin and Exequity LLP, respectively, for all services rendered in 2007.

At the end of 2008, in light of the restructuring of the executive team whereby the number of senior executives was reduced from 17 to 12, resulting in a substantial change in their roles, including not replacing the President and Chief Operating Officer (COO) position, the MRCC deemed it necessary to review the competitive positioning of our executive officer positions. This review included specifically the positions of the CEO, the CFO and the President of a business unit. The MRCC therefore retained the services of Hewitt Associates and Exequity LLP to provide expertise and advice on a compensation market review for these positions. As part of the review, the consultants compiled and analyzed compensation data from the company’s comparator groups, as described under Tools used in setting compensation Benchmarking.

The company paid a total of $48,103 and US$5,550 to Hewitt Associates and Exequity LLP, respectively, for all services rendered in 2008.

Although the MRCC took the information provided by all the consultants into careful consideration, it made independent recommendations to the Board on all executive compensation matters.

None of our directors or named executive officers has any affiliation or relationship with Hewitt Associates, Exequity LLP and Towers Perrin, and Hewitt Associates, Exequity LLP and Towers Perrin do not provide any services to us or receive any compensation from us, except for services they provide to, or which are reviewed and approved by, the MRCC or its designates. We therefore consider Hewitt Associates, Exequity LLP and Towers Perrin to be independent of our company.

BCE Inc. – 2009 Management Proxy Circular   27

Compensation discussion & analysis

Tools used in setting compensation

Benchmarking

To ensure the competitiveness of the compensation offered to our executive officers, the MRCC regularly reviews the compensation offered for similar executive positions at other companies.

Since 2004, the MRCC has determined that base salary should be positioned at the median, target short-term incentives at the 75th percentile and total direct compensation (comprised of base salary, target short-term incentives and target mid-term and long-term incentives) at the 60th percentile of compensation paid by our comparator group for similar positions.

In 2007, base salaries, short-term incentives, long-term incentives and total direct compensation offered to our executive officers were benchmarked by Towers Perrin in accordance with the positioning of compensation elements determined by the MRCC as described above. This market study continued to influence our levels of executive compensation for the most part of 2008 until a new benchmarking study was performed further to the proposed privatization transaction at the end of 2008. The companies that formed the 2007 comparator group are listed below. These 46 publicly traded companies were selected based on one or more of the following criteria: telecommunications/high technology, strategic use of technology, most admired companies and revenues.

2007 COMPARATOR GROUP

Canadian Companies (25 companies)	ACE Aviation Holdings Inc. – Alcan Inc. – Bombardier Inc. – Canadian National Railway Company – Canadian Tire Corporation Limited – Celestica Inc. – CGI Group Inc. – Domtar Inc. – Falconbridge Limited – General Electric Canada – Hudson’s Bay Company – IBM Canada Limited – Imperial Oil Limited – Manitoba Telecom Services Inc. – Manulife Financial Corporation – Nortel Networks Limited – Power Corporation of Canada – Quebecor Inc. – Research In Motion Limited – Rogers Communications Inc. – Royal Bank of Canada – Sears Canada Inc. – SNC-Lavalin Group Inc. – TELUS Corporation – TransCanada Corporation

U.S. Companies (21 companies)	Alcatel USA Inc. – Apple Computer Inc. – AT&T Inc. – Avaya Inc. – BellSouth Corporation – Charter Communications Inc. – Cincinnati Bell Inc. – Cisco Systems Inc. – Cox Enterprises Inc. – Hewlett-Packard Company – IBM Corporation – Lucent Technologies Inc. – New Cingular Wireless Services Inc. – Nortel Networks Limited – Qwest Communications International Inc. – Sears Holdings Corporation – Sprint Nextel Corporation – TDS Telecommunications Corporation – The Coca-Cola Company – T-Mobile USA Inc. – Verizon Communications Inc.

At the end of 2008, in light of the restructuring of the executive team whereby the number of senior executives was reduced from 17 to 12, resulting in a substantial change in their roles, including not replacing the COO position, the MRCC deemed it necessary to review, for the year 2009, the positioning to market of the base salary, short-term and long-term incentives paid to our executive officers. This review included specifically market positioning for the CEO, CFO and President of a business unit.

For this study, the MRCC asked Hewitt Associates and Exequity LLP to benchmark the compensation of our executive officers against two Canadian comparator groups, as per the table below. The MRCC also requested Hewitt’s assistance in determining a relevant U.S. comparator group. The three comparator groups as well as the rationale for their use are as follows:

COMPARATOR GROUP	DESCRIPTION	RATIONALE FOR USE

Top 30 Canadian Comparator Group	Includes the 30 largest Canadian companies based on annual revenues and enterprise value

Ensure the competitiveness of our executive compensation by comparing it to that offered at companies that are similar to us in terms of size, revenues and enterprise value and that compete with us for key talents.

Canadian Industry-Specific Comparator Group	Includes our four direct Canadian competitors. Three out of four of these companies are also included in the first group

Provide specific guidance on pay levels offered at companies that compete with us for key talents and customers that evolve in the same market and regulatory environments and against which investors compare our performance.

U.S. Comparator Group	Includes 30 U.S. companies with annual revenues comparable to the companies included in the Top 30 Canadian Comparator Group	Benchmark the differences between our executive compensation and the one offered at U.S. companies with which we compete from time to time for specific talents.

28   BCE Inc. – 2009 Management Proxy Circular

Compensation discussion & analysis

Given the fact that the market study was completed late in 2008, the MRCC asked Hewitt Associates and Exequity LLP to “age” to January 1, 2009 the data on base salary and short-term incentive components. For Canadian data, the aging factor used reflected the latest increase percentages reported for executives across Canada in Hewitt Canada’s 2008/2009 Salary Increase Survey (conducted in June of 2008) and Salary Increase Survey Update (conducted in October 2008), i.e., an average salary increase awarded to executives of 4.4% in 2008. U.S. data was aged using an update factor of 3.3%, based on Hewitt’s latest U.S. Salary Increase Pulse Survey dated October 2008. Whenever possible, the consultants mathematically adjusted the U.S. data to account for the correlation found between the revenues of U.S. companies and the compensation they pay to their executive officers.

The MRCC relied predominantly on the Canadian comparator group data when assessing our executive compensation positioning to market. The MRCC took the results of this benchmarking exercise under review when it recommended a base salary increase for the CEO. Such increase was effective on December 12, 2008 and is discussed in greater detail under Base salaries.

In addition, the MRCC took into consideration the market data gathered on long-term incentives when recommending the level of grants of restricted share units and stock options awarded to the named executive officers on December 22, 2008. More information on grants of restricted share units and stock options is available under Mid-term and long-term incentive awards.

Below are the tables listing the companies that are part of our three comparator groups.

Top 30 Canadian Comparator Group (30 companies)

Bank of Montreal – Barrick Gold Corporation – Bombardier Inc. – Canadian Imperial Bank of Commerce – Canadian National Railway Company – Canadian Natural Resources Limited – Enbridge Inc. – EnCana Corporation – George Weston Limited – Great-West Lifeco Inc. – Husky Energy Inc. – Imperial Oil Limited – Loblaw Companies Limited – Manulife Financial Corporation – National Bank of Canada – Petro-Canada – Potash Corporation of Saskatchewan Inc. – Power Corporation of Canada – Quebecor Inc. – Research In Motion Limited – Rogers Communications Inc. – Royal Bank of Canada – Shoppers Drug Mart Corporation – Suncor Energy Inc. – Talisman Energy Inc. – TELUS Corporation – The Bank of Nova Scotia – The Toronto Dominion Bank – Thomson Reuters Corporation – TransCanada Corporation

Canadian Industry-Specific Comparator Group (4 companies)	Quebecor Inc. – Rogers Communications Inc. – Shaw Communications Inc. – TELUS Corporation

U.S. Comparator Group (30 companies)

ALLTEL Corporation – AMR Corporation (American Airlines) – Anheuser-Busch Companies Inc. – Avaya Inc. – Brightpoint Inc. – Bristol-Meyers Squibb Company – Comcast Corporation – Cummins Inc. – Delphi Corporation – Emerson Electric Company – General Dynamics Corporation – Global Crossing Limited – Kimberly-Clark Corporation – 3M Company – Merck & Co Inc. – PACCAR Inc. – PPG Industries Inc. – Praxair Inc. – Qualcomm Inc. – Qwest Communications International Inc. – Raytheon Company – Rockwell Automation Inc. – Sara Lee Corporation – Tech Data Corporation – Textron Inc. – Time Warner Cable Inc. – UAL Corporation (United Airlines) – Whirlpool Corporation – Windstream Corporation – Xerox Corporation

Internal comparison

To ensure internal equity, the MRCC ensures that the compensation of an executive officer position fairly reflects the responsibilities of that position compared to other positions in the company when making a recommendation to the Board on executive compensation matters.

2008 COMPENSATION OFFERED TO OUR NAMED EXECUTIVE OFFICERS

Our compensation philosophy reflects our objective to put more weight on compensation at risk for achieving desired business results. Base salaries offered to our executive officers are positioned at the median, short-term incentives at target at the 75th percentile and total direct compensation (comprised of base salaries, target short-term incentives and target mid-term and long-term incentives) at the 60th percentile of what is paid by the companies forming our Canadian comparator group. Paying our total direct compensation at the 60th percentile of the comparator group means that 40% of the companies in our comparator group pay more, and 60% pay less, for similar positions. The MRCC believes this allows us to attract and retain high-performing executives who will be strongly incented to create value for our shareholders by meeting short-term and long-term objectives.

We did not assign in 2008 specific weightings to any element of the total compensation other than the positioning of base salary, short-term incentive and total direct compensation value in relation to the market.

BCE Inc. – 2009 Management Proxy Circular   29

Compensation discussion & analysis

Base salaries

The MRCC recommends, for Board approval, the base salary of each executive officer within a salary range to reflect the scope and responsibilities of the position as well as the executive officer’s experience. When making its recommendation, the MRCC also takes into consideration the level of the executive officer’s target bonus coupled with the positioning of his or her base salary compared to market and/or internal equity.

The mid-point of the salary range corresponds to the median of the salary paid by our comparator group for similar positions. The minimum for the salary range is 20% below the mid-point and the maximum is 20% above. The MRCC believes that positioning base salary at the median of the market – while providing a competitive fixed income which enables us to attract, motivate and retain key employees – also supports significant variable compensation which is consistent with our pay-for-performance compensation philosophy.

For three years, since 2006, no annual base salary increases have been granted to our executives. In order to increase the weight on variable compensation consistent with a culture geared towards greater individual accountability and high levels of performance, base salaries offered to all of our executives have been adjusted only to reflect an increase in responsibilities or job scope.

In accordance with the above, Mr. Cope’s base salary was increased in 2008 to reflect his new responsibilities and job scope as the newly appointed President and CEO. His base salary increase was granted in two parts. His base salary was first increased from $900,000 to $1,000,000 upon his appointment as President and CEO on July 11, 2008 as an initial step towards having his total compensation fully aligned with his new responsibilities. This was his first salary increase since joining the company in January 2006. His second adjustment was scheduled to become effective at the close of the privatization transaction where his compensation was to be fully aligned with his President and CEO responsibilities. The study undertaken by Exequity LLP and Hewitt Associates at the end of 2008 benchmarked Mr. Cope’s compensation against market (as described under Tools used in setting compensation Benchmarking) and led to a recommendation to the Board to adjust his base salary in order to position it at the median of the companies in our Canadian comparator group. His base salary was therefore further increased to $1,250,000 effective December 12, 2008.

Mr. Boisvert’s base salary was increased from $650,000 to $700,000 on July 11, 2008 to appropriately reflect his level of responsibilities.

No salary increase was granted in 2008 to the other named executive officers.

Annual short-term incentive awards

The annual short-term incentive program is designed to support the achievement of short-term corporate objectives and reward executive officers based on the company’s success. It also provides a link between our corporate business success and individual performance which reinforces individual accountability in the achievement of corporate objectives.

Short-term incentive awards are calculated as follows:

Base salary	x	Short-term incentive target	x	Corporate performance index (may vary between 0% and 150%)	x	Individual performance index (may vary between 0% and 200%)

The maximum payout is two times the product of the annual base salary and the short-term incentive target.

Short-term incentive target

Annual short-term incentive targets offered to our executive officers (calculated as a percentage of base salary) are positioned at the 75th percentile of our Canadian comparator group, consistent with our pay-for-performance compensation philosophy.

The MRCC reviews short-term incentive targets for our executive officers each year as well as upon hire, promotion or when there are significant changes in the responsibilities of an executive officer. When making a recommendation to set or increase the incentive target of an executive officer, the MRCC takes into consideration the scope of the executive officer’s responsibilities, the executive officer’s base salary, internal equity and/or the positioning of his or her short-term incentive target compared to market.

In 2008 and consistent with our pay-for-performance philosophy, all management employees, including executives, were advised they would not receive any annual base salary increase for 2008 and 2009 (similar to the approach taken since 2006 for executives) but would instead have their short-term incentive target increased by 2.5% on August 3, 2008 and by another 2.5% on January 1, 2009. As a result, the short-term incentive target for Messrs. Vanaselja, Crull, Oosterman and Boisvert was increased from 80% to 82.5% on August 3, 2008 and their short-term incentive award for 2008 was therefore calculated based on a target of 80% for the period from January 1, 2008 to August 2, 2008 and a target of 82.5% for the remainder of the year.

Mr. Cope’s short-term incentive target was increased from 100% to 125% when he was appointed as President and CEO on July 11, 2008 to align it with the short-term incentive target established previously for the President and CEO position. The market study undertaken by Exequity LLP and Hewitt Associates at the end of 2008 confirmed, in accordance with our compensation policy, this positioning of Mr. Cope’s short-term incentive target as President and CEO compared to market

30   BCE Inc. – 2009 Management Proxy Circular

Compensation discussion & analysis

and as such, no further increase was recommended. Mr. Cope’s short-term incentive award for 2008 was therefore calculated using a target of 100% for the period until his appointment as President and CEO and 125% for the period thereafter.

There were no changes to Mr. Sabia’s short-term incentive target in 2008.

Corporate and individual performance

At the beginning of the year, the MRCC recommends – and the Board approves – the company’s financial and operating objectives used to determine the short-term incentive award for that year. The MRCC and the Board establish objectives that, in their view, are critical to help move our company forward and build value for our shareholders.

Our CEO discusses the corporate performance objectives thoroughly with his executive officers so as to establish a clear vision of where the company is headed and foster support and commitment throughout the year.

At the beginning of the year, the MRCC also reviews the CEO’s individual performance objectives for that year and obtains the Board’s approval. Our CEO’s objectives, as well as those of our other executive officers, are designed to enable the execution of the corporate strategy and drive shareholder return. The individual performance objectives of each named executive officer, other than the CEO, are discussed and agreed upon with the CEO.

Following the end of each year, the MRCC and the Board evaluate the performance of the company against the corporate objectives established for the year. This results in the determination of the corporate performance index which may vary between 0% and 150% depending on the corporate performance achieved.

The MRCC and the Board also assess the CEO’s performance against his individual objectives and the CEO assists the MRCC with the evaluation of the performance of the other named executive officers. Taking into account all information provided, the MRCC exercises its discretion and recommends for Board approval the individual performance index for each of the named executive officers. Such index may vary between 0% and 200% depending on the individual performance achieved (with a maximum payout equal to two times the product of the base salary and the short-term incentive target.)

2008 short-term incentive awards

2008 corporate performance objectives set at the beginning of 2008 were established with the expectation that BCE would be operating as a privatized company by the end of the first quarter of 2008, as was anticipated at that time. Similarly and on an exceptional basis, individual objectives for the named executive officers were not specifically determined at the beginning of 2008 as they were expected to be set following the close of the privatization transaction. In July 2008, the company put forward a 100-day plan to restructure and re-energize Bell Canada to execute on five strategic imperatives in order to achieve our clear goal: To be recognized by customers as Canada’s leading communications company. These five strategic imperatives are:

  Improve customer service

  Accelerate wireless

  Leverage wireline momentum

  Invest in broadband networks & services

  Achieve a competitive cost structure

In light of these unique circumstances and recognizing that the corporate objectives set at the beginning of 2008 were not representative of all that the company and its employees had accomplished throughout 2008 – especially in relation to the success achieved in implementing the 100-day plan and in executing on our strategic imperatives to begin Bell Canada’s move forward to achieving our goal – the MRCC recommended, and the Board approved, that corporate and individual performance indexes for all eligible employees, including for our active named executive officers, be set at 100% out of a maximum of 150% and 200%, respectively.

These performance indexes were supported by significant financial and operational achievements in 2008 which were also considered by the MRCC and the Board in their respective decisions to recommend and approve the performance indexes.

Bell achieved full-year revenue and EBITDA[1] growth of 1.5% and 2.2%, respectively. The improved revenue performance at Bell resulted from growth in subscribers and achievement of higher average revenue per user, a key performance metric, across wireless, video and broadband Internet services. EBITDA growth was a result of higher recurring service revenues, a 27% year-over-year reduction in local line losses that improved legacy wireline performance, improved profitability in the Enterprise segment, and the realization of substantial cost savings from the execution of the 100-day plan. This EBITDA growth and the maintenance of stable margins were achieved in the face of declining economic conditions in the last half of 2008 and the negative impact of a decision of the Canadian Radio-television and Telecommunications Commission (CRTC) during the year. Free cash flow[2] grew substantially in 2008 from an improved operating contribution and disciplined capital spending, even as investment in strategic wireless and broadband expansion accelerated. Free cash flow available to BCE’s common shareholders increased 24% in 2008 before the investment of $741 million in new wireless spectrum licences.

[1]

The term EBITDA (earnings before interest, taxes, depreciation and amortization of intangible assets) does not have any standardized meaning according to Canadian generally accepted accounting principles (GAAP). Please refer to our MD&A for our definition of EBITDA, the reasons why we use it and a reconciliation to our operating income, the most comparable GAAP financial measure.

[2]

The term free cash flow does not have any standardized meaning according to GAAP. Please refer to our MD&A for our definition of free cash flow, the reasons why we use it and a reconciliation to our cash from operating activities, the most comparable GAAP financial measure.

BCE Inc. – 2009 Management Proxy Circular   31

Compensation discussion & analysis

The table below outlines the achievements realized through 2008 which motivated the MRCC and the Board to respectively recommend and approve the performance indexes.

STRATEGIC IMPERATIVE	OBJECTIVE	2008 ACCOMPLISHMENTS

Improve customer service	Deliver the programs and investments we need to improve our front-line service capabilities, our networks, our products and our distribution channels to win and keep customers

In 2008, we have:

  introduced new service programs such as Same Day Next Day service, Express Install and Full Internet Install to improve the speed and responsiveness of customer service added several hundred people to the front-line service teams directly supporting our customers and invested in customer support systems and new service vans revamped many of our stores and expanded their number specifically to improve product service and the overall customer experience put in place an organizational structure that reduced the number of management layers, bringing all team members closer to the customer moved key service on-shore – including bringing a million complex calls per year back to Canada rolled out a bold new Bell brand supported by popular national advertising campaigns that make clear that we are moving forward in both the business and consumer marketplaces

Accelerate wireless

  Make the investments required to ensure we are the network performance leaders to win and keep the highest-usage consumer and business clients and the millions of Canadians who do not yet have wireless phones

  Deliver the products that existing and new clients want to use the most

In 2008, we have:

  announced and began to deploy a national HSPA 3G wireless network that will be complementing our existing 3G service and laying the groundwork for 4G service in future rolled out a growing roster of cool smartphones and other leading mobile devices, such as the Samsung Instinct and new BlackBerry models, that now rival those of any of our competitors enhanced our competitive position in the discount brand market and prepared for new competition with improved Solo distribution, rate plans and services introduced a wide variety of exclusive mobile content with partners such as the NHL and HBO as well as new and high-usage social networking and messaging services

Leverage wireline momentum

  Continue to offer the most advanced IP solutions, the most secure and reliable networks, and the most comprehensive and reliable customer sales, service and support by the largest team of ICT specialists in Canada

  On the consumer side, maximize our strength by further growing winbacks, driving multi-product home momentum, and increasing household-move wins and retentions

In 2008, we have:

  grown Bell TV’s lead in digital HD with the launch by Telesat of the newest Nimiq satellite continued to enhance our #1 position in high-speed Internet with innovative new services such as the Bell Video Store and popular new music and other entertainment offerings led the North American wireline industry in reducing residential wireline losses by improving service, winbacks and service bundle programs accelerated our strong turnaround in the business sector, achieving solid IP, broadband and ICT revenue growth

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Compensation discussion & analysis

STRATEGIC IMPERATIVE	OBJECTIVE	2008 ACCOMPLISHMENTS

Invest in broadband networks and services

  Invest in fibre buildouts and expand and enhance our high-speed wireless network to greatly increase the number of broadband customers we win and retain on both the business and consumer sides

  In wireline, roll out thousands of new FTTN network locations serving millions of households, enabling new online video, networking and other rich high-speed Internet services

  On the wireless side, have 90% of the Canadian population covered with the fastest and largest network available across North America by the end of the year; begin deployment of a new national 3G network

In 2008, we have:

  begun deployment of Canada’s first 40G high speed fibre backbone network upgrade, speeding Internet traffic through our Canadian and international corridors announced and began to deploy, as part of our fibre-to-the-node (FTTN) program, the deployment of high-speed fibre access directly to new condominiums and other multiple-dwelling units (MDUs) throughout the Québec-Windsor corridor

Achieve a competitive cost structure	Build the most cost-effective structure possible and ensure maximum efficiency and productivity in all our processes and operations

In 2008, we have:

  streamlined our organizational structure, reducing the number of management layers by a minimum of 30% across all groups reduced our number of executives and most senior management by 30% and our overall number of management employees by 2,500 or 15%

  improved capital management discipline, focusing investment on service and network improvement, while increased working capital with improved collections, payables and inventory management drove down service and support costs with dramatic reductions in vendor consulting and discretionary spending integrated subsidiaries and business units while exiting non-core businesses such as Bell New Ventures and BCE merchant and financial services

Based on the above, our active named executive officers received in early 2009 the following 2008 short-term incentive awards: Mr. Cope: $1,215,000, Mr. Vanaselja: $433,600, Mr. Crull: $526,800, Mr. Oosterman: $567,300 and Mr. Boisvert: $567,300.

At the time of Mr. Sabia’s termination of employment in early July 2008, the MRCC recommended and the Board approved that he be granted a 2008 short-term incentive award of $3,125,000, corresponding to the maximum of 200% of his annual target award to recognize the outstanding contribution he made to the business and to the proposed privatization transaction in the very unique context under which the company was operating in 2008.

Executive officers may participate in the share unit plan for senior executives and other key employees (1997) (Deferred Share Unit Plan) by electing to receive up to 100% of their annual short-term incentive award in deferred share units instead of cash. More information on deferred share units is provided under Deferred compensation plan.

Awards in the form of deferred share units can be used as a means to achieve the mandatory share ownership levels described under Share ownership requirements.

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Compensation discussion & analysis

Mid-term and long-term incentive awards

Our stock-based compensation plans include restricted share units and stock options.

Restricted share units

Our mid-term incentive is comprised of restricted share units that are granted primarily to align interests of executives and shareholders and retain executives. The value of restricted share unit grants is directly linked to the share price of the company’s stock at the time such restricted share units become vested.

For the last three years, our mid-term incentive has been uniquely impacted by the proposed privatization transaction. The 2006-2007 restricted share unit grant was forfeited in 2007 and executives became instead eligible for a retention payment. More information on such retention payment is provided under Non recurring retention and recognition payments.

In addition, there were no 2008 grants under our equity-based plans, including restricted share units. Given the termination of the proposed privatization transaction on December 12, 2008 and taking into consideration the unique situation described above, the MRCC deemed it advisable to recommend that restricted share units be granted before the end of 2008 for the years 2009 and 2010 to all executives in order to provide them with an immediate and strong retention incentive and focus them on moving our public company forward.

When recommending the levels of grants to be awarded to our executive officers for the years 2009 and 2010, in addition to the above, the MRCC took into consideration the market study prepared at the end of 2008 by Hewitt Associates and Exequity LLP who benchmarked the total direct compensation of executive officer positions, including the positions of the CEO, CFO and President of a business unit, against the 60th percentile of what was paid in the market, in accordance with our compensation policy. More information on this benchmarking study is provided under Tools used in setting compensation – Benchmarking. The MRCC did not take into account executives’ specific base salary, short-term incentive target and number of outstanding stock options when making its grant recommendation and opted to recommend identical grants within each level of senior management as it strongly believes that all executives within each level are equally critical to the success of our company and would therefore receive the same retention and incentive to move our company forward.

RSU Grants for 2009-2010

In light of the above, the following 2009-2010 restricted share units were awarded to our named executive officers on December 22, 2008 for the two-year period ending December 21, 2010. The 2009-2010 restricted share units granted on December 22, 2008 vest at 100% on December 21, 2010 provided the participant is at the employ of the company or one of its subsidiaries at that time.

Mr. Cope received a grant of 507,901 2009-2010 restricted share units representing a total fair value at time of grant of $11,250,000. Mr. Vanaselja received a grant of 169,301 2009-2010 restricted share units representing a total fair value at time of grant of $3,750,000. Messrs. Crull, Oosterman and Boisvert each received a grant of 203,161 2009-2010 restricted share units representing a total respective fair value at time of grant of $4,500,000. The share price used to convert the value awarded by the Board into a number of restricted share units was $22.15, representing the volume weighted average of the BCE share price on the Toronto Stock Exchange for the last 5 consecutive trading days ending immediately prior to the date of grant, i.e. December 15 to December 19, 2008.

Under past practice, the annual value of our executive officer pension accrual at the CEO level has exceeded 50% of his annual pensionable earnings. At the request of Mr. Cope, the MRCC has recommended and the Board has approved to credit to his DC SERP employer deemed contributions up to the standard limit of 18% of his annual pensionable earnings and to redirect the difference in this value of compensation to equity based compensation (restricted share units and stock options). This change reinforces our pay for performance philosophy and fully aligns with shareholder interests.

Mr. Sabia did not receive any grants of restricted share units in 2008.

At any time, the value of one restricted share unit is equal to the value of one BCE common share.

Dividend equivalents in the form of additional restricted share units are credited to the participant’s account on each dividend payment date and are equal in value to the dividend paid on BCE common shares. These additional restricted share units will also vest at 100% at the end of the period.

Participants will be entitled to choose to receive their payment of restricted share units in cash, in BCE common shares, in deferred share units (as described under Deferred compensation plan) or in a combination of the three. The MRCC may however determine that all or a portion of a participant’s restricted share units is to be paid out in BCE common shares or in deferred share units if the participant has not met the minimum share ownership requirements described under Share ownership requirements. Payment in cash will be calculated based on the product of the number of vested restricted share units elected to be paid in cash and the weighted market value of a BCE common share at the time of vesting (after withholding taxes and any other deductions). The weighted market value at the time of vesting will be calculated using the volume weighted average of the trading price per BCE common share of a board lot of common shares traded on the Toronto Stock Exchange for the last 5 consecutive trading days ending immediately on the trading day prior to vesting. For payment in shares, BCE will buy, through the participant’s broker, a number of BCE common shares on the open market equal to the number of vested restricted share units elected to be taken in shares (less withholding taxes and any other deductions). For payment in deferred share units, the number of deferred share units to be allocated to a participant’s account will be equal to the

34   BCE Inc. – 2009 Management Proxy Circular

Compensation discussion & analysis

number of vested restricted share units elected to be paid in deferred share units (without any deduction made for taxes and other withholdings). Payment of restricted share units will be made within 45 days of vesting.

The provisions of the 2009-2010 restricted share units regarding the payment in the event of a change in control include the acceleration of vesting of the restricted share units. These provisions can be found under Executive compensation – Termination and change in control benefits – Change in control benefits.

Payment of 2006-2007 restricted share units to Mr. Sabia

As discussed under Non recurring retention and recognition payments Retention policy below, 2006-2007 restricted share units granted to our executives for the performance period ending December 31, 2007 were forfeited further to BCE’s announcement of the proposed privatization transaction on June 30, 2007. At that time, executives became instead eligible for a retention payment. However, Mr. Sabia declined participation in the retention policy and the terms of his restricted share units continued to be governed by the restricted share unit plan and as provided for in his employment agreement dated April 24, 2002. Refer to our management proxy circular in respect of our 2007 annual general shareholder meeting for further discussion in respect of the 2006-2007 restricted share unit grant.

Mr. Sabia’s restricted share units therefore vested and were paid in 2008 in accordance with the provisions of his employment agreement. The value of his restricted share units and of those of our former executives who received payment of their 2006-2007 restricted share units in cash was set by the Board at $34.55 per unit in accordance with the provisions of the restricted share unit plan and represents our common share price on February 6, 2008, being the time at which the vesting of restricted share units was approved by the Board.

Stock options

Our long-term incentives are comprised of stock options to buy BCE common shares under our stock option plans[1]. The MRCC is of the opinion that stock options offer a valuable tool to further align executives’ interests with those of the shareholders by providing value only if the price of the shares increases over the term of the stock options.

Further to the termination of the proposed privatization transaction, and in line with our compensation philosophy, the MRCC recommended, and the Board approved a two-year 2009-2010 grant of stock options of a fair value of $3,750,000 to Mr. Cope. This grant became effective on December 22, 2008 for the period until December 21, 2010. A binomial value of $4.77 per option was used to convert the value awarded by the Board into a grant of 790,000 stock options for Mr. Cope.

To align the vesting schedule of his stock options with the one in effect for the restricted share units awarded on the same date, 100% of these stock options will vest at the end of the two-year period provided he is still at the employ of the company or of a subsidiary at that time. The term of Mr. Cope’s stock options is 6 years, consistent with our general practice since 2004.

The number of outstanding options held by an employee is not taken into account when determining if and how many new options are awarded to him or her.

No other named executive officers received stock options in 2008.

The number of shares issuable to insiders (as defined under the stock option plan), at any time, under the stock option plan and all security based compensation arrangements of BCE, cannot exceed 10% of issued and outstanding shares; and the number of shares issued to insiders, within any one year period, under all security based compensation arrangements of BCE, cannot exceed 10% of issued and outstanding shares.

The MRCC may also recommend special grants of stock options to recognize specific achievements or, in some cases, to retain or motivate executive officers and key employees. No such grants were awarded to our named executive officers in 2008.

The exercise price is the price at which a common share may be purchased when an option is exercised and is the higher of the volume weighted average of the trading price per BCE common share of a board lot of BCE common shares traded on the Toronto Stock Exchange: (i) on the trading day prior to the day the grant becomes effective or, if at least one board lot of BCE common shares has not been traded on such day, then the closing price for the next preceding day for which at least one board lot was so traded; and (ii) for the five consecutive trading days ending on the trading day prior to the day the grant becomes effective.

Under the terms of our stock option plans, the right to exercise an option accrues or “vests” by 25% per year for four years from the effective date of the grant, unless the MRCC determines otherwise.

The stock option plans provide that the term of any option may not exceed 10 years from the effective date of grant. If the option holder retires, leaves our company, dies, or the company he works for is no longer part of BCE, the term may be reduced pursuant to the stock option plan under which it was granted. Options are not assignable by the optionee, except to the optionee’s estate upon the optionee’s death. The MRCC may use its discretionary authority under the relevant plan as described under Amendments in order to otherwise alter the terms of the options within the parameters of the relevant plans.

[1]

Two stock option plans are in place: the BCE Inc. Long-Term Incentive (Stock Option) Program (1999) and the BCE Inc. Replacement Stock Option Plan (Plan of Arrangement 2000). Both plans are substantially similar in their terms and, unless specifically noted where material differences exist, this section refers to the terms of the BCE Inc. Long-Term Incentive (Stock Option) Program (1999).

BCE Inc. – 2009 Management Proxy Circular   35

Compensation discussion & analysis

Option holders will lose all of their unexercised options granted after 2001 if they engage in prohibited behaviour after they leave our company. This includes using our confidential information for the benefit of another employer. In addition, the option holder must reimburse the after-tax profit realized on exercising any options during the twelve-month period preceding the date on which the unfair employment practice began.

Effective January 1, 2003, the company adopted the fair value method of accounting for stock option compensation on a prospective basis.

Information on change in control and termination provisions applicable to stock options can be found under Executive compensation – Termination and change in control benefits.

Amendments

Under the discretionary authority granted to the MRCC under the relevant stock options plans, the MRCC may use such authority to depart from standard vesting provisions, exercise schedules or termination provisions at the time of grant of new options or later on with respect to any outstanding option, without shareholder approval. The MRCC may not, without shareholder approval, extend the term of any option beyond 10 years from the original date of grant. In 2007, shareholders approved amendments to our stock option plan to specify which future amendments to the program will require shareholder approval and to implement other ancillary modifications with respect to restriction on the number of shares issued and issuable to insiders.

Positioning of mid-term and long-term incentives

The annual value of the restricted share unit grant, and for Mr. Cope combined with the annual value of his stock option grant, position the annual total direct compensation of our named executive officers at approximately the 60th percentile of what is paid by the companies in our Canadian comparator group for similar positions.

Non recurring retention and recognition payments

In light of the announcement by BCE of the review of its strategic alternatives in 2007 and given the uncertainty generally prevailing in potential change in control transactions, the MRCC, as is customary in these circumstances, reviewed at that time various human resource matters, such as retention of key personnel and recognition, to ensure that the company’s ability to maintain the business and achieve an optimal outcome for our shareholders would not be damaged by the loss of critical personnel and that the performance and increased responsibilities and workload of key personnel would be recognized throughout the strategic review process and until completion of a transaction.

In 2007, the MRCC therefore retained the services of Exequity LLP to provide advice and expertise on the design of a retention policy and on the payment of recognition awards. To establish its recommendation, Exequity LLP analyzed survey data on retention and recognition amounts paid or payable pursuant to a policy to executives of Canadian and U.S. companies in the context of a potential change in control as well as the underlying terms of payment of such retention and recognition amounts. Exequity LLP relied on data generated by four different compensation consulting firms and supplemented the survey information with the extensive change in control consulting experience of Exequity LLP staff members. Following such review and based on its own assessment of the retention and recognition amounts and terms of payment that were needed to retain the company’s executives and recognize key personnel, the MRCC recommended and the Board approved the implementation of the retention policy and the payment of recognition awards, as described below. These arrangements were previously disclosed in our management proxy circular dated August 7, 2007 in connection with shareholders’ approval of the proposed privatization.

Retention policy

The retention policy was designed to foster appropriate focus on ongoing operations throughout the strategic review process and for a period following the closing of a transaction. Further to the announcement of the proposed privatization transaction on June 30, 2007, the restricted share units of the executives forfeited and they became eligible for a retention payment. The design was used to set a fixed retention amount for each executive at the beginning of the retention period, i.e., June 30, 2007, to ensure the effectiveness of the retention policy until the end of the retention period on June 30, 2008, which was aligned with the initial outside date for the completion of the proposed privatization.

Our named executive officers received the following retention incentives in July 2008: Mr. Cope: $1,800,000, Mr. Vanaselja: $2,491,822, Mr. Crull: $3,661,298, Mr. Oosterman: $2,757,301, and Mr. Boisvert: $2,050,825.

Mr. Sabia, our former President and CEO, declined participation in this retention policy and instead kept his 2006-2007 restricted share units. More information on the payment of Mr. Sabia’s 2006-2007 restricted share units is provided under Payment of 2006-2007 restricted share units to Mr. Sabia.

Recognition awards

In 2007, the MRCC recommended and the Board approved payments of recognition awards in the aggregate amount of $25 million to be made to key personnel on a discretionary basis (but not exceeding 10% of that amount for any individual). Indeed, both the MRCC and the Board deemed it necessary to ensure that key employees involved in the review of strategic alternatives would be free to consider all the strategic options, review each with comparable dedication and recommend, without any pay-related bias, the best option.

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Compensation discussion & analysis

The amounts of the recognition awards payable to key employees were approved by the Board based on the position of such employees within the company and their role in the review of strategic alternatives and in the development, approval and execution of the proposed privatization transaction.

The Board approved payment of the recognition awards in two parts: i) one year after the announcement of the proposed privatization transaction, one half of the recognition award was paid in July 2008 to recognize more than one year of significant contribution by key employees in the strategic review process and proposed privatization transaction, and ii) the remaining half would have been paid at the close of the privatization transaction and was therefore forfeited at the time the proposed transaction was terminated.

Our named executive officers received the following recognition awards: Mr. Cope: $250,000, Mr. Vanaselja: $750,000, Mr. Crull: $250,000, Mr. Oosterman: $250,000, Mr. Boisvert: $250,000 and Mr. Sabia: $1,250,000.

These payments were granted given the exceptional context under which the company operated in 2007 and 2008. They should not therefore be used as an indicator of expected compensation levels in future years.

Deferred compensation plan

The deferred share unit plan is designed to more closely link the interests of the executive officers to those of the shareholders. Executive officers and other key employees of the company and those of certain subsidiaries may elect to participate in the deferred share unit plan.

Executive officers can choose to have up to 100% of their annual short-term incentive award paid in deferred share units instead of cash. The award is converted into deferred share units based on the market value of a BCE common share on the day before the award becomes effective. Executives may also elect to receive their 2009-2010 restricted share unit award granted in December 2008 for the period ending on December 21, 2010 in deferred share units. Deferred share units count towards the minimum share ownership requirements, which are described under Share ownership requirements.

Deferred share units have the same value as BCE common shares. The number and terms of outstanding deferred share units are not taken into account when determining if deferred share units will be awarded and how many deferred share units will be awarded under the plan. No vesting conditions are attached to deferred share units and they therefore vest at time of grant. Dividend equivalents in the form of additional deferred share units are credited to the participant’s account on each dividend payment date and are equal in value to dividends paid on BCE common shares. BCE did not pay any dividends on its common shares – and consequently on its deferred share units – for the second and third quarters, pending the close of the proposed privatization transaction and announced the reinstatement of such dividend payment starting in the fourth quarter of 2008.

The MRCC may also recommend for Board approval special awards of deferred share units to recognize outstanding achievements or for reaching certain corporate objectives. To that effect, the MRCC recommended and the Board approved in 2008 a special deferred share unit award of $400,000 to Mr. Boisvert to recognize a commitment not paid at year-end 2007 in recognition of his contribution to the Enterprise business unit. No other named executive officers received special deferred share unit awards in 2008.

Holders of deferred share units may not redeem their deferred share units while they are employed by a company within the BCE group of companies. Once they leave the BCE group, BCE will buy, through the participant’s broker, a number of BCE  common shares on the open market equal to the number of deferred share units a participant holds in the plan, after withholding taxes and any other deductions. These shares are then delivered to the former employee or to the estate in case of death.

Pension, benefits and perquisites

Pension

Bell Canada’s Defined Benefit (DB) pension plan was reviewed in 2003 and at the beginning of 2004 to ensure its simplicity and flexibility as well as to make certain it met the needs of a changing labour market and mobile workforce. Further to such review, we announced in 2004 the introduction of the Defined Contribution (DC) arrangement of the pension plan to provide employees with additional flexibility in managing their retirement savings and to give them the opportunity to contribute to their pension plan. The DC arrangement of the pension plan also enables the company to reduce its volatility risk. Employees were asked to elect whether they would move to the new DC arrangement or remain in the DB arrangement of the pension plan. New employees are automatically enrolled in the DC arrangement of the pension plan.

Our named executive officers have also entered into supplementary retirement arrangements. The pension benefits provided to our named executive officers are described under Executive compensation – Pension arrangements.

Under past practice, the annual value of our executive officer pension accrual at the CEO level has exceeded 50% of his annual pensionable earnings. At the request of Mr. Cope, the MRCC has recommended and the Board has approved to credit to his DC SERP employer deemed contributions up to the standard limit of 18% of his annual pensionable earnings and to redirect the difference in this value of compensation to equity based compensation (restricted share units and stock options). This change reinforces our pay for performance philosophy and fully aligns with shareholder interests.

BCE Inc. – 2009 Management Proxy Circular   37

Compensation discussion & analysis

Benefits

We believe that offering competitive and flexible benefits is essential to attract and retain qualified employees as well as to enable them to focus on the needs of the business by providing them and their family with adequate financial security and health coverage. In 2003 and further to reviewing market practices, the Omniflex benefit program was introduced to make our benefits offer even more flexible and competitive for our employees. Health, life and accident insurance is therefore offered through the Omniflex program to all participants, including to our named executive officers to whom additional benefits, mainly relating to additional life and accident insurance are also provided.

We also offer to all of our employees the possibility to participate in our Employees’ Savings Plan. Under the Employees’ Savings Plan, when employees elect to contribute up to 6% of their eligible earnings to buy BCE common shares, the company contributes $1 for every $3 that the employee contributes. In 2008 however, in connection with the privatization transaction, executives were excluded from participation in the Employees’ Savings Plan. The executives’ right to participate in such plan has been reinstated in February 2009.

Perquisites

To provide both our executives with flexibility and the company with more predictable costs, after having reviewed market practices, we introduced in 2005 a perquisite allowance to replace the perquisites previously granted to executives by the company. The allowance is intended to compensate for expenses such as car and related operating expenses, fitness club, financial planning and tax return preparation. It was implemented gradually and in a manner that took into consideration the existing car lease of our executives.

Employment offers

The company enters into employment offers with executive officers at time of hire. The employment offer determines the terms of the employment and set the initial base salary, short-term incentive target, mid-term and long-term incentive grants and any other contractual arrangements negotiated at time of hire. The terms of the executive officers’ employment offers are reviewed by the MRCC and approved by the Board. Information regarding contractual arrangements for our named executive officers can be found under Executive compensation – Termination and change in control benefits.

Share ownership requirements

The company believes in the importance of substantial share ownership and our compensation programs are designed to encourage share ownership by executive officers. A minimum share ownership level has been set for each position as a percentage of annual base salary:

  President and CEO – 500%

  Executive Vice-Presidents – 300%

  Senior Vice-Presidents – 200%.

  Vice-Presidents – 100%

Officers must meet their target within five years (5-year target) of their hire or promotion date with the objective that 50% of their target will be reached within three years of such date (3-year target). Given the proposed privatization transaction BCE was engaged in during 2007 and for most of 2008, executives were prevented from: i) trading BCE shares on the market (in the case of executive officers since May 2007), ii) be granted deferred share units through the payment of their 2007 annual short-term incentive in deferred share units, and iii) acquiring BCE shares through participation in the employees’ savings plan since the beginning of 2008. To reflect this situation, in February 2009, the MRCC recommended and the Board approved, as a one-time measure only, that the date by which executives hired or promoted before January 1, 2008 must reach their 3-year and 5-year share ownership targets be delayed by one year.

Direct and indirect holdings of BCE common shares including shares or deferred share units received under the following programs can be used to reach the minimum share ownership level:

  deferred share unit plan, described under Deferred compensation plan employees’ savings plan, described under Pension, benefits and perquisites – Benefits shares acquired and held by exercising stock options granted under our stock option plans, described under Mid-term and long-term incentives – Stock options; and

  shares received upon payment of restricted share units, described under Mid-term and long-term incentives – Restricted share units.

Concrete measures are taken if the 3-year target or the 5-year target is missed. These measures include, but are not limited to, the payment of a portion of the short-term annual incentive award in deferred share units, the payment of restricted share units in shares or in deferred share units and, when stock options are exercised, the requirement to hold BCE common shares having a market value equal to a portion of the after-tax financial gain resulting from the exercise. These measures remain in effect until the target is reached.

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Compensation discussion & analysis

Shareholder return performance graph

The graph below compares the cumulative annual total return of BCE’s common shares against the cumulative annual total return of the S&P/TSX Composite Index and the S&P Global 1200 Telecommunications Services Index, assuming an initial investment of $100 and that all subsequent dividends were reinvested.

	2003	2004	2005	2006	2007	2008

BCE common shares	100	104	105	125	164	107

S&P/TSX
Composite Index	100	114	142	167	183	123

S&P Global 1200
Telecom Index	100	119	112	151	191	130

BCE Inc.

BCE’s total return is based on BCE’s common share price on the Toronto Stock Exchange and assumes the reinvestment of dividends.

S&P/TSX Composite Index

With approximately 95% coverage of the Canadian equities market, the S&P/TSX Composite Index is the primary gauge for Canadian-based, Toronto Stock Exchange-listed companies. Such companies include amongst others: BCE, Royal Bank of Canada, Manulife Financial Corporation, EnCana Corporation, and Research In Motion Limited.

S&P Global 1200 Telecommunications Services Index

The S&P Global 1200 Telecommunications Services Index consists of 41 companies worldwide including amongst others: BCE, TELUS Corp., Rogers Communications Inc., the U.S. Regional Bell Operating Companies (AT&T Inc., Verizon Communications Inc., Qwest Communications International Inc.), European Incumbent Local Exchange Carriers (BT Group, Deutsche Telekom AG, France Telecom SA, Telecom Italia SpA, Telefonica S.A.), the U.S. Regional Local Exchange Carriers (Century Telephone, Citizens Communications) and wireless companies (Sprint Nextel Corp., Vodafone Group PLC, China Mobile Ltd., NTT DoCoMo Inc.).

For the last five years, executive compensation has reflected corporate performance.

Base salaries

Since 2006, salaries have been maintained at their 2005 levels so as to put more weight on variable compensation in accordance with our pay for performance philosophy and are adjusted only to reflect additional responsibilities or increase in job scope.

Short-term incentive awards

The corporate performance index used to calculate our named executive officers’ short-term incentive awards for the years 2003 to 2007 was set at 50%, 59%, 70%, 90% and 61%, respectively, as corporate objectives were not fully met. For 2008 and due to the extraordinary context of the proposed privatization transaction and tremendous work done on the 100-day plan to restructure and re-energize the company and the execution of the five strategic imperatives put in place to ultimately increase shareholders’ value, short-term incentive awards were paid using corporate and individual performance indexes of 100%. These performance indexes were supported by significant financial and operational achievements in 2008.

Mid-term and long-term incentive awards

Restricted share units granted in 2004 for the two-year period ending on December 31, 2006 vested as operational and financial objectives on which their vesting were based were achieved, setting the stage for an increase in shareholder value in the months that followed. 2006-2007 restricted share units were forfeited and in lieu a retention policy was introduced.

None of the stock options granted to our executives in 2004 for the three-year period ending at the end of 2006 vested as our total shareholder return did not meet the total shareholder return of our peer group for that period.

As well, the downturn in the value of our shares at the end of 2008 – due to the termination of the privatization transaction and the current economic and market conditions – affected the long-term incentive compensation of our active executives as the first tranche of 25% of their stock options granted in 2007 for the two-year period ending on December 31, 2008 which vested in 2008 does not currently hold any value. Moreover and although vested, our currently active executives did not realize any gain in 2008 on their stock options as they were prohibited from trading our shares until termination of the privatization transaction on December 12, 2008.

BCE Inc. – 2009 Management Proxy Circular   39

Executive compensation

SUMMARY COMPENSATION TABLE

The table below summarizes the compensation of our named executive officers. The named executive officers are our President and CEO, our Executive Vice-President and CFO and our three most highly compensated executive officers ranked by their total compensation in the table below. In addition, our former President and CEO, whose employment ended in 2008, is included.

For more information regarding our compensation philosophy and a discussion of the elements of our compensation programs, see Compensation discussion & analysis .

The material factors necessary for an understanding of the compensation detailed in the following table are described under Compensation discussion & analysis and the footnotes to such table.

In this section titled Executive compensation, we, us, our and company mean BCE Inc., and its main subsidiary, Bell Canada, and BCE means BCE Inc. Compensation below was received and is expressed in Canadian currency, unless otherwise indicated.

									SHARE AND OPTION-BASED AWARDS FOR 2009-2010 GRANTED IN DECEMBER 2008
				2008 COMPENSATION
(IN DOLLARS)	BASE SALARY [$]	SHARE- BASED AWARDS FOR 2008 [$] [2]	NON-EQUITY INCENTIVE PLAN COMPENSATION (ANNUAL INCENTIVE PLANS) [$] [3]	PENSION VALUE [$] [4]	ALL OTHER COMPENSATION [$] [5]	ONE-TIME PRIVATIZATION TRANSACTION RELATED PAYMENTS [$] [6]	TOTAL 2008 COMPENSATION [$]	SHARE-BASED AWARDS FOR 2009-2010 [$] [7]		OPTION-BASED AWARDS FOR 2009-2010 [$] [8]		TOTAL SHARE AND OPTION-BASED AWARDS FOR 2009-2010 [$]

NAME AND PRINCIPAL POSITION								GRANT DATE FAIR VALUE	CASH VALUE REALIZED ON 2009-2010 AWARDS IN 2008	GRANT DATE FAIR VALUE	CASH VALUE REALIZED ON 2009-2010 AWARDS IN 2008	GRANT DATE FAIR VALUE	CASH VALUE REALIZED ON 2009-2010 AWARDS IN 2008

George A. Cope[1]	959,327	0	1,215,000	185,463	141,555	2,050,000	4,551,345	11,250,000	0	3,750,000	0	15,000,000	0
President and CEO,
BCE and Bell Canada

Siim A. Vanaselja	535,000	0	433,600	281,668	37,057	3,241,822	4,529,147	3,750,000	0	–	–	3,750,000	0
Executive Vice-
President and CFO,
BCE and Bell Canada

Kevin W. Crull	650,000	0	526,800	57,084	191,200	3,911,298	5,336,382	4,500,000	0	–	–	4,500,000	0
President – Residential
Services, Bell Canada

Wade Oosterman	700,000	0	567,300	61,476	33,980	3,007,301	4,370,057	4,500,000	0	–	–	4,500,000	0
President – Bell Mobility
and Chief Brand
Officer, Bell Canada

Stéphane Boisvert	673,494	400,000	567,300	78,349	9,409	2,300,825	4,029,377	4,500,000	0	–	–	4,500,000	0
President – Enterprise,
Bell Canada

FORMER EXECUTIVE
OFFICER

Michael J. Sabia[1]	729,167	0	3,125,000	1,253,000	14,596,118	1,250,000	20,953,285	–	–	–	–	–	–
Former President
and CEO, BCE and
CEO, Bell Canada

40   BCE Inc. – 2009 Management Proxy Circular

Executive compensation

[1]	MR. COPE became President and Chief Executive Officer, BCE and Bell Canada at the time of MR. SABIA’s departure from Bell Canada and BCE on July 11, 2008. MR. COPE was previously President and Chief Operating Officer of Bell Canada.

[2]	This column includes for MR. BOISVERT a special award of deferred share units which was granted on December 22, 2008 to recognize a commitment not paid at year-end 2007 in recognition of his contribution to the Enterprise business unit. No vesting conditions are attached to these deferred share units and therefore, as per the terms of the share unit plan for senior executives and other key employees (1997) (Deferred Share Unit Plan), such are vested at the time of grant.

The share price at the time of grant is equal to the closing price of a board lot of common shares of BCE on the Toronto Stock Exchange on the last trading day before the grant comes into effect. The deferred share units amount represented is based on the grant date fair value of the award calculated using a share price at the time of grant of $22.64. The accounting fair value of the deferred share unit award as at the December 22, 2008 award date, determined in accordance with Section 3870 of the CICA Handbook, is equal to the grant date fair value of such award as disclosed above. For the purposes of preparing the financial statements for the year ended December 31, 2008, the company is required, pursuant to Section 3870 of the CICA Handbook, to revalue the award at the end of the period to BCE’s common shares market value, being $25.13. On that basis, the accounting fair value of the deferred share unit award for MR. BOISVERT is deemed to be $443,993. For purposes of preparing financial statements for any subsequent period, annual or quarterly, the compensation expense that will be included in the company’s financial statements will be adjusted for subsequent changes in the market value of BCE  common shares until the final payout.

[3]	This column only includes the 2008 annual short-term incentive awards paid to the named executive officers, as described under Compensation discussion & analysis – Annual short-term incentive awards. Except for MR. SABIA, our named executive officers chose to participate in the Deferred Share Unit Plan by electing to receive all or a portion of their 2008 annual short-term incentive award in deferred share units. The percentage of participation in the Deferred Share Unit Plan for the 2008 annual short-term incentive award of each named executive officers is as follows: MR. COPE – 50%, MR. VANASELJA – 100%, MR. CRULL – 75%, MR. OOSTERMAN – 30% and MR. BOISVERT – 40%. The effective date of such grants of deferred share units was February 16, 2009. The share price used was $26.12 and was equal to the closing share price of a board lot of common shares of BCE on the Toronto Stock Exchange on the last trading day before the grant came into effect. MR. SABIA was not eligible for payment of all or a portion of his 2008 short-term incentive award in deferred share units as he was no longer at the employ of our company at the time deferred share units were granted as payment of annual short-term incentives.

[4]	As described under Pension arrangements, for all named executive officers except for MR. VANASELJA and MR. SABIA, this represents the employer contribution in 2008 for the different defined contribution arrangements. For MR. VANASELJA, it represents the current service cost of an additional year of service and the increase in the short-term incentive target of 1% which is pensionable. For MR. SABIA, this pension value is calculated using the assumptions in the financial statements as of the plan measurement date (December 31, 2008) and reflects his retirement in 2008.

[5]	Perquisites and other personal benefits which in aggregate are worth less than $50,000 or 10% of the total annual base salary for the financial year are not included in all other compensation. The total perquisites amount for MR.COPE and MR. CRULL is $66,139 and $77,705, respectively. This consists mainly in a perquisite allowance in the amount of $48,273 for MR. COPE. For MR. CRULL, it consists mainly in a perquisite allowance of $45,500 and tuition fees in the amount of $30,000.

This column also includes but is not limited to:

– Payments of life insurance premiums for all of the named executive officers. For MR. SABIA, it includes an amount of $19,721 for premiums paid for an additional life insurance policy of $10 million in his name.

– A market locality differential payment of $80,574 for MR. CRULL as per his employment contract. Such benefit is intended to offset higher housing costs resulting from his relocation to Canada upon hire. The amount of the differential payment decreases every year, until expiry in June 2010.

– Value of dividend equivalent in the form of additional deferred share units which are equal in value to the dividend paid on BCE common shares. This represents an amount of $28,940 for MR. VANASELJA, $24,394 for MR. CRULL, $6,319 for MR. OOSTERMAN and $232,131 for MR. SABIA. No dividend equivalents were credited in 2008 for MR. COPE and MR. BOISVERT under the deferred share unit plan as their dividend entitlement started in 2009.

– Value of dividend equivalent in the form of additional restricted share units on 2006-2007 share units which are equal in value to the dividend paid on BCE common shares. This represents an amount of $57,750 for MR. SABIA.

– Value of dividend equivalent in the form of additional share units on 2006 share units granted outside of the Restricted Share Unit Plan which are equal in value to the dividend paid on BCE common shares. This represents an amount of $64,969 for MR. COPE and $21,088 for MR. OOSTERMAN.

– For MR. SABIA, payments triggered at the time of his departure from Bell Canada and BCE in 2008 which amount to $14,236,139. This amount does not include the monthly pension he received from the company in 2008. For more information on MR. SABIA’s termination benefits, see Termination and change in control benefits.

[6]

Represents the sum of the non-recurring recognition and retention payments made in 2008. Both payments were related to the privatization transaction.

Recognition awards were approved by the Board in 2007 and were to be made to key personnel on a discretionary basis. The amounts of the recognition awards were based on the position of such key employees and their role in the review of strategic alternatives and in the development, approval and completion of the privatization transaction. All named executive officers were entitled to a recognition award. The above includes half of their approved recognition award which was paid in July  2008. The payment of the other half was conditional upon closing of the privatization transaction and was therefore forfeited at the time such transaction was terminated.

In 2007, all executives became eligible for a retention payment instead of their 2006-2007 restricted share units. These restricted share units were therefore cancelled. MR. SABIA declined participation in the retention policy and as a result retained his restricted share units which vested and were paid out in 2008 in accordance with the provisions of the Restricted Share Unit Plan and of his employment agreement. The retention policy covered the period from June 30, 2007 to June 30, 2008.

BCE Inc. – 2009 Management Proxy Circular   41

Executive compensation

The table below outlines the non-recurring recognition and retention payments made in 2008:
	RECOGNITION	RETENTION
NAMED EXECUTIVE	AWARD	AWARD	TOTAL
OFFICER	[$]	[$]	[$]

George A. Cope	250,000	1,800,000	2,050,000
Siim A. Vanaselja	750,000	2,491,822	3,241,822
Kevin W. Crull	250,000	3,661,298	3,911,298
Wade Oosterman	250,000	2,757,301	3,007,301
Stéphane Boisvert	250,000	2,050,825	2,300,825
Michael J. Sabia	1,250,000	–	1,250,000

[7]

This column includes 2009-2010 restricted share units granted to our named executive officers on December 22, 2008 for the two-year period ending December 21, 2010. The 2009-2010 restricted share units will fully vest on December 21, 2010 provided that the named executive officer is at the employ of the company or one of its subsidiaries at that time. The 2009-2010 restricted share units amounts represented are based on the grant date fair value of the award calculated using a share price at the time of grant of $22.15. For the 2009-2010 restricted share units, the share price at the time of grant is equal to the volume weighted average of the trading price per BCE  common share of a board lot of BCE common shares traded on the Toronto Stock Exchange for the five consecutive trading days ending on the trading day prior to the day the grant becomes effective. The accounting fair value of each of the 2009-2010 restricted share unit awards as at the December 22, 2008 award date, determined in accordance with Section 3870 of the CICA Handbook, is equal to the grant date fair value of each such award as disclosed above.

For the purposes of preparing the financial statements for the year ended December 31, 2008, the company is required, pursuant to Section 3870 of the CICA Handbook, to revalue the awards at the end of the period to the market value of BCE’s common shares, being $25.13. On that basis, the aggregate accounting fair value of the 2009-2010 restricted share unit awards for the named executive officers is deemed to be $31,483,492.

In addition, for the purposes of determining the accounting expense to be included in the financial statements of the company for the year ended December 31, 2008 in respect of the 2009-2010 restricted share unit awards, such accounting fair value is adjusted for forfeitures and amortized over the vesting period of the awards, in this case being the period from December 22, 2008 to December 21, 2010. On that basis, the 2008 accounting expense in respect of the 2009-2010 restricted share unit awards for the named executive officers is $393,544, which is $27,356,456 less than the aggregate grant date value of such awards.

For purposes of preparing financial statements for any subsequent period, annual or quarterly, the compensation expense that will be included in the company’s financial statements will be adjusted for subsequent changes in the market value of BCE’s common shares during the vesting period.

[8]

Includes a stock option grant to MR. COPE which was awarded on December 22, 2008 for the two-year period ending December 21, 2010.

The exercise price of $22.50 was based on the higher of the volume weighted average of the trading price on the trading day immediately prior to the effective date of the grant and the volume weighted average of the trading price for the last five consecutive trading days ending immediately on the trading day prior to the effective date of the grant. A binomial value of $4.77 was used to convert the value awarded by the Board into 790,000 options.

The accounting fair value of the stock option award determined in accordance with Section 3870 of the CICA Handbook is calculated using the Black-Scholes option pricing model and is equal to $2,314,700, which is $1,435,300 less than the grant date fair value of such award as disclosed above. The difference is explained by the use of a different option pricing model for calculating the award fair value. The binomial option pricing model is used in line with the company’s practice.

For the purposes of determining the accounting expense to be included in the financial statements of the company for the year ended December 31, 2008 in respect of the stock option award, such accounting fair value is adjusted for forfeitures and amortized over the vesting period of the award, in this case being the period from December 22, 2008 to December 21, 2010. On that basis, the 2008 accounting expense in respect of the stock option award is $25,025, which is $3,724,975 less than the total grant date value of such award.

42   BCE Inc. – 2009 Management Proxy Circular

Executive compensation

INCENTIVE PLAN AWARDS

Outstanding unexercised option-based awards and unvested share-based awards

The following table includes all unexercised option-based awards and all unvested share-based awards outstanding at the end of the financial year ended December 31, 2008. Refer to the Compensation discussion & analysis – Mid-term and long-term incentive awards section for the material features of the plans.

						OPTION-BASED AWARDS		SHARE-BASED AWARDS

								NUMBER OF SHARES OR UNITS OF SHARES THAT HAVE NOT VESTED [#] [2]	MARKET OR PAYOUT VALUE OF SHARE-BASED AWARDS THAT HAVE NOT VESTED [$] [2]
		NUMBER OF SECURITIES UNDERLYING
			UNEXERCISED OPTIONS
							VALUE OF
					OPTION	OPTION	UNEXERCISED
			NOT	TOTAL	EXERCISE	EXPIRATION	IN-THE-MONEY
		VESTED	VESTED	OPTIONS	PRICE	DATE	OPTIONS
NAME	GRANT DATE	[#]	[#]	[#]	[$]		[$] [1]

George A. Cope	2005-11-18	443,000	0	443,000	27.00	2011-11-17	0	507,901	12,763,552
	2007-03-12	62,500	187,500	250,000	30.72	2013-03-11	0
	2008-12-22	0	790,000	790,000	22.50	2014-12-21	2,077,700

Siim A. Vanaselja	2001-01-15	75,000	0	75,000	41.10	2011-01-14	0	169,301	4,254,534
	2002-02-27	115,389	0	115,389	33.40	2012-02-26	0
	2003-02-26	117,899	0	117,899	27.99	2013-02-25	0
	2007-03-12	27,500	82,500	110,000	30.72	2013-03-11	0

Kevin W. Crull	2005-03-07	37,500	12,500	50,000	29.30	2015-03-06	0	203,161	5,105,436
	2007-03-12	32,500	97,500	130,000	30.72	2013-03-11	0

Wade Oosterman	2006-08-07	180,000	0	180,000	26.08	2016-08-06	0	203,161	5,105,436
	2007-03-12	32,500	97,500	130,000	30.72	2013-03-11	0

Stéphane Boisvert	2007-03-12	32,500	97,500	130,000	30.72	2013-03-11	0	203,161	5,105,436

Michael J. Sabia[3]	2000-06-28	228,343	0	228,343	35.00	2010-06-27	0	–	–
	2001-02-28	50,000	0	50,000	40.65	2011-02-27	0
	2002-02-27	360,000	0	360,000	33.40	2011-07-11	0
	2007-03-12	275,000	0	275,000	30.72	2011-07-11	0

[1]	The value of unexercised in-the-money options is calculated using the closing price of a board lot of common shares of BCE on the Toronto Stock Exchange on December 31, 2008, i.e. $25.13, less the exercise price of those options.

[2]	This number represents 2009-2010 restricted share units granted on December 22, 2008 and the market value amount is calculated by multiplying the number of restricted share units that have not vested by the closing price of a board lot of common shares of BCE on the Toronto Stock Exchange on December 31, 2008, i.e. $25.13. As described under Compensation discussion & analysis – Mid-term and long-term incentive awards, the 2009-2010 restricted share units will vest on December 21, 2010 if the participant is still at the employ of the company or one of its subsidiaries on this date. Dividends in the form of additional restricted share units will be credited on each dividend payment date and are equal in value to the dividend paid on BCE common shares vesting only on December 21, 2010. No dividend equivalents in the form of additional restricted share units are included in above column as dividend entitlement started on January 15, 2009 for the 2009-2010 restricted share units.

[3]	At the time of MR. SABIA’s departure on July 11, 2008 and given his eligibility to retirement shortly thereafter, the MRCC recommended and the Board approved that MR. SABIA’s options be treated under the retirement provisions of the stock options plans and as such his stock options remain exercisable for a period of three years from July 11, 2008 without exceeding the original expiration date. See Termination and change in control benefits – Termination benefits.

BCE Inc. – 2009 Management Proxy Circular   43

Executive compensation

Incentive plan awards – value vested or earned during the year

The following table summarizes option-based awards and share-based awards that vested during 2008 as well as short-term incentive awards earned during 2008. Refer to the Compensation discussion & analysis – Mid-term and long-term incentive awards and Annual short-term incentive awards sections for the material features of the plans.

						SHARE-BASED	NON-EQUITY INCENTIVE
				OPTION-BASED AWARDS		AWARDS	PLAN COMPENSATION

		OPTIONS VESTED		VALUE ON	VALUE ON	VALUE VESTED	VALUE EARNED
	VESTING DATE	DURING 2008		VESTING DATE	DECEMBER 31, 2008	DURING THE YEAR	DURING THE YEAR
NAME		[#]		[$] [1]	[2]	[$] [3]	[$] [4]

George A. Cope	2008-03-12	62,500	[5]	475,000	0	0	1,215,000
	2008-11-18	443,000	[6]	5,028,050	0

Siim A. Vanaselja	2008-03-12	27,500	[5]	209,000	0	0	433,600

Kevin W. Crull	2008-03-07	12,500	[7]	81,250	0	0	526,800
	2008-03-12	32,500	[5]	247,000	0

Wade Oosterman	2008-03-12	32,500	[5]	247,000	0	0	567,300

Stéphane Boisvert	2008-03-12	32,500	[5]	247,000	0	0	567,300

Michael J. Sabia[8]	2008-03-12	112,500	[5]	855,000	0	3,752,887	3,125,000

[1]	This value was determined by calculating the difference between the closing price of a board lot of common shares of BCE on the Toronto Stock Exchange on the vesting date and the exercise price of the options.

[2]

This value was determined by calculating the difference between the closing price of a board lot of common shares of BCE on the Toronto Stock Exchange on December 31, 2008 and the exercise price of the options.

[3]	As described under Compensation discussion & analysis – Non recurring retention and recognition payments – Retention policy, 2006-2007 restricted share units granted to our executives for the performance period ending December 31, 2007 were forfeited further to BCE’s announcement of the proposed privatization transaction on June 30, 2007. At that time, executives became instead eligible for a retention payment. However, MR. SABIA declined participation in the retention policy and the terms of his restricted share units continued to be governed by the Restricted Share Unit Plan and his employment agreement. All of MR. SABIA’S restricted share units therefore vested and were paid in 2008 in accordance with the termination provisions of his employment agreement. The value vested during the year is equal to the aggregate value of his restricted share units which was set by the Board at $34.55 per unit in accordance with the provision of the Restricted Share Unit Plan and on which basis former executives received payment in cash of their 2006-2007 restricted share units.

[4]	These amounts are the same as those included in the Summary Compensation Table under the column Non-equity incentive plan compensation (Annual incentive plans) and include only the 2008 annual short-term incentive awards paid to the named executive officers, as described under Compensation discussion & analysis – Annual short-term incentive awards. Our active named executive officers chose to participate in the share unit plan for senior executives and other key employees (1997) (Deferred Share Unit Plan) by electing to receive all or a portion of their 2008 annual short-term incentive award in deferred share units. The percentage of participation in the Deferred Share Unit Plan for the 2008 annual short-term incentive award of each named executive officers is as follows: MR. COPE – 50%, MR. VANASELJA – 100%, MR. CRULL – 75%, MR. OOSTERMAN – 30% and MR. BOISVERT – 40%. The effective date of such grants of deferred share units was February 16, 2009. MR. SABIA was not eligible for payment of all or a portion of his 2008 short-term incentive award in deferred share units as he was no longer at the employ of our company at the time deferred share units were granted. Details of outstanding deferred share units is provided in the table entitled Details of outstanding deferred share units under Narrative Discussion.

[5]	On March 12, 2007, all of the named executive officers received a grant of 2007-2008 options for a two-year period ending December 31, 2008. These options vest at a rate of 25% per year over a four-year period as per standard plan provisions. 25% vested on March 12, 2008.

[6]	443,000 options were granted to MR. COPE on November 18, 2005 to replace non-performance-based options granted by his former employer. All of such options vested on November 18, 2008 based on the original time-based vesting condition, i.e. on the third anniversary of the grant.

[7]

50,000 options were granted to MR. CRULL on March 7, 2005 as a special hiring award with vesting at a rate of 25% per year over a four-year period as per standard plan provisions. 25% vested on March 7, 2008.

[8]

For MR. SABIA, certain restricted share units and stock options vested pursuant to his employment agreement. See Termination and change in control benefits – Termination benefits for details regarding this additional vesting.

44   BCE Inc. – 2009 Management Proxy Circular

Executive compensation

NARRATIVE DISCUSSION

Stock option plan

Our long-term incentives are comprised of stock options to buy BCE common shares under our stock option plans.

The exercise price is the price at which a common share may be purchased when an option is exercised. Effective June 6, 2007, shareholders approved that the exercise price be the higher of the volume weighted average of the trading price per BCE  common share of a board lot of BCE common shares traded on the Toronto stock exchange: (i) on the trading day prior to the day the grant becomes effective or, if at least one board lot of BCE common shares has not been traded on such day, then the closing price for the next preceding day for which at least one board lot was so traded; and (ii) for the five consecutive trading days ending on the trading day prior to the day the grant becomes effective. For options granted prior to June 6, 2007, the exercise price was equal to the market value of the shares on the last trading day before the grant came into effect.

For most options granted, the right to exercise options vests at 25% per year over four years of continuous employment from the date of grant, unless a special vesting period applies. Special vesting applied to the 443,000 options granted to MR. COPE on November 18, 2005 as 100% vested on November 18, 2008 and to the 790,000 options granted to him on December 22, 2008 as such options will fully vest on December 21, 2010 if he is still at the employ of the company or of a subsidiary at that time. The term of any option may not exceed ten years from the effective date of the grant. Until 2004, options were granted for a term of ten years from the effective date of the grant. Since 2004, options are generally granted with a term of six years from the effective date of the grant, unless the MRCC recommends and the Board approves otherwise at the time of the grant.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

			NUMBER OF SECURITIES REMAINING
			AVAILABLE FOR FUTURE ISSUANCE
	NUMBER OF SECURITIES TO BE ISSUED	WEIGHTED-AVERAGE EXERCISE	UNDER EQUITY COMPENSATION
	UPON EXERCISE OF OUTSTANDING	PRICE OF OUTSTANDING OPTIONS,	PLANS EXCLUDING SECURITIES
	OPTIONS, WARRANTS AND RIGHTS	WARRANTS AND RIGHTS	REFLECTED IN COLUMN [A]
	[#]	[$]	[#]
NAME	[A]	[B]	[C]

Equity compensation plans approved by securityholders	116,323	17	–

Equity compensation plans not approved by securityholders[1]	14,910,565	33	40,280,628	[2]

Total	15,026,888	33	40,280,628

[1]	The material features of the BCE Inc. Long-Term Incentive (Stock Option) Program (1999) are provided under Compensation discussion & analysis – Mid-term and long-term incentive awards – Stock options and the material features of the BCE Inc. Employees’ Savings Plans (1970) and (2000) are provided under Employee’ savings plans below.

[2]	This number includes 13,513,812 BCE common shares issuable pursuant to employee subscriptions under the BCE Inc. Employees’ Savings Plans (1970) and (2000).

The following table sets out the number of securities issued and issuable under each of the company’s security-based compensation arrangements and the number of BCE common shares underlying outstanding options and percentages represented by each calculated over the number of BCE common shares outstanding as at December 31, 2008.

								COMMON SHARES UNDER OUTSTANDING OPTIONS
	COMMON SHARES ISSUABLE			[1]	COMMON SHARES ISSUED TO DATE

	#		%	[2]	#	%	[2]	#		%	[2]

BCE Inc. Long-Term Incentive
(Stock Option) Program (1999)[3]	41,667,381	[4]	5.2		8,016,524	1.0		14,910,565	[5]	1.8

BCE Inc. Replacement Stock
Option Plan (Plan of
Arrangement 2000)	116,323		–		3,577,768	–		116,323		–

Employees’ Savings Plans
(1970) and (2000)	13,513,812	[6]	1.7		16,574,937	2.1		N/A		N/A

[1]	This number excludes BCE common shares issued to date and represents the aggregate of BCE common shares underlying outstanding options and BCE common shares remaining available for future grants of options and subscriptions under the Employees’ Savings Plans.

[2]	Outstanding BCE Common Shares as at December 31, 2008 = 807,049,958.
[3]	As at the date of this Circular, there were 49,693,905 common shares issued and issuable under the Stock Option Program (1999), which represented 6.3% of the then outstanding common shares.
[4]	Out of a maximum number of issuable BCE common shares of 50,000,000 under the Stock Option Program (1999) after deduction of 306,095 common shares transferred to and issued or issuable under the BCE Inc. Replacement Stock Option Plan (Plan of Arrangement 2000).

[5]	As at the date of the Circular, there were 13,194,993 common shares underlying outstanding options, which represented 1.7% of the then outstanding common shares.
[6]	Out of an aggregate maximum number of issuable BCE common shares of 20,000,000 under the Employee’s Savings Plans (1970) and (2000).

BCE Inc. – 2009 Management Proxy Circular   45

Executive compensation

Employees’ savings plans

Employees’ Savings Plans are designed to encourage our employees and those of our participating subsidiaries to own shares of BCE. In most instances, each year, employees who have completed at least six months of service and who do not control directly or indirectly 5% or more of the outstanding common shares of BCE are eligible to participate in the plans and can choose to have up to a certain percentage of their annual eligible earnings withheld through regular payroll deductions to buy BCE common shares. In some cases, the employer may also contribute up to a maximum percentage of the employee’s annual eligible earnings to the plan. In 2008 however, in connection with the privatization transaction, executives were excluded from participation in the Employees’ Savings Plan and non-executives participation was suspended early December 2008. The right to participate in such plan has been reinstated in February 2009. The number of shares which may be issued under the Employees’ Savings Plans to insiders of a participating company, within any one-year period, under all security-based compensation arrangements of BCE may not exceed 10% of all issued and outstanding BCE common shares. Each participating company decides on its maximum contribution percentage. Employees can contribute up to 12% of their annual earnings. BCE or Bell Canada contributes up to 2%. The trustee of the Employees’ Savings Plans buys BCE common shares for the participants on the open market, by private purchase or from BCE (issuance of treasury shares). The price of the shares purchased by the trustee on the open market or by private purchase is equal to the value paid by the trustee for such shares. The price for treasury shares (if any) purchased from BCE is equal to the weighted average prices of the shares purchased by the trustee on the open market and by private purchase (if any) in the week immediately preceding the week in which the purchase is made from BCE. The purchase price for treasury shares may not be below the market price of the securities, as established pursuant to the plan. All the shares have been purchased on the market in 2008, but we may issue shares from treasury from time to time to fill employee subscriptions. Upon termination of employment, participation in the Employees’ Savings Plans ceases and the participant receives all the shares or the value of such shares in the participant’s account, excluding those purchased by contributions made by the participating company during the year of termination unless the participating company authorizes it. In instances of retirement or death, such entitlement to the company contribution is automatic. Participation in the Employees’ Savings Plans is not assignable.

Deferred compensation plan

Deferred share units have the same value as BCE common shares. No vesting conditions are attached to deferred share units and they therefore vest at time of grant. More information is provided under Compensation discussion & analysis – Deferred compensation plan. The share price at which share units are granted is equal to the closing share price of a board lot of common shares of BCE on the Toronto Stock Exchange on the last trading day before the grant comes into effect.

The following table includes details of outstanding deferred share units for our active named executive officers:

DETAILS OF OUTSTANDING DEFERRED SHARE UNITS
		2008 ANNUAL SHORT-TERM INCENTIVE AWARD			OUTSTANDING DEFERRED SHARE UNITS AS OF
		ELECTED IN DEFERRED SHARE UNITS				MARCH 11, 2009
				[1]		[2]

	EFFECTIVE DATE	NUMBER		SHARE PRICE
NAME		[#]		[$]	[#]	[$]

George A. Cope	2009-02-16	23,258		26.12	23,258	580,985
Siim A. Vanaselja	2009-02-16	16,600		26.12	57,430	1,434,601
Kevin W. Crull	2009-02-16	15,126		26.12	49,542	1,237,559
Wade Oosterman	2009-02-16	6,515		26.12	15,430	385,441
Stéphane Boisvert	2009-02-16	8,687		26.12	26,620	664,968
	2008-12-22	17,667	[3]	22.64	–	–

[1]	The percentage of participation in the Deferred Share Unit Plan for the 2008 annual short-term incentive award of each named executive officers is as follows: MR. COPE – 50%, MR. VANASELJA – 100%, MR. CRULL – 75%, MR. OOSTERMAN – 30% and MR. BOISVERT – 40%.

[2]	The value of outstanding deferred share units is calculated by multiplying the number of outstanding deferred share units as of March 11, 2009 by the closing price of BCE’s common shares on the Toronto Stock Exchange on such date, i.e. $24.98.

[3]	MR. BOISVERT received a special deferred share unit award of $400,000 to recognize a commitment not paid at year end 2007 in recognition of his contribution to the Enterprise business unit.

46   BCE Inc. – 2009 Management Proxy Circular

Executive compensation

PENSION ARRANGEMENTS

All of the named executive officers participate in a Bell Canada Pension Plan (Bell Plan). All named executive officers except Mr. Vanaselja and Mr. Sabia are covered under the defined contribution arrangement of the Bell Plan and they have all entered into defined contribution supplementary agreements. Mr. Sabia and Mr. Vanaselja are covered under the defined benefit arrangement of the Bell Plan and have also entered into defined benefit supplementary agreements.

Defined contribution arrangements

Defined Contribution Basic Plan (DC Basic Plan)

The DC Basic Plan is the sum of:

  Employee contributions: Employee may contribute up to a maximum of 4% of pensionable earnings, subject to the Income Tax Act (Canada) (ITA) limit.

  Employer contributions: Employer contributes 4% of pensionable earnings and matches the first 2% of employee contributions, for a maximum of 6%.

  a. Registered Defined Contribution Plan Arrangement (Registered DC Plan Arrangement)

  The Registered DC Plan Arrangement is a component of the Bell Canada Pension Plan. Under this arrangement, each participant has the responsibility to choose how to invest the contributions made in his registered account and the rate of return depends on his choice. Employee contributions, company contributions and any investment returns are immediately vested. The sum of employee and employer contributions is limited to the maximum allowed under the ITA for registered pension plans.

  b. Defined Contribution Notional Account (DC Notional Account)

  When the sum of employee and employer contributions in any given year reaches the limit prescribed under the ITA, contributions stop being deducted from the employee’s pay and deemed employer contributions start to accumulate in his DC Notional Account. The notional account vests immediately and is credited monthly at the rate of return of an actively managed fund called the Bimcor Balanced Fund. This notional account accumulates until termination, retirement or death, at which point it is paid in cash to the employee or beneficiary.

Defined Contribution Supplementary Executive Retirement Plan (DC SERP)

All executive officers, including named executive officers, hired or appointed to an officer position on or after January 1, 2005 are eligible to benefits under the DC SERP after having served as an officer for at least five years. These supplemental arrangements consist in the application of a multiplier to employer’s contributions accumulated in their accounts under the DC Basic Plan (Registered DC Plan Arrangement and DC Notional Account) while serving as an officer.

Once an executive officer becomes eligible for benefits under the DC SERP, a multiplier varying from 1.25 upon reaching 45 points (age and years of service) to 3.0 upon reaching 80 points is applied to employer’s contributions (DC Basic Plan). An executive officer may therefore accumulate while an officer (through employer contributions and the related multiplier) up to 18% of his pensionable earnings plus credited investment returns.

The additional amount attributable to DC SERP equals

  The employer’s contributions accumulated in their accounts under the DC Basic Plan times the multiplier

  Less the employer’s contributions accumulated in their accounts under the DC Basic Plan at the date they became officers

The Board may grant additional years of service, additional employer contributions or both, through a special arrangement.

Pensionable earnings include base salary and short-term incentive awards, whether they are paid in cash or deferred share units. The entire cost is paid by the company for the DC SERP and this benefit is payable in a lump sum at termination, death or retirement. The DC SERP, by its nature, does not include any indexation provision unlike the DB SERP.

Under past practice, the annual value of our executive officer pension accrual at the CEO level has exceeded 50% of his annual pensionable earnings. At the request of Mr. Cope, the MRCC has recommended and the Board has approved to credit to his DC SERP employer deemed contributions up to the standard limit of 18% of his annual pensionable earnings and to redirect the difference in this value of compensation to equity based compensation (restricted share units and stock options). This change reinforces our pay for performance philosophy and fully aligns with shareholder interests.

BCE Inc. – 2009 Management Proxy Circular   47

Executive compensation

The following table shows amounts from all the company’s defined contribution arrangements applicable for the named executive officers subject to this pension arrangement.

EXECUTIVE	NAME OF THE ARRANGEMENT		BALANCE AS OF DECEMBER 31, 2007 ($)					BALANCE AS OF DECEMBER 31, 2008 ($)
				COMPENSATORY	[1]	NON-COMPENSATORY	[2]
				($)		($)

George A. Cope[3]	DC Basic Plan	[4]	404,892	105,979		(70,172)		440,699
	DC SERP		253,411	79,484		(16,613)		316,282

	Total		658,303	185,463		(86,785)		756,981

Stéphane Boisvert[5]	DC Basic Plan	[4]	78,353	78,349		(11,224)		145,478
	DC SERP		0	0		0		0

	Total		78,353	78,349		(11,224)		145,478

Wade Oosterman[6]	DC Basic Plan	[4]	70,997	61,476		(9,709)		122,764
	DC SERP		0	0		0		0

	Total		70,997	61,476		(9,709)		122,764

Kevin W. Crull[7]	DC Basic Plan	[4]	197,136	57,084		(43,518)		210,702
	DC SERP		0	0		0		0

	Total		197,136	57,084		(43,518)		210,702

[1]	Employer contribution in 2008 for the different DC arrangements.
[2]	Employee contribution and investment return for the DC Basic Plan, and investment return for the DC SERP.
[3]	In conjunction with his appointment as President and Chief Operating Officer of Bell Canada and to recognize the level of seniority at which he joined the company, Mr. Cope was credited five years of service and $180,000 of notional employer contributions in his DC Notional Account (included under DC Basic Plan in the above table), through a special arrangement. At year end, his multiplier was 1.75 based on 55 points (age 47.4 and 8.1 years of service).

[4]	DC Basic Plan includes the Registered DC Plan Arrangement and the DC Notional Account.
[5]	Mr. Boisvert will be eligible for his DC SERP benefits in August 2011.
[6]	Mr. Oosterman will be eligible for his DC SERP benefits in August 2011.
[7]	Mr. Crull will be eligible for his DC SERP benefits in March 2010.

Defined benefit arrangements

Defined Benefit Basic Plan (DB Basic Plan)

For each year of pensionable service from January 1, 1987 under the DB Basic Plan, the amount of annual pension payable to named executive officers from 65 shall be equal to the sum of:

i. 1.0% of the Year’s Maximum Pensionable Earnings of the year (YMPE), and
ii. 1.7% of the officer’s average annual pay during the best 60 consecutive months of pensionable earnings (AAPE) in excess of the YMPE

a. Registered Defined Benefit Plan Arrangement (Registered DB Plan Arrangement)

The Registered DB Plan Arrangement is a component of the Bell Canada Pension Plan. This arrangement is calculated using the AAPE in which the officer’s compensation produces the highest average. However, it is limited to the maximum allowed under the ITA for registered pension plans. Benefits are partially indexed every year to increases in the Consumer Price Index, subject to a maximum of 4% per year.

b. Excess Defined Benefit Pension (Excess DB Pension)

The excess pension is the pension amount which exceeds the ITA limit on registered pension plans. The entire cost is paid by the company.

This benefit is only payable upon retirement or death after age 55 and is not subject to any deductions for government benefits or other offset amounts. Benefits are also partially indexed every year to increases in the Consumer Price Index, subject to a maximum of 4% per year.

Defined Benefit Supplementary Executive Retirement Plan (DB SERP)

All executive officers, including named executive officers, hired or appointed to an officer position on or before December 31, 2004 are eligible to benefits under the DB SERP. The executive officer receives 1.5 years of pensionable service for every year he serves as an officer. Retirement eligibility is based on the executive officer’s age and years of service. The Board may credit additional years of service towards retirement eligibility, pension calculation or both, through a special DB SERP arrangement. The DB SERP is a non-contributory arrangement.

In general, an executive officer is eligible to receive DB SERP benefits when he reaches one of the following:

  at least age 55, and the sum of age and service is at least 85 at least age 60, and the sum of age and service is at least 80 age 65 and has 15 years of service.

48   BCE Inc. – 2009 Management Proxy Circular

Executive compensation

Pensions are calculated based on pensionable service and pensionable earnings. Pensionable earnings include base salary and short-term incentive awards, up to a maximum of the target value, whether they are paid in cash or deferred share units. The average of the executive officer’s best consecutive 36 months of pensionable earnings is used to calculate his pension.

An executive officer may receive up to 70% of his average pensionable earnings as total pension benefits under the DB Basic Plan and DB SERP. Pensions are payable for life. Surviving spouses receive about 60% of the pension that was payable to the executive officer. Pension payments are partially indexed every year to increases in the Consumer Price Index, subject to a maximum of 4% per year.

In addition to the results in the following table, the executive officers receive a retirement allowance equal to one year’s base salary when they retire under DB SERP provisions. This is not included in their pensionable earnings.

Special Defined Benefit Arrangement (DB SA)

From time to time, the Board may grant DB SA that would become payable to named executive officers if they were to retire before being eligible to their DB SERP. This benefit can be granted to compensate for any gaps between the DB Basic Plan and the DB SERP in certain circumstances.

The following table shows information from all the Company’s defined benefit arrangements for the active named executive officer subject to this pension arrangement.

	NUMBER OF YEARS CREDITED SERVICE [#]				ACCRUED OBLIGATION AT START OF YEAR [$] [4]	COMPENSATORY CHANGE [$] [5]	NON- COMPENSATORY CHANGE [$] [6]	ACCRUED OBLIGATION AT YEAR END [$] [7]
			ANNUAL BENEFITS PAYABLE

			AT YEAR END	AT AGE 65
			[$]	[$]
EXECUTIVE			[2]	[3]

Siim A. Vanaselja
DB Basic Plan[1]	14.9		36,400	350,803	2,401,499	171,171	(453,554)	2,119,116
DB SERP & DB SA[8]	21.8	[9]	0	271,578	1,569,323	110,497	(297,916)	1,381,904

Total			36,400	622,381	3,970,822	281,668	(751,470)	3,501,020

[1]	The DB Basic Plan includes the Registered DB Plan Arrangement and the Excess DB Pension.
[2]	Annual benefits payable at year end based on the DB Basic Plan are limited to the maximum allowed under the ITA for a resignation before age 55. No additional benefits are payable under neither the DB SERP nor the DB SA if the named executive officer leaves voluntarily before age 55. The illustrated pension is a lifetime deferred pension payable at age 65.

[3]	Annual benefits payable at age 65 represents the pension payable under the DB SERP and under the DB Basic Plan assuming the final average earnings as of December 31, 2008 is fixed and the named executive officer continues to work up to age 65. The pensions illustrated in this table are under the joint & survivor option.

[4]	Accrued obligation at start of year is performed using the assumptions in the financial statement as of the plan measurement date (December 31, 2007). The accrued obligation excludes the retirement cash allowance equal to one year’s of base salary payable upon retirement pursuant to the DB SERP.

[5]	The compensatory change is for the current service cost of an additional year of service and the increase in the short-term incentive award target of 1% which is pensionable.
[6]	The non-compensatory change represents the change of discount rate (from 5.6% to 7.0%) and the change of YMPE (established and revised annually by the government and used for the purposes of the Canada/Québec Pension Plan).

[7]	Accrued obligation at year end is performed using the assumptions in the financial statement as of the plan measurement date (December 31, 2008). Refer to our MD&A for a discussion of the significant assumptions we applied in quantifying the accrued obligation at year end. The accrued obligation excludes the retirement cash allowance equal to one year’s of base salary payable upon retirement pursuant to the DB SERP.

[8]	Mr. Vanaselja is eligible for DB SERP benefits if he retires on or after age 60. If his employment is severed for any reasons other than cause before age 55, he will be eligible to an annual deferred pension at age 55 of at least $325,000 under his DB SA. Also, if his employment terminates or is severed for any reasons other than cause on or after age 55 but before age 60, his annual pension will be equal to a percentage of pensionable earnings corresponding to 35% at age 55 plus 3.5% per additional year of age under his DB SA.

[9]	The number of years of credited service for calculating total pension benefits at December 31, 2008 was 21.8 years which includes 14.9 years of actual service and an additional 6.9 years which was credited to Mr. Vanaselja under the company’s policy pursuant to which 1.5 years of service is credited for every year of actual service while acting as an officer for DB SERP.

Pension benefits for inactive named executive officers

Mr. Sabia started receiving an annual pension of $968,750 in September 2008 at age 55. As previously disclosed in our annual management proxy circulars, Mr. Sabia’s pension equals 40% of his best consecutive 60 months of pensionable earnings which include base salary and short-term incentive awards, up to a maximum of the target value. The total value of the accrued obligation as of December 31, 2008 using the same assumptions as the financial statements as of December 31, 2008 and taking into account Mr. Sabia’s retirement is $14,944,000. Consistent with our defined benefit arrangement standard provisions, this pension is partially indexed every year to increases in the Consumer Price Index, subject to a maximum of 4% per year. As outlined above, executive officers hired or appointed to an officer position on or after January 1, 2005 are covered under the DC SERP which, by its nature, does not include any indexation provision unlike the DB SERP.

BCE Inc. – 2009 Management Proxy Circular   49

Executive compensation

TERMINATION AND CHANGE IN CONTROL BENEFITS

Termination benefits

This section describes the benefits applicable to our named executive officers in the event of termination or in the event of a change in control. Amounts were calculated as if termination had occurred on December 31, 2008.

We entered into an agreement with Mr. Cope on October 18, 2005 setting out the terms of his employment. Such agreement provides for the following terms in the event of termination without cause:

  a severance indemnity of $4,623,500 equal to 24 months of his base salary in effect at the time of termination and 24 months of the annual short-term incentive award based on the average awards for the two years preceding termination.

The above payments are subject to Mr. Cope’s compliance with the 12-month non-competition and release provisions of his employment agreement which are limited to the geographical region of Canada.

On May 2, 2007, the MRCC approved the following retirement benefits in the event that Mr. Vanaselja’s employment is severed for a reason other than cause before age 55:

  a deferred pension of $325,000 per annum payable at age 55 as per his Special Defined Benefit Arrangement as explained in more detail under Pension arrangements – Defined benefit arrangements.

In the event that Mr. Vanaselja’s employment terminates or is severed for reason other than cause between the age of 55 and 60, he will be entitled to:

  an immediate pension equal to 35% of pensionable earnings at age 55 plus 3.5% per additional year of age. For example, in the event Mr. Vanaselja continues to work up to age 58 and his employment is then terminated, he would be entitled to an immediate annual pension of $385,300 which is 45.5% of his final average pensionable earnings as of December 31, 2008 ($846,800).

Mr. Crull’s employment agreement dated January 26, 2005, as amended on October 25, 2005 and on May 7, 2007, provides for the following severance payments if his employment is terminated for any reasons other than cause:

  a severance indemnity of $2,372,500 equal to 24 months of his base salary and annual short-term incentive award at target in effect at the time of termination the cost of relocating from Toronto to the United States within nine months of termination. Such relocation costs have been estimated at $286,000 the continued vesting of all stock options and restricted share units for a period of 24 months after termination or until the options’ expiry date if earlier. Following the end of the period of continued vesting, his vested stock options will be exercisable for a 30-day period at the end of which unexercised options will be forfeited. The 2009-2010 grant of restricted share units (203,161 restricted share units granted on December 22, 2008 plus related dividend-like credits) is not eligible for continued vesting as per the conditions attached to the grant. Such continuation of vesting had no incremental value on December 31, 2008.

The above payments are subject to Mr. Crull’s compliance with the 12-month non-competition and release provisions of his employment agreement which are limited to the geographical region of Canada.

In the event of a resignation, Mr. Crull will not be eligible for a severance indemnity but he will be eligible for relocation to the United States and continued vesting of his participation in the company’s stock based compensation plans as described above.

Mr. Oosterman’s employment agreement dated July 3, 2006 provides for the following severance payment if his employment is terminated for any reasons other than cause:

  a severance indemnity of $1,916,250 equal to 18 months of his base salary and annual short-term incentive award at target in effect at the time of termination.

The above payments are subject to Mr. Oosterman’s compliance with the 12-month non-competition and release provisions of his employment agreement.

50   BCE Inc. – 2009 Management Proxy Circular

Executive compensation

Mr. Boisvert’s employment agreement dated May 23, 2006 provides for the following severance payment if his employment is terminated for any reasons other than cause:

  a severance indemnity of $1,916,250 equal to 18 months of his base salary and annual short-term incentive award at target in effect at the time of termination

The above payments are subject to Mr. Boisvert’s compliance with the 12-month non-competition and release provisions of his employment agreement which are limited to the geographical region of Canada.

Mr. Sabia’s termination of employment from Bell Canada and BCE occurred on July 11, 2008. In accordance with the terms of his employment agreement dated April 24, 2002, he received the following payments and benefits which have a value of $14,236,139 with the condition of signing non-competition, non-solicitation, non-disparagement and release provisions:

  a severance indemnity equal to his base salary and annual short-term incentive award at target for a period of 36 months and payment for outstanding vacation days.
  The amount of the indemnity was $9,014,500

  a cash lump sum equivalent to 36 months of perquisite allowance. The amount of the lump sum was $270,000 an incremental payment of $1,766,064 for his 2006-2007 restricted share units representing vesting at 100% over the vesting results approved by the Board vesting of outstanding unvested options as of departure date. 337,500 unvested options granted on March 12, 2007 with an exercise price of $30.72 were vested pursuant to his employment agreement. This had a value of $2,878,875 as of his departure date. At the time of Mr. Sabia’s departure and given his eligibility to retirement shortly thereafter, the MRCC recommended and the Board approved that Mr. Sabia’s options be treated under the retirement provisions of the stock option plans, and as such his options will remain exercisable for a period of three years from July 11, 2008 without exceeding the original expiration date continuation of health care benefits and life insurance for a period of 36 months following his departure. The cost of maintaining these is estimated at $306,700 for the entire period. Should Mr. Sabia find alternate employment before the end of the 36 months, coverage with Bell will cease

Following his 55th birthday and in accordance with the above mentioned employment agreement, Mr. Sabia received a yearly pension of $968,750 which, as previously disclosed in BCE’s annual management proxy circulars, corresponds to 40% of his best consecutive 60 months of pensionable earnings. Refer to the Pension arrangements section for further details on Mr. Sabia’s pension benefits.

Termination provisions applicable to stock options

The following provisions for early termination apply to stock options, unless the MRCC has, for specific circumstances, determined otherwise either at the time an option is granted or later, based on its discretionary authority under the relevant stock option plan. See the Amendments subsection under Mid-term and long-term incentive awards – Stock options for more information.

All non-vested options are forfeited when an employee ceases to be employed by our company or an applicable subsidiary. Participants have 30 days following their termination date (without exceeding the original option period) to exercise their vested options. At the end of the 30-day period or as of the expiry date, all outstanding options are forfeited. The same provisions apply when someone dies except that the estate has 12 months instead of 30 days to exercise all vested options (without exceeding the original expiry date).

When an employee retires, options granted after September 2000 continue to vest for three years after retirement. Participants have three years following their retirement date (without exceeding the original expiry date) to exercise their vested options. At the end of the three-year period or on the original expiry date if it is earlier, all outstanding options are forfeited.

For options granted before September 2000 which are already vested, participants have until the original expiry date to exercise their vested options. On the original expiry date, all outstanding options are forfeited.

Change in control benefits

Change in control provisions applicable to restricted share units

Below are the provisions regarding the payment of 2009-2010 restricted share units that will apply in the event of a change in control.

Upon the occurrence of a change in control, 100% of the restricted share units will become vested and payable in cash no later than forty-five days following the change in control.

A change in control occurs when:

  immediately following a consolidation, merger, amalgamation, reorganization or transaction, the shareholders of BCE immediately prior to such event own equity capital either representing less than 50% of the equity (measured by economic value or voting power) of BCE or other surviving entity or that does not have the power to elect a majority of the Board of BCE or other surviving entity,

BCE Inc. – 2009 Management Proxy Circular   51

Executive compensation

  after giving effect to any transaction or series of related transactions, whether or not BCE is a party thereto, in excess of 50% of BCE’s economic value or voting power is owned by any person and its “affiliates” or “associates” or “joint actors” as such terms are defined under securities legislation, or a sale, lease or other disposition of all or substantially all of the consolidated assets of BCE occurs, provided that a spin-off or sale of one of the businesses of BCE shall not, in and of itself, constitute a change in control.

Below is the number of restricted share units for which vesting would have accelerated for our named executive officers had a change in control happened on December 31, 2008. Mr. Sabia no longer holds any restricted share units.

	NUMBER OF ACCELERATED	VALUE
	RESTRICTED SHARE UNITS	[$]
NAME	[1]	[2]

George A. Cope	515,514	12,954,874
Siim A. Vanaselja	171,839	4,318,308
Kevin W. Crull	206,206	5,181,965
Wade Oosterman	206,206	5,181,965
Stéphane Boisvert	206,206	5,181,965

[1]	Includes January 15, 2009 dividend-like credits as the dividend record date was December 23, 2008.
[2]	Using the closing price of a board lot of common shares of BCE on the Toronto Stock Exchange on December 31, 2008 of $25.13.

Change in control provisions applicable to stock options

If there is a change in control of BCE and the employment of an option holder who is employed by BCE or one of its business units, such as Bell Canada, is terminated within 18 months of the change in control for a reason other than for cause, or if the option holder terminates his or her employment for good reason, his or her unvested options can be exercised for a period of 90 days from the date of termination, or for a longer period that the MRCC may determine.

A change in control occurs when:

  another party acquires 50% or more of the outstanding securities of a class of voting or equity securities of BCE,

  the composition of a majority of the BCE’s Board changes for a reason such as a dissident proxy solicitation,

  BCE’s shareholders approve plans or agreements for disposing of all or substantially all of BCE’s assets, liquidating or dissolving BCE, or in certain cases, merging, consolidating or amalgamating BCE, or the MRCC determines that an event is a change in control.

Change in control or partial change in control of Bell Canada or a designated entity

Unvested options of an option holder who is employed in one of BCE’s business units, such as Bell Canada or another subsidiary that the MRCC identifies as a “designated business unit,” will become exercisable if:

  BCE’s interest in the business unit or subsidiary falls below 50% but remains at least 20%, and the option holder’s employment is terminated within 18 months of the reduction for a reason other than for cause, or if the option holder terminates employment for good reason.

The option holder has up to 90 days from that day, or longer if the MRCC so determines, to exercise the options.

If BCE’s interest in a designated business unit falls below 20%, option holders who are employed in that business unit may exercise all of their unvested options effective upon the earlier of:

  one year following the reduction in the interest, or

  the day the option holder was terminated.

The option holder has up to 90 days from that day, or longer if the MRCC so determines, to exercise the options.

Below is the number of stock options for which vesting would have accelerated for our named executive officers had a change in control happened on December 31, 2008 and our named executive officers employment had been severed. Mr. Sabia no longer holds any unvested stock options.

		VALUE
	NUMBER OF ACCELERATED	[$]
NAME	STOCK OPTIONS	[1]

George A. Cope	977,500	2,077,700
Siim A. Vanaselja	82,500	0
Kevin W. Crull	110,000	0
Wade Oosterman	97,500	0
Stéphane Boisvert	97,500	0

[1]	Using the closing price of a board lot of common shares of BCE on the Toronto Stock Exchange on December 31, 2008 of $25.13.

52   BCE Inc. – 2009 Management Proxy Circular

Interest of informed persons in material transactions

Except as previously disclosed in the Notice of Special Shareholder Meeting and Management Proxy Circular of BCE dated August 7, 2007 in respect of the proposed privatization transaction of the Corporation, under the section entitled Interests of Senior Management and Others in the Arrangement, as updated in the BCE 2007 annual information form dated March 5, 2008 under the section entitled Interests of Senior Management and Others in Material Transactions, which is incorporated herein by reference and is available on SEDAR at www.sedar.com, to the best of our knowledge, there were no directors or executive officers or any associate or affiliate of a director or executive officer with a material interest in any transaction since the commencement of our most recently completed financial year or in any proposed transaction that has materially affected us or is reasonably expected to materially affect us.

Other important information

PERSONAL LOANS TO DIRECTORS AND OFFICERS

The Corporation and its subsidiaries have not granted loans or extended credit to any current or nominated directors or executive officers or to individuals who have held these positions during the last fiscal year, or to any of their associates, and to this extent we are compliant with the prohibition under the Sarbanes-Oxley Act.

DIRECTORS’ AND OFFICERS’ LIABILITY INSURANCE

As at December 31, 2008 we and our subsidiaries have bought directors and officers liability insurance coverage of US$380 million (approximately $465 million). This insurance is to protect the directors and officers and those of our subsidiaries against certain liabilities they may incur in this capacity. In 2008, the Corporation charged a total of $7.8 million against earnings for its portion of the premium.

When we are not permitted by law to indemnify a director or officer, the deductible is zero. When we are permitted to indemnify him or her, the deductible is US$10 million (approximately $12.25 million). In addition, we pay 20% of all defence costs (other than securities claims). With respect to losses (other than securities claims losses), the percentage of allocation between the Corporation and the insurer is negotiated between them.

CANADIAN OWNERSHIP AND CONTROL REGULATIONS

Since 1994, the Telecommunications Act and associated regulations (Telecom Regulations) have governed Canadian ownership and control of Canadian telecommunications carriers. BCE, Bell Canada and certain of their affiliates are subject to this Act.

Under the Telecommunications Act, in order for a corporation to operate as a Canadian common carrier, the following conditions have to be met:

  Canadians own at least 80% of its voting shares

  at least 80% of the members of the carrier company’s board of directors are Canadians the carrier company is not controlled by non-Canadians.

In addition, where a parent company owns at least 66 2/3% of voting shares of the carrier company (Carrier holding company), the Carrier holding company must have at least 66 2/3% of its voting shares owned by Canadians and must not be controlled by non-Canadians. BCE is a Carrier holding company. The Telecom Regulations give certain powers to the CRTC and to Canadian carriers and Carrier holding companies to monitor and control the level of non-Canadian ownership of voting shares to ensure compliance with the Telecommunications Act. These powers include the right to:

  suspend the voting rights attached to shares considered to be owned or controlled by non-Canadians refuse to register a transfer of voting shares to a non-Canadian force a non-Canadian to sell his or her voting shares

  suspend the voting rights attached to that person’s shares, if that person’s holdings would affect our status as “Canadian” under the Act.

However, in our case, there is an additional control restriction under the Bell Canada Act. Prior approval by the CRTC is necessary for any sale or other disposal of Bell Canada’s voting shares unless we retain at least 80% of all Bell  Canada voting shares.

Similarly, the Canadian ownership rules for broadcasting licensees, such as Bell ExpressVu Limited Partnership, is generally in line with the rules for Canadian common carriers by restricting allowable foreign investments in voting shares at the licensee operating company level to a maximum of 20% and at the holding company level to a maximum of 33 1/3%. The CRTC is precluded under a direction issued under the Broadcasting Act from issuing, amending or reviewing a broadcasting license of an applicant that does not satisfy these Canadian ownership criteria.

BCE Inc. – 2009 Management Proxy Circular   53

Other important information

Cultural concerns over increased foreign control of broadcasting activities led to a restriction that prevents a holding company that exceeds the former 20% limit or its directors from exercising control or influence over any programming decisions of a subsidiary licensee.

In addition, because we hold a broadcasting licence as a limited partner in Bell ExpressVu Limited Partnership, we are subject to the 20% foreign ownership limit for broadcasting licensees.

The percentage of non-Canadian ownership of BCE common shares was approximately 20% at March 11, 2009. We monitor and periodically report on the level of non-Canadian ownership of our common shares.

How to request more information

DOCUMENTS YOU CAN REQUEST

You can ask us for a copy of the following documents at no charge:

  our most recent annual report, which includes our comparative financial statements and MD&A for the most recently completed financial year together with the accompanying auditors’ report any interim financial statements that were filed after the financial statements for our most recently completed financial year our MD&A for the interim financial statements

  the Circular for our most recent annual shareholder meeting our most recent AIF, together with any document, or the relevant pages of any document, incorporated by reference into it.

Please write to the Corporate Secretary’s Office or the Investor Relations Group at 1, Alexandre Graham Bell, Building A, 6th Floor, Verdun, Québec, Canada H3E 3B3 or call 1-800-339-6353.

These documents are also available on our website at www.bce.ca, on SEDAR at www.sedar.com and on EDGAR at www.sec.gov. All of our news releases are also available on our website.

RECEIVING INFORMATION ELECTRONICALLY IS FASTER, CLEANER AND CHEAPER

You can choose to receive electronically all of our corporate documents, such as future Circulars and annual reports. We will send you an e-mail telling you when they are available on our website.

FASTER – RECEIVE YOUR DOCUMENTS EARLIER

CLEANER – SAVE TREES, ENERGY AND WATER, AND REDUCE AIR EMISSIONS

CHEAPER – REDUCE YOUR COMPANY’S PRINTING AND POSTAGE COSTS

To sign up, go to our website at www.bce.ca, click on the banner “2009 Annual General Shareholder Meeting” and then the “Vote Online” link. You will need your holder account number and proxy access number, or your 12-digit control number, which you will find on the information sheet attached to your proxy form or on your voting instruction form.

If you do not sign up for this service, we will continue to send you these documents by mail, unless you tell us otherwise on your proxy form or voting instruction form.

Shareholder proposals for our 2010 annual meeting

We will consider proposals from shareholders to include as items in the management proxy circular for our 2010 annual shareholder meeting. Please send your proposals to us by December 11, 2009.

54   BCE Inc. – 2009 Management Proxy Circular

Schedule A – Shareholders proposals

The following proposals have been submitted for consideration at the meeting. Proposals Nos. 1 and 2 were submitted by Mr. Nino Marcozzi, proposal No. 3 was submitted by Mr. Horst Heuchert, and proposal No. 4 was submitted by Ms. Alison A. Smith. Each of Mr. Marcozzi, Mr. Heuchert and Ms. Smith is an individual investor that holds at least $2,000 worth of BCE common shares. Proposals Nos. 5, 6, 7 and 8 have been submitted by the “Mouvement d’éducation et de défense des actionnaires” (MEDAC), an investor holding at least $2,000 worth of BCE common shares.

PROPOSAL NO. 1: CEASE AND DESIST BUYING SHARES PURSUANT TO THE SHARE BUYBACK DATED DECEMBER 12, 2008

It is proposed that Bell Canada Enterprises: 1/Reverses its decision to buyback 5% of its common stock pursuant to its share buyback program that was announced December 12, 2008; 2/Cease and desist from acquiring any further shares on the open market pursuant to this program.

Argument

It is acknowledged that the management of BCE is empowered to initiate such a program. However, the Company also owes a fiduciary duty to its shareholders and to act in respect of the deployment of its capital in the best interests of its shareholders. Extensive research over the last decade, conclusively details that buyback programs are not the best use of capital.

The Board of Directors recommends that shareholders vote AGAINST Proposal No. 1 for the following reasons:

In deciding how best to deploy the capital of BCE, the directors must act in the best interests of the Corporation. BCE’s plan to undertake a share buyback through a normal course issuer bid (NCIB) as announced on December 12, 2008, is consistent with the Board’s fiduciary duty and its continued focus on returning value to shareholders.

After seeking and receiving the advice of experienced financial and legal advisors and considering ways in which to return value to shareholders, and having considered very carefully the various alternatives that were or were not available to the Corporation, including the impact that available alternatives might have on various stakeholders of the Corporation, including shareholders, the Board exercised its business judgment, prudently and on a fully-informed basis, in deciding that a share buyback is in the best interests of the Corporation and its shareholders.

The Board believes that a share buyback is the most efficient method of distributing capital to the Corporation’s common shareholders, particularly given the current financial market conditions and valuation metrics of BCE. One of the benefits of a share buyback program is that it allows a company to reduce the number of common shares outstanding and to realize cash savings from lower overall dividend payments, which drives higher earnings per share and cash flow. Another advantage of a share buyback is that it allows a company to use such cash savings to, amongst other things, invest in a higher dividend, subject to the Board’s discretion.

By way of illustration, the following example highlights the benefit of a share buyback for shareholders:

BEFORE SHARE BUYBACK	AFTER SHARE BUYBACK

$1.8 billion of earnings	$1.8 billion of earnings
800 million shares	760 million shares
=	=
$2.25 per share in earnings	$2.37 per share in earnings

For these reasons, the Board believes that continuing with the share repurchase program is in the best interests of the Corporation and its shareholders, and offers attractive value to BCE’s shareholders.

As of February 27, 2009, 22,203,300 common shares had been repurchased under BCE’s NCIB. The current NCIB program is expected to be completed prior to the Annual General Shareholders’ Meeting on May 7, 2009, thereby rendering the shareholder proposal moot.

For these reasons, the Board of Directors recommends that shareholders vote AGAINST this proposal.

PROPOSAL NO. 2: DECLARING AS A SPECIAL DIVIDEND AN AMOUNT EQUAL TO THE DIVIDEND OF THE BCE COMMON SHARES THAT WOULD HAVE BEEN PAID IN JULY AND OCTOBER 2008

It is proposed that BCE pay an amount that is equal in aggregate to the dividends that would have been paid in July 2008 and October 2008.

Argument

It is also acknowledged that management and board of directors are empowered to declare dividends to its shareholders. However, again the Company owes a fiduciary duty to act in the best interest of its shareholders. The case law would support that the Company had sufficient free cash reserves in both time periods to pay the scheduled dividends. It decided to accommodate the prospective purchasers under the privatization plan and therefore did not pay the dividends. The Company effectively and without legal authorization, amended the purchase price by withholding the payment of dividends.

This money belongs to the shareholders. It should be paid to them. It is acknowledged that we are living in tougher economic times than existed in July 2008 and October 2008. Therefore, it is recommended that a special dividend could be paid out over four quarters within 1 year.

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Schedule A – Shareholders proposals

The Board of Directors recommends that shareholders vote AGAINST Proposal No. 2 for the following reasons:

The law is clear that, even where a company has sufficient funds to pay a dividend, declaration of that dividend is in the discretion of the company’s board of directors. Shareholders have no right to payment of dividends unless and until the board, acting in the best interests of the company, determines in its discretion that a dividend should be declared.

During 2008, the BCE Board, as it worked to complete the proposed privatization transaction and after receiving advice from its financial and legal advisors, considered very carefully and on a fully informed basis, the various alternatives available to BCE and the impact of such alternatives on the various stakeholders of BCE and exercised its business judgment, in line with the special resolution passed by BCE shareholders approving the privatization transaction, in determining in its discretion that it was in the best interests of BCE and its shareholders not to declare dividends on the common shares in respect of the second and third quarters of 2008.

Following the termination of the privatization transaction on December 12, 2008, BCE’s Board implemented a share buyback through the NCIB referred to in our response to Proposal No. 1 above. A share buyback was determined by the Board in its judgement to be the most efficient method of distributing capital to the Corporation’s common shareholders, particularly given the current financial market conditions and current valuation metrics of BCE. The share buyback, which is accretive to earnings per share and cash flow, has enabled the Corporation to increase its annual dividend for 2009 by 5% to $1.54 per share, subject to the Board’s discretion, as a result of cash savings realized from paying dividends on a reduced number of common shares. Both of these initiatives, the share buyback and the common share dividend increase, demonstrate the Corporation’s ongoing commitment to return value to its shareholders.

In light of the current economic and capital market environment and the unprecedented levels of volatility and illiquidity in the financial markets, the BCE Board determined to adopt a conservative fiscal policy, including the retention of high levels of financial liquidity to enable it to fund its maturing debt obligations over the next two years.

For these reasons, the Board of Directors recommends that shareholders vote AGAINST this proposal.

PROPOSAL NO. 3: MISSED DIVIDEND PAYMENTS TO SHAREHOLDERS FOR THE PERIODS OF JULY 15, 2008 AND OCTOBER 15, 2008

Please consider the above proposal for your 2009 Annual meeting.

Argument

As you are aware, these Dividends were not paid due to the intended sale/privatization of BCE that failed.

The failure to pay these dividends in the failed privatization sale caused financial hardships to shareholders as many rely on the dividends in their retirement years.

For the reasons set forth in our response to Proposal No. 2, the Board of Directors recommends that shareholders vote AGAINST Proposal No. 3.

PROPOSAL NO. 4: CUT BOARD OF DIRECTORS, PRESIDENT AND CEO, AND TOP MANAGEMENT SALARIES, BONUSES, STOCK OPTION BENEFITS, OTHER BENEFITS AND PERKS BY 50% IN 2009 AND 2010, AND CAP THEM TO A MAXIMUM OF $500,000 CANADIAN, PER PERSON, PER YEAR FOR 2009 AND 2010

Argument

The words, actions, and decisions of BCE Inc.’s Board of Directors, President and CEO, and Top Management in 2007 and 2008 have caused the stock market price of BCE shares and the shareholders’ equity value to drop by 50% in 2008/2009.

The Board of Directors recommends that shareholders vote AGAINST Proposal No. 4 for the following reasons:

BCE’s executive compensation policy is administered by the Management Resources and Compensation Commitee (MRCC). The MRCC is composed solely of independent directors who do not participate in BCE’s executive compensation programs. BCE’s executive compensation policy is intended to provide strong incentives for high performance, enabling BCE to attract, motivate and retain the executive talent necessary to achieve and surpass its corporate objectives.

BCE believes that there exists fierce competition to attract and retain the highest quality management team and that ultimately it is competition for scarce management resources that drives compensation. To meet these challenges and continue to prosper in this environment, BCE needs the ability to adapt its compensation programs as necessary to respond to a highly competitive business environment as well as changes in laws and contractual arrangements.

56   BCE Inc. – 2009 Management Proxy Circular

Schedule A – Shareholders proposals

The proposal seeks to alter these carefully considered executive compensation programs by establishing a policy that would effectively cap the overall compensation for 2009 and 2010. The Board believes that implementation of this proposal would limit the ability of the MRCC to craft, consistent with its fiduciary duties, a senior executive compensation program consistent with the aims of attracting, motivating and retaining talented senior executives to achieve and surpass our corporate objectives for the benefit of BCE’s shareholders. The proposal would place BCE at a significant competitive disadvantage and be detrimental to its shareholders’ interests.

For these reasons, the Board of Directors recommends that shareholders vote AGAINST this proposal.

PROPOSAL NO. 5: INDEPENDENCE OF COMPENSATION COMMITTEE MEMBERS AND EXTERNAL COMPENSATION ADVISORS

It is proposed that the board of directors adopt an independence policy for compensation committee members and external compensation advisors like the policy that governs audit committee members and external auditors.

Argument

This proposal combines the best practices advocated by the Canadian Coalition for Good Governance and the Institute of Corporate Directors (ICD) Blue Ribbon Commission. This formal independence would reassure shareholders about the committee’s independence in formulating executive compensation policies. In addition, this policy should include the following elements:

– the process to select compensation advisors will fall under the purview of the compensation committee, which is the client;
– in performing the board mandate, the selected advisor or advisors will earn the major portion of his, her or their fees from the compensation committee;
– all fees thus paid will be disclosed in the proxy circular;
– the chief executive officer will not participate in the selection of committee members or in the committee’s work;
– two-thirds of the committee’s members will not be chief executive officers;
– executives will not take part in deliberations on executive compensation.

Furthermore, the management proxy circular should include a statement from the committee members attesting that the policy has been adhered to, otherwise, appropriate explanations will be provided.

This proposal recognizes the difficulty of developing an executive compensation policy that is motivating, effective and fair. With this in mind, we would like the compensation committee to have as many prerogatives as the audit committee. Similarly, compensation advisors selected for this mandate should have the same independence from senior management as external auditors. As stated in the ICD Blue Ribbon Commission’s report, “The executive compensation and board-related work actually represents a relatively small part of their overall fee from any given corporate client. Thus, our recommendation ... calls for the separation of board work from pension and other work, to ensure independence.” [1]

The topic of executive compensation is especially crucial since even veteran observers are astounded by recent figures. Before there can be significant change, committee members must be given the requisite conditions for real independence and access to advisors who are independent from management. Note that the measures undertaken to boost the independence of audit committees have been successful.

The Board of Directors recommends that shareholders vote AGAINST Proposal No. 5 for the following reasons:

The Board considers that the measures already in place at BCE ensure that decisions respecting compensation of executive officers are made independently.

The Board has assigned to its MRCC the responsibility of recommending the compensation philosophy and program for executives. The board adopted a written mandate for the MRCC setting out that all members must meet the independence standards it has established. These standards are consistent with National Instrument 58-201 – Corporate Governance Guidelines and the New York Stock Exchange governance rules. They can be reviewed in the governance section of our website at www.bce.ca. As a result, the MRCC is composed solely of independent directors who do not participate in BCE’s executive compensation programs.

As further described under Compensation discussion & analysis, the establishment of executive compensation follows a rigorous process that ensures independence of decisions and access to relevant information. As one element of such process, the MRCC seeks the view of our Chief Executive Officer when reviewing the compensation of other executive officers and the MRCC also expects the Chief Executive Officer to provide comments – based on his judgment and knowledge of the strategic goals of the company – on the design of any new compensation program that is implemented. All discussions by the MRCC concerning an executive officer’s compensation, including our Chief Executive Officer, take place in the absence of that executive officer. The MRCC also recommends to the Board the overall compensation of the Chief Executive Officer and the Board, in turn, determines such compensation and approves his objectives for the year without his presence.

[1]	Institute of Corporate Directors, ICD Blue Ribbon Commission on Executive Compensation in Canada: Final Report – June 2007, p. 40.

BCE Inc. – 2009 Management Proxy Circular   57

Schedule A – Shareholders proposals

In terms of the composition of the MRCC, the Board’s objective is to have a sufficient range of skills, expertise and experience to ensure that it can carry out its functions effectively. To that effect, the Board values the contribution that active chief executive officers can bring in that respect and believes it must maintain flexibility in the ability to identify appropriate candidates with a view to achieving the appropriate mix of experience required for the overall effectiveness of the committee.

The MRCC has the authority to engage, at BCE’s expense, external compensation consultants and other advisors as it deems appropriate to assist it in the performance of its functions and to approve the fees of the engagement. The Chief Executive Officer has no say in the selection of consultants that the MRCC chooses to engage. The MRCC discloses all fees paid to compensation consultants in respect of these matters. This information can be found under Compensation discussion & analysis of this Circular. As further discussed under that section, the MRCC makes independent recommendations to the Board in respect of all executive compensation matters taking the information provided by compensation consultants into careful consideration but not being bound by it.

For these reasons, the Board of Directors recommends that shareholders vote AGAINST this proposal.

PROPOSAL NO. 6: SHAREHOLDER ADVISORY VOTE ON THE EXECUTIVE COMPENSATION POLICY

It is proposed that the board of directors adopt a rule of governance stipulating that the executive compensation policy be subject to an advisory vote by shareholders.

Argument

As it now stands, shareholders cannot express their opinions on executive compensation policies (in particular, the proportion of the flexible salary and its value based on the various growth scenarios of share price, sales or profits, as the case may be). Furthermore, executive compensation is reaching heights that astound even the most veteran observers. According to a survey conducted in Canada by McKinsey/HRI/ CCGG[1], some 40% of directors believe that the compensation of chief executive officers is too high and 65% of investors share this belief. Members of our Movement and many citizens find it unacceptable that executive salaries continue to rise at an exponential rate, while the average employee’s salary barely keeps pace with inflation. We wish to point out the results of a study by the Canadian Centre for Policy Alternatives published in early 2008 on the compensation of the 100 highest paid CEOs of listed companies: the ratio between the compensation of these CEOs is now 218 times higher than that of an average employee, whereas ten years ago, it was only 104 times higher. Nothing can justify such a gap and everything leans toward changing the course of recent years.

We recognize that the board of directors is responsible for determining the salaries of executives. Consequently, we advocate an advisory vote (“Say on Pay”) so that the board can be in tune with shareholders insofar as this policy is concerned. From our strategic monitoring of this topic, we see that several countries have adopted rules to give shareholders a right to review the fundamental policies and mechanisms on corporate executive compensation. Since 2003, in the United Kingdom, and 2004, in Australia, the compensation policy of listed companies is subject to an advisory vote, whereas the Netherlands (2004), Sweden (2005) and Norway (2007) go even further by making such vote binding. Moreover, the OECD’s Corporate Governance Principles recognize shareholders’ competence in compensation policy matters.

We add that on average, in Canada, 40.3% of shareholders supported this proposal at the most recent annual general meetings of banks in 2008. Now is an opportune time for the Corporation to demonstrate its awareness of shareholder concerns before such a policy is imposed on it by regulatory authorities.

The Board of Directors recommends that shareholders vote FOR Proposal No. 6 for the following reasons:

In accordance with the Canada Business Corporations Act, one of the key responsibilities of the Board, the members of which are elected by the shareholders, is to establish a compensation policy for the executives and the directors of BCE. The Board believes that it is critical to the competitiveness of the Corporation that the Board maintains its flexibility to establish executive compensation policies and programs.

The Board believes that the governance framework applicable to the establishment of executive compensation at BCE must be both competitive with that of companies in our comparator group and consistent with corporate governance best practices. In this regard, the Board has closely followed developments in relation to “say on pay” and has determined to provide a means by which shareholders can express their views on our executive compensation policies and, as such, has decided to incorporate a shareholder advisory vote in our annual general meeting of shareholders in 2010.

For these reasons, the Board of Directors recommends that shareholders vote FOR this proposal.

[1]	Survey conducted by McKinsey & Co and HRI Corporation among 280 corporate directors and members of the Canadian Coalition for Good Governance in the fall of 2004.

58   BCE Inc. – 2009 Management Proxy Circular

Schedule A – Shareholders proposals

PROPOSAL NO. 7: FEMALE REPRESENTATION ON BOARDS OF DIRECTORS

As both men and women have a broad and diversified wealth of skills and experience to meet the profile that is sought for a corporate director, it is proposed that the board of directors adopt a policy stipulating that 50% of new candidates to the board be female until male-female parity is reached.

Argument

In October 2007, a study by Catalyst[1] among the 500 largest U.S. companies showed that companies with more female members on their board of directors posted better results in terms of their profitability and sales. While the number of women graduating from our educational institutions has not stopped growing for more than 30 years now, few organizations have reached male-female parity in the composition of their boards of directors and their senior management team. In fact, the proportion of female members of boards of directors has remained stagnant at approximately 10% for the past 20 years. Yet, today they constitute a critical mass of talent in areas as diverse as finance, international trade, sound governance, risk management, compensation and other areas of competency on boards of directors. We are, therefore, being deprived of a significant wealth of diverse skills and qualities, as well as of a broader outlook on the technological, financial or social issues that companies have faced and will increasingly face.

Some companies have adopted a policy to promote the nomination of female candidates when filling vacant positions on their boards of directors so as to achieve a better balance. Unfortunately, they are the exception. While acknowledging this awareness of the problem of female under-representation on boards of directors, we ask for a firmer commitment from the Corporation to achieve equality of representation by adopting the above-mentioned policy.

The Board of Directors recommends that shareholders vote AGAINST Proposal No. 7 for the following reasons:

As disclosed in Schedule B – Statement of corporate governance practices, BCE’s objective in terms of the composition of the Board is to have a sufficient range of skills, expertise and experience to ensure that the Board can carry out its responsibilities effectively. Directors are chosen for their ability to contribute to the broad range of issues with which the Board routinely deals. The Board reviews each director’s contribution and determines whether the Board’s size allows it to function efficiently and effectively.

The CGC receives suggestions for Board candidates from individual Board members, the Chief Executive Officer, shareholders and professional search organizations. On a regular basis, the CGC reviews the current profile of the Board, including average age and tenure of individual directors and the representation of various areas of expertise and experience.

While the Board has long supported the merits of having women directors, the focus of the CGC and the Board is to select the most qualified individuals who will be able to adequately serve the interests of the Corporation and its shareholders. The Corporation promotes gender equality, diversity in the workforce and an equitable workplace and the Board supports these values in both the employee and executive base, as well as at the level of the Board of directors.

While the Board believes it must maintain flexibility in the ability to identify appropriate candidates with a view to achieving the appropriate mix of skills and talents required for the overall effectiveness of the Board and its committees, and does not support arbitrary percentages and timelines in determining the optimum composition of the Board, it supports the objective of increasing the number of women as directors and the Board’s overall objective is to achieve a more balanced representation of women on the Board.

For these reasons, the Board of Directors recommends that shareholders vote AGAINST this proposal.

PROPOSAL NO. 8: LIMIT ON THE NUMBER OF DIRECTORSHIPS

It is proposed that the board of directors adopt a rule of governance limiting the number of boards on which a director can serve to four (4).

Argument

If a director wants to assume his or her role to the fullest, he or she must be able to devote the requisite time to it. We all recognize the vital role of board members and we all agree on the growing complexity of the corporate world. One way to ensure a board member’s availability in terms of time and energy is to limit the number of mandates a director can accept. Corporate governance codes of good practice set limits on directorships. For instance, in the United States, the National Association of Corporate Directors (NACD) suggests that a CEO or other executive officer not accept more than one or two directorship mandates in addition to the one held within the corporation. For professional directors (whose sole profession is to serve on boards of directors), this association recommends five or six directorships. In the United Kingdom, the Combined Code recommends that a chairman of a board of directors of an FTSE 100 company should not sit on the board of any other corporation. In France, a director cannot

[1]	Catalyst, The Bottom Line. Corporate Performance and Women’s Representation on Board. October 2007. Note that Catalyst is a U.S. non-profit organization that supports women in achieving their professional goals.

BCE Inc. – 2009 Management Proxy Circular   59

Schedule A – Shareholders proposals

sit on more than five boards of corporations headquartered in France. In Canada, SHARE (Shareholder Association for Research and Education) advises withholding from voting for directors who sit on five or more boards or who are part of the management team of another corporation.

Sound governance practices advocate a limited number of directors (from 9 to 11), the creation of specialized board committees (governance, risk management, in addition to audit, human resources and compensation committees, etc.), thus increasing the duties of each board member. The growing complexity of files also demands more and more of the directors’ time.

The board of directors must take note of these developments and adopt a policy limiting the number of its members’ outside directorships to ensure their effectiveness.

The Board of Directors recommends that shareholders vote AGAINST Proposal No. 8 for the following reasons:

The Board agrees that for directors to fully contribute to the Corporation, directors must be able to spend the appropriate amount of time needed to do so. When considering new director nominees, the CGC, which acts as BCE’s nominating committee, considers the matrix of skills and competencies that each BCE director must have and those required by the Board as a whole, and ensures that each new nominee and current director has adequate time to dedicate to being an effective member of the Board.

In assessing each director’s or proposed nominee’s capacity to devote sufficient time to Board and committee work, one of the factors that the CGC considers is the number of other public company directorships held by directors. In this regard, as described in Schedule B – Statement of corporate governance practices, the Board recommends that directors limit the number of board of directors on which they serve to no more than six public company boards. All of our directors have achieved their business and personal successes and accomplishments through dedication and hard work. One of the reasons they were each selected was for their experience and good judgment. The Board and the CGC do not believe that an arbitrary absolute limit is required as they believe that BCE’s current practice is working effectively to best meet the needs of BCE and its shareholders. BCE and the Board believe that the current policy, which provides for review on a case by case basis, allows for the most flexibility and for the most qualified individuals to be able to be considered as nominees for director.

For these reasons, the Board of Directors recommends that shareholders vote AGAINST this proposal.

60   BCE Inc. – 2009 Management Proxy Circular

Schedule B – Statement of corporate governance practices

BOARD OF DIRECTORS

The Board has overall responsibility for the supervision of the management of BCE’s business in our best interests. In exercising this responsibility, the Board must act in accordance with a number of rules and standards, including:

  the Canada Business Corporations Act

  the Bell Canada Act

  other laws that apply to telecommunications companies

  laws of general application

  BCE’s articles and by-laws

  BCE’s administrative resolution and the written charters of the Board and each of its committees

  BCE’s Code of Business Conduct, Complaint Procedures for Accounting and Auditing Matters and other internal policies.

In 2008, the Board held eight regularly scheduled meetings and 21 special meetings. At each regularly scheduled meeting, the directors meet without management and without the non-independent directors. During 2008, each such in camera session was chaired by Richard J. Currie, Chair of the Board of BCE until his retirement from the Board on February 17, 2009.

Role of the Board of directors

The Board has approved its written mandate, which is attached as Schedule C to this Circular. The mandate can also be found in the governance section of our website at www.bce.ca. Some of the duties and responsibilities of the Board are first reviewed and recommended by the appropriate committee and then submitted to the full Board for its consideration and approval.

The Board also established an administrative procedure which sets out rules governing the approval of transactions carried out in the ordinary course of our operations. These rules also provide for the delegation of authority and the signing or execution of documents on behalf of BCE.

Measures for receiving feedback from interested parties have also been established by the Board. We have a toll-free number for shareholder inquiries (1-888-932-6666) and for investor and general inquiries (1 800-339-6353). Shareholders and other interested parties may also communicate with the Board and its Chair by contacting the Corporate Secretary’s Office at corporate.secretariat@bell.ca or 514-786-8424. For any complaints and/or concerns with respect to BCE’s accounting, internal accounting controls or auditing matters, interested parties should consult our Complaint Procedures for Accounting and Auditing Matters on our website at www.bce.ca.

The Board and each committee may hire outside advisors at BCE’s expense. With the approval of the Corporate Governance Committee, individual directors may also hire outside advisors.

Composition of the Board of directors and nomination of directors

In terms of the composition of BCE’s Board, the objective is to have a sufficient range of skills, expertise and experience to ensure that the Board can carry out its responsibilities effectively. Directors are chosen for their ability to contribute to the broad range of issues with which the Board routinely deals.

The Board reviews each director’s contribution and determines whether the Board’s size allows it to function efficiently and effectively. The Board believes that its current size and range of skills promote effectiveness and efficiency.

The Corporate Governance Committee receives suggestions for Board candidates from individual board members, the Chief Executive Officer, shareholders and professional search organizations. On a regular basis, the Corporate Governance Committee reviews the current profile of the Board, including average age and tenure of individual directors and the representation of various areas of expertise, experience and diversity.

Independence of the Board of directors

It is the Board’s policy that at least a majority of its members must be independent. Acting on the recommendation of the Corporate Governance Committee, the Board is responsible for determining whether or not each director is independent. The Board analyzes all of the relationships each director has with BCE. To guide this analysis, the Board has adopted director independence standards. These standards are consistent with National Instrument 58-201 – Corporate Governance Guidelines and the New York Stock Exchange governance rules and can be reviewed in the governance section of our website at www.bce.ca. In general, a director who meets these standards and who does not otherwise have a material relationship with BCE would be considered independent under such rules.

Evaluating the information provided by each director against the independence standards outlined above, the Board determined that all of BCE’s nominees (with the exception of BCE’s President and Chief Executive Officer, Mr. G.A. Cope) do not have a material relationship with BCE and are considered to be independent under National Instrument 58-201 – Corporate Governance Guidelines and the New York Stock Exchange governance rules. Because he is an officer of BCE, Mr. Cope is not considered to be independent under these rules.

Certain nominees may be partners in or hold other positions with entities that provide legal, financial or other services to BCE. The Board has reviewed these relationships and has determined that each of these nominees is independent on the basis that:

  the amount of fees received by such entities for services rendered are not material to these entities or to BCE such services are provided on customary commercial terms by these entities and are received by us in the ordinary course of our respective businesses we are at liberty to choose from among other service providers which maintain similar quality standards.

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Schedule B – Statement of corporate governance practices

Chair of the Board of directors

BCE’s by-laws provide that directors may determine from time to time whether the Chair should be an officer of BCE or should act solely in a non-executive capacity. Should they decide that the Chair should be an officer acting in an executive capacity, the Board must designate one of its members as the “lead director” who is responsible for ensuring that the Board can function independently of management.

For the past several years, the Board decided that the Chair should be separate from management. As of February 17, 2009 and upon the retirement from the Board of Mr. R.J. Currie who also served as Chair until his retirement, Mr. T.C. O’Neill was appointed by the Board as its Chair. Mr. Currie was not, and Mr. O’Neill is not an executive officer of BCE and each was, or is, considered independent under National Instrument 58-201 – Corporate Governance Guidelines and the New York Stock Exchange governance rules.

The detailed mandate of the Board Chair is included in the mandate of the Board, which can be found in Schedule C to this Circular and in the governance section of our website at www.bce.ca.

Expectations and personal commitments of directors

The Board expects all of its members to comply with the BCE’s Statement of Corporate Governance Principles & Guidelines. Members are also expected to comply with BCE’s policies that apply to directors and the various Board procedures and practices. These procedures include the declaration of interest and changes in principal occupation (see below for details), the conflict of interest guidelines (see below for details), the share ownership guidelines (see Directors’ compensation for details) and the Code of Business Conduct (see below under Ethical business conduct for details). The Board also expects all of its members to demonstrate beyond reproach personal and professional characteristics. These characteristics include high ethical standards and integrity, leadership, financial literacy and current fluency in their own field of expertise.

The Board further expects all of its members to make meaningful commitments during their time as directors of BCE. Each director is expected to participate in the director orientation program and in continuing education and development programs. They are expected to develop and expand a broad, current knowledge of the nature and operation of our major businesses. Similarly, all members are expected to commit the necessary time required to be an effective and fully contributing member of the Board and of each Board committee on which they serve. In this regard, the Board recommends that directors limit the number of boards of directors on which they serve to no more than six public company boards.

The Corporate Governance Committee is also responsible for administering BCE’s policy on directors’ attendance at meetings of the Board and its committees. Under this policy, the Corporate Secretary must report to the Corporate Governance Committee any director who did not attend at least 75% of the Board and committee meetings held in the year.

Directors must follow the procedure for declaration of interest and changes in their principal occupation. The procedure is designed to enable the Corporate Governance Committee to be notified in a timely fashion of any change in a director’s external directorships and principal occupation, and to permit the Corporate Governance Committee to review and consider any possible effect of such a change on the suitability of that director’s continued service as a member of the Board. This procedure also states that directors are expected to tender their resignation upon a change in their principal occupation, which only becomes effective when it is accepted by the Board upon the recommendation of the Corporate Governance Committee.

BCE’s conflict of interest guidelines for directors set out how conflict situations will be managed during a Board meeting. If a director is deemed to have a conflict of interest because of an interest in a party to a proposed contract or transaction with BCE, then a specific “declaration of interest” is noted in the minutes of the meeting. As well, the conflicted director must abstain from voting on the matter. Depending on circumstances, the director may also withdraw from the meeting while the Board deliberates. This procedure is followed on an “as-required” basis.

Orientation and continuing education

New directors are given the opportunity to individually meet with members of senior management to aid in their understanding of our businesses. The Corporate Governance Committee assists new directors in becoming acquainted with BCE and its governance processes and encourages continuing education opportunities for all members of the Board.

All directors have regular access to senior management to discuss Board presentations and other matters of interest. We also provide directors with a comprehensive reference manual containing information about our various corporate and Board policies, including the structure and responsibilities of the Board and its committees, as well as the legal duties and liabilities of directors and BCE’s articles and by-laws.

The Board adopted guidelines with respect to directors’ attendance at external continuing education programs under which BCE reimburses the costs of attendance. In recognition of the rapidly changing technology and competitive environment in our business, the Board from time to time at regularly scheduled meetings requires management to provide an in-depth review of the business segments in which we operate, as well as our industry in general.

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Schedule B – Statement of corporate governance practices

Board of directors assessments

As part of its charter, the Corporate Governance Committee develops and oversees a process to enable each director to assess the effectiveness and performance of the Board and its Chair, the Board committees and their respective Chairs and themselves as a member of the Board. The assessment process is conducted through one-on-one meetings. Each director meets first with the Chair of the Board to discuss their assessment of the performance of the Board as a whole, the performance of each Board committee on which they serve, the Corporate Governance Committee Chair (if they serve on the Corporate Governance Committee), and their own performance as a member of the Board. Next, each director meets with the Chair of the Corporate Governance Committee to discuss the performance of the Chair of the Board and the Chair of each committee (other than the Corporate Governance Committee Chair) on which they serve. To facilitate these meetings, a written guide (approved by the Corporate Governance Committee) is given to each member of the Board for their review and use in preparing for these meetings. The guide includes suggestions for topics and questions for discussion at the meetings, including (among others) the Board’s responsibilities, its relationship with management, its operations and its composition, committee structure and operations, and materials prepared for Board and committee meetings and timeliness of delivery of meeting materials to directors. Following the one-on-one meetings, an in camera session of the Board is held at which the Board discusses and reviews feedback from the one-on-one meetings and considers the appropriateness of any modifications or enhancements to the effective performance of the Board, its committees, the Chair of the Board, the respective Chairs of the Board committees and individual directors.

COMMITTEES OF THE BOARD OF DIRECTORS

There are four standing committees of the Board: the Audit Committee, the Corporate Governance Committee, the Management Resources and Compensation Committee and the Pension Fund Committee. It is BCE’s policy that each of the Audit Committee, the Management Resources and Compensation Committee and the Corporate Governance Committee must be comprised solely of independent directors. As well, none of the members of the Audit Committee has directly or indirectly accepted any consulting, advisory or other compensatory fee from BCE, other than ordinary director fees. The Board has concluded that all of the directors who served as Audit Committee members during 2008 are independent under the more stringent audit committee independence tests under National Instrument 52-110 – Audit Committees and the New York Stock Exchange governance rules.

ALL MEMBERS INDEPENDENT?
COMMITTEE	MEMBERS IN 2008[1]		NUMBER OF MEETINGS HELD IN 2008

Audit	T.C. O’Neill (Chair)[2]	Yes	7 (including 1 special meeting)
A. Bérard
A.S. Fell
J. Maxwell[2]
V.L. Young

Corporate governance	D. Soble Kaufman (Chair)	Yes	4 (including 1 special meeting)
A. Bérard
E.C. Lumley
J.H. McArthur[2]
J.A. Pattison[3]

Management resources and compensation	P.M. Tellier (Chair)[4]	Yes	7 (including 3 special meetings)
R.A. Brenneman
A.S. Fell
J.H. McArthur[2]
R.C. Pozen[2]

Pension fund	R.C. Pozen (Chair)[2]	Yes	5 (including 1 special meeting)
R.A. Brenneman
B.M. Levitt
P.M. Tellier
V.L. Young

[1]	For current committee memberships and current committee Chair persons, please refer to Committee reports – Audit committee report, – Corporate governance committee report, – Pension fund committee report, and – Management resources and compensation committee report.

[2]	Effective as of February 17, 2009, Mr. O’Neill was also appointed Chair of the Board. Each of Messrs. McArthur and Pozen and Ms. Maxwell retired from the Board on February 17, 2009.
[3]	Mr. J.A. Pattison is not standing for re-election to the Board and his term as a director will therefore expire at the end of the shareholder meeting on May 7, 2009.
[4]	Through December 2, 2008, Mr. R.J. Currie served as Chair of the Management resources and compensation committee, and effective as of December 3, 2008, Mr. P.M. Tellier joined such committee and became its Chair, and Mr. Currie resigned from such committee. As of February 17, 2009, Mr. Currie retired from the Board.

The complete charter of each Board committee can be found in the governance section of our website at www.bce.ca and the Audit Committee charter is also attached as Schedule 1A to BCE’s annual information form for the year ended December 31, 2008. As well, the position description of the committee Chairs is detailed in the corresponding committee charter. At each regularly scheduled Board meeting, each committee of the Board, through the committee Chair, provides a report to the Board on its activities.

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Schedule B – Statement of corporate governance practices

Audit Committee

The purpose of the Audit Committee is to assist the Board in its oversight of:

  the integrity of BCE’s financial statements and related information

  BCE’s compliance with applicable legal and regulatory requirements the independence, qualifications and appointment of the external auditor the performance of both the external and internal auditors

  BCE’s management’s responsibility for reporting on internal control over financial reporting and risk management.

RELEVANT EDUCATION AND EXPERIENCE

T.C. O’Neill – Chair	Mr. O’Neill has been a director on the BCE Board since January 2003 and also Chair of the Audit Committee and he was appointed Chair of the Board of BCE and Bell Canada on February 17, 2009. He was Chairman and Chief Executive Officer of Price Waterhouse Canada from 1996 to 1998. He was Chief Executive Officer of PricewaterhouseCoopers LLP in Canada from 1998 to 2001 and was Chief Operating Officer of PricewaterhouseCoopers LLP Global Organization from 2000 until January 2002. He also served as Chief Executive Officer of PricewaterhouseCoopers Consulting from January 2002 to May 2002 and then as Chairman of the Board until October 2002. A graduate of Queen’s University, Mr. O’Neill received his CA designation in 1970 and was awarded the FCA designation in 1988.

A. Bérard	Mr. Bérard has been a director on the BCE Board since January 2003. He previously served as Chief Executive Officer of the National Bank of Canada from September 1990 to March 2002. He also served as Chairman of the Board at the National Bank of Canada from September 1990 to March 2004. Mr. Bérard holds a Fellows Diploma from the Institute of Canadian Bankers and was Chairman of the Executive Council of the Canadian Bankers’ Association from 1986 to 1988.

A.S. Fell	Mr. Fell has been a director on the BCE Board since January 2002. He was Chairman of the Board at RBC Dominion Securities Limited from December 1999 until December 2007. Mr. Fell was also previously the Chairman of the Board and Chief Executive Officer of RBC Dominion Securities Limited from 1992 to December 1999. He is also a director and Chair of the Board of Munich Reinsurance Corporation of Canada. He was also, until June 2005, Chairman of the University Health Network Trustees.

J. Maxwell (member until her retirement from the Board on February 17, 2009)	Ms. Maxwell has been a director on the BCE Board since January 2000. She is currently a research fellow of the Canadian Policy Research Networks Inc. since January 2006 and served as President from 1995 until January 2006. Prior to this appointment, she was Associate Director of the School of Political Studies at Queen’s University. She acted as Chair of the Economic Council of Canada from 1985 to 1992. Prior to 1985, Ms. Maxwell worked as a consultant and as Director of Policy Studies at the C.D. Howe Institute.

V.L. Young	Mr. Young has been a director on the BCE Board since May 1995. He was Chairman and Chief Executive Officer of Fishery Products International Limited from 1984 until May 2001, earning the distinction of CEO of the Year from the Financial Times in 1994. He also served as Deputy Minister of the Treasury Board and special advisor to the Premier of Newfoundland and Labrador, as well as Chief Executive Officer of Newfoundland Hydro. Mr. Young holds an MBA from the University of Western Ontario.

Please refer to Audit committee report for a complete description of such committee.

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Schedule B – Statement of corporate governance practices

Corporate Governance Committee

The purpose of the Corporate Governance Committee is to assist the Board in:

  developing and implementing BCE’s corporate governance guidelines dentifying individuals qualified to become members of the Board determining the composition of the Board and its committees determining the directors’ remuneration for Board and committee service developing and overseeing a process to assess the Chair of the Board, the Board, committees of the Board, Chairs of committees, and individual directors reviewing and recommending for Board approval BCE’s policies concerning business conduct, ethics, public disclosure of material information and other matters.

Please refer to Corporate governance committee report for a complete description of such committee.

Management Resources and Compensation Committee

The purpose of the Management Resources and Compensation Committee is:

  to assist the Board in its oversight responsibilities concerning compensation, nomination, evaluation, and succession of officers and other management personnel to oversee BCE’s health and safety policies and practices.

Please refer to Management resources and compensation committee report for a complete description of such committee. Please refer to Compensation discussion & analysis for a description of fees paid to external independent compensation advisors in 2008.

Pension Fund Committee

The purpose of the Pension Fund Committee is to assist the Board in its oversight responsibilities related to:

  the administration, funding and investment of BCE’s pension plans and fund the unitized pooled fund sponsored by BCE  for the collective investment of the fund and the participant subsidiaries’ pension funds.

Please refer to Pension fund committee report for a complete description of such committee.

CHIEF EXECUTIVE OFFICER

BCE’s Chief Executive Officer has primary responsibility for the management of the business and affairs of BCE. As such, the Chief Executive Officer, subject to the Board’s approval, develops BCE’s strategic and operational orientation. In so doing, the Chief Executive Officer provides leadership and vision for the effective overall management, profitability and growth of BCE, and for increasing shareholder value and ensuring compliance with policies adopted by the Board. The Chief Executive Officer is directly accountable to the Board for all of BCE’s activities. The Board approved a written position description for the Chief Executive Officer, a copy of which is attached at Schedule D to this Circular and is also available in the governance section of our website at www.bce.ca.

ETHICAL BUSINESS CONDUCT

The Executive Vice President and Chief Legal & Regulatory Officer of BCE provides regular reports to the Corporate Governance Committee and the Audit Committee with respect to our ethics program and our oversight of corporate policies across BCE.

BCE’s Executive Vice President and Chief Legal & Regulatory Officer has overall responsibility for (among other things):

  the oversight of BCE’s ethics program, including the Code of Business Conduct and ethics training our anonymous 24/7 Employee Help Line that assists employees with any ethical issues and reporting of issues relating to questionable accounting, internal controls, auditing matters or corporate fraud the oversight of BCE’s corporate policy management framework designed to improve employee awareness and access to some of the core corporate policies and business unit-specific practices, processes and procedures.

Corporate policies

The most significant corporate-wide policies with respect to business ethics are the Code of Business Conduct, the Complaint Procedures for Accounting and Auditing Matters, the Disclosure Policy and the Auditor Independence Policy. These policies are available in the governance section of our website at www.bce.ca.

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Schedule B – Statement of corporate governance practices

Code of Business Conduct

Our Code of Business Conduct provides various rules and guidelines for ethical behaviour based on BCE’s values, applicable laws and regulations and corporate policies. The Code of Business Conduct applies to all employees, officers and directors. In recognition of the important role of the directors and senior management personnel in demonstrating their commitment to and support of BCE’s ethics program, as embodied in the values and rules set out in the Code of Business Conduct, the Board requires all directors, officers and vice-presidents to certify annually their compliance with the Code of Business Conduct. This certification also confirms their express support for the setting of standards to discourage wrongdoing and to promote honest and ethical conduct throughout the organization.

Our shareholders, customers and suppliers expect honest and ethical conduct in all aspects of our business. Accordingly, we require that employees, officers and directors certify that they have reviewed and understood the Code of Business Conduct. In addition, all new employees are required to complete an online training course on the Code of Business Conduct within the first few weeks of being hired.

Employees must also report to their manager any real or potential conflict of interest and, as required, provide written disclosure of such conflict to the Corporate Secretary. In addition to the requirements to comply with the conflict of interest guidelines and procedures set out in the Code of Business Conduct, all employees are required to disclose to the Corporate Secretary any potential or actual conflicts of interest. The Corporate Secretary is responsible for managing and resolving conflict of interest issues of employees.

BCE considers it vital that employees have the most effective tools to pose questions or raise issues concerning any ethical dilemma. Our Employee Help Line can be accessed online on a completely anonymous and confidential 24/7 basis, to pose questions or report concerns relating to issues under the Code of Business Conduct. This system is administered by an independent outside firm specializing in the field. This system also provides employees a means to track the progress of their enquiries online, responds to requests for additional information (when required) and provides BCE with an auditable record of issues raised.

Complaint procedures for accounting and auditing matters

Please refer to Audit committee report for a complete description of such procedures.

Disclosure policy

The Board periodically approves policies for communicating with our various stakeholders, including shareholders, employees, financial analysts, governments and regulatory authorities, the media and the Canadian and international communities. The disclosure policy was adopted to govern our communications to the investment community, the media and the general public. This policy was designed to assist us in ensuring that our communications are timely, accurate and broadly disseminated according to the laws that apply to us. Among others, the policy establishes guidelines for the verification of the accuracy and completeness of information disclosed publicly and the “principles of disclosure” with respect to material information, news releases, conference calls and webcasts, electronic communications and rumours.

Auditor independence policy

Please refer to Audit committee report for a complete description of such policy.

Oversight and reports

The Board is responsible for ensuring that BCE’s management creates and supports a culture in which ethical business conduct is recognized, valued and exemplified throughout the organization. The Board must also satisfy itself as to the integrity of the Chief Executive Officer, other corporate officers and senior management. Both the Corporate Governance Committee and the Audit Committee support the Board in its oversight of BCE’s ethics program. The Corporate Governance Committee has the responsibility for the content of the policies discussed above, while the Audit Committee has the oversight responsibility for compliance with these policies.

The Audit Committee receives a quarterly report prepared by the head of Internal Audit providing details of the complaints received in respect of accounting and auditing matters. This report also details the status of investigations and any follow-up action required.

The Chair of the Audit Committee is notified by either the Executive Vice President and Chief Legal & Regulatory Officer or the head of Internal Audit of any complaints that relate to accounting, internal controls, auditing matters or corporate fraud. The results of any investigation or follow-up action are provided to the Audit Committee.

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Schedule C – Board of Directors’ charter (including Board chair position description)

I. Purpose

The Board of Directors (“Board”) of BCE Inc. (the “Corporation”) is responsible for the supervision of the management of the business and affairs of the Corporation.

II. Duties and responsibilities of the board

In furtherance of its purpose, the Board assumes the following duties and responsibilities, some of which are initially reviewed and recommended by the applicable Committee of the Board to the full Board for approval:

A. Strategy and budget
1.	Ensuring a strategic planning process is in place and approving, on at least an annual basis, a Business Plan which takes into account, among other things, the longer term opportunities and risks of the business;

2.	Approving the Corporation’s annual operating and capital budgets;
3.	Reviewing operating and financial performance results in relation to the Corporation’s Business Plan and budgets;

B. Governance
1.	Developing the Corporation’s approach to, and disclosure of, corporate governance practices, including developing a “Statement of Corporate Governance Principles and Guidelines” setting out the Board’s expectations and responsibilities of individual Directors, including with respect to attendance at meetings of the Board and of committees of the Board and the commitment of time and energy expected;

2.	Approving the nomination of Directors to the Board, as well as:
a.	ensuring that a majority of the Corporation’s Directors have no direct or indirect material relationship with the Corporation and determine who, in the reasonable opinion of the Board, are independent pursuant to applicable legislation, regulation and listing requirements;

b.	developing appropriate qualifications/criteria for the selection of Board members, including criteria for determining Director independence;
c.	appointing the Board Chair and the Chair and members of each Committee of the Board, in consultation with the relevant Committee of the Board;
3.	Determining who among the members of the audit committee of the Board qualify as an Audit Committee Financial Expert, pursuant to applicable legislation, regulation and listing requirements;
4.	Providing an orientation program for new Directors to the Board and continuing education opportunities for all Directors;
5.	Assessing annually the effectiveness and contribution of the Board and the Board Chair, of each Committee of the Board and their respective Chairs and of individual Directors;
6.	Developing written position descriptions for the Board Chair and the Chair of each Committee of the Board;

C. Chief Executive Officer, Officers and Compensation and Benefits Policies
1.	Appointing the Chief Executive Officer and all other Officers of the Corporation;
2.	Together with the Chief Executive Officer, developing a written position description for the role of the Chief Executive Officer;
3.	Developing the corporate goals and objectives that the Chief Executive Officer is responsible for meeting and reviewing the performance of the Chief Executive Officer against such corporate goals and objectives;

4.	Approving the Corporation’s compensation policy for Directors;
5.	Approving the Corporation’s compensation and benefits (including pension plans) policy or any changes thereto for Officers and approving, by the independent Directors, all forms of compensation for the Chief Executive Officer, as well as:

a.	monitoring and reviewing, as appropriate, the administration, funding and investment of the Corporation’s pension plans;
b.	appointing, or removing, the custodian, trustee, or investment manager(s) for the Corporation’s pension plans and fund(s);
6.	Satisfying itself as to the integrity of the Chief Executive Officer, other Officers and senior management personnel and that the Chief Executive Officer, other Officers and senior management personnel create a culture of integrity throughout the organization;

7.	Providing stewardship in respect of succession planning, including the appointment, training and monitoring of the Chief Executive Officer, other Officers and senior management personnel;

D. Risk Management, Capital Management and Internal Controls
1.	Identifying and assessing the principal risks of the Corporation’s business, and ensuring the implementation of appropriate systems to manage these risks;
2.	Ensuring the integrity of the Corporation’s internal control system and management information systems and the safeguarding of the Corporation’s assets;
3.	Reviewing, approving, and as required, overseeing compliance with the Corporation’s Disclosure Policy by Directors, Officers and other management personnel and employees;
4.	Reviewing, approving and overseeing the Corporation’s disclosure controls and procedures;
5.	Reviewing and approving the Code of Business Conduct of the Corporation with the purpose of promoting integrity and deterring wrongdoing, and encouraging and promoting a culture of ethical business conduct and as required, overseeing compliance with the Corporation’s Code of Business Conduct by Directors, Officers and other management personnel and employees;

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Schedule C – Board of Directors’ charter (including Board chair position description)

E. Financial Reporting, Auditors and Transactions
1.	Reviewing and approving, as required, the Corporation’s financial statements and related financial information;
2.	Appointing, subject to approval of shareholders, (including terms and review of engagement) and removing of the shareholders’ auditor;
3.	Appointing (including responsibilities, budget and staffing) and removing of the Corporation’s internal auditor;
4.	Delegating (to the extent permitted by law) to the Chief Executive Officer, other Officers and management personnel appropriate powers to manage the business and affairs of the Corporation;

F. Legal Requirements and Communication
1.	Overseeing the adequacy of the Corporation’s processes to ensure compliance by the Corporation with applicable legal and regulatory requirements;
2.	Establishing measures for receiving feedback from shareholders;

G. Other
1.	Reviewing and approving, as required, the Corporation’s environmental policies and ensuing management systems;
2.	Reviewing, approving, and as required, overseeing Directors, other Officers and management personnel and employees compliance with the Corporation’s health and safety policies and practices;
3.	Performing any other function as prescribed by law or as not delegated by the Board to one of the Committees of the Board or to management personnel.

Board Chair

I. Appointment

The Board shall appoint its Chair from among the Corporation’s Directors.

II. Duties and responsibilities of the Board Chair

The Board Chair leads the Board in all aspects of its work and is responsible to effectively manage the affairs of the Board and ensure that the Board is properly organized and functions efficiently. The Board Chair also advises the Chief Executive Officer in all matters concerning the interests of the Board and the relationships between management personnel and the Board.

More specifically, the Board Chair shall:

A. Strategy
1.	Provide leadership to enable the Board to act effectively in carrying out its duties and responsibilities as described in the Board charter and as otherwise may be appropriate;
2.	Work with the Chief Executive Officer and other Officers to monitor progress on the Business Plan, annual budgets, policy implementation and succession planning;

B. Advisor to the Chief Executive Officer
1.	Provide advice, counsel and mentorship to the Chief Executive Officer and fellow members of the Board;
2.	In consultation with the Chief Executive Officer, ensure that there is an effective relationship between management personnel and the members of the Board;

C. Board structure and management
1.	Chair the Board meetings;
2.	In consultation with the Chief Executive Officer, the Corporate Secretary’s Office and the Chairs of the Committees of the Board, as appropriate, determine the frequency, dates and locations of meetings of the Board, of Committees of the Board, and of the shareholders;

3.	In consultation with the Chief Executive Officer, and the Corporate Secretary’s Office, review the meeting agendas to ensure all required business is brought before the Board to enable it to efficiently carry out its duties and responsibilities;

4.	Ensure the Board has the opportunity, at each regularly scheduled meeting, to meet separately without non-independent directors and management personnel present;
5.	Ensure, in consultation with the Chairs of the Committees of the Board, that all items requiring Board and Committee approval are appropriately tabled;
6.	Ensure the proper flow of information to the Board and review, with the Chief Executive Officer and the Corporate Secretary’s Office, the adequacy and timing of materials in support of management personnel’s proposals;

7.	In conjunction with the relevant Committee of the Board (and its Chair), review and assess the Directors’ meeting attendance records and the effectiveness and performance of the Board, its Committees (and their Chairs) and individual Directors;

D. Shareholders
1.	Chair the annual, and any special meeting, of the shareholders;
2.	Ensure that all business that is required to be brought before a meeting of shareholders is brought before such meeting;

E. Other
1.	Exercise the authority of the Chief Executive Officer in the unlikely event that the Chief Executive Officer is absent and is unable to act and action on the part of the Chief Executive Officer is urgently required to protect the interests of the Corporation;

2.	Carry out special assignments or any functions as requested by the Board.

68   BCE Inc. – 2009 Management Proxy Circular

Schedule D – Chief Executive Officer position description

The Chief Executive Officer (“CEO”) of BCE Inc. (the “Corporation”) has the primary responsibility for the management of the business and affairs of the Corporation. As such, the CEO shall establish the strategic and operational orientation of the Corporation and in so doing, provide leadership and vision for the effective overall management, profitability, increasing shareholder value and growth of the Corporation and for conformity with policies agreed upon by the Board of Directors of the Corporation (the “Board”). The CEO is directly accountable to the Board for all activities of the Corporation.

More specifically, in collaboration with the Board, the CEO shall:

A. Leadership
1.	Create a culture within the company that supports the achievement of strategic and operational objectives by ensuring rigor in the recruitment, selection, individual development and the monitoring of executive team members and other senior management personnel, thus ensuring the company maintains a strong succession plan;

2.	Provide leadership and vision for the Corporation and promote the Corporation’s goal of profitability and growth in a sustainable and responsible manner;
3.	Develop an awareness of global trends in the Corporation’s core lines of operations so as to manage rapid technological developments;
4.	Promote an environment of customer focus and outstanding customer service so as to respond to the demands of increasingly service-oriented markets;

B. Corporate Social Responsibility and Integrity
1.	Develop and maintain a corporate culture that promotes integrity and ethical values throughout the organization, fostering a culture of ethical business conduct;
2.	Promote and protect the Corporation’s reputation in its markets and with all customers, communities, and government and regulatory bodies;

C. Strategy, Risks and Budget
1.	Develop and oversee the execution of, and monitor progress of, the Business Plan and the annual operating and capital budgets;
2.	Identify, and develop plans to manage, the principal risks with respect to the Corporation and its businesses;

D. Governance and Policies
1.	Oversee the development and implementation of, and compliance with, key corporate policies, including policies regarding corporate governance, social responsibility, risk management and financial reporting, as well as compliance with applicable legal and regulatory requirements;

2.	Work in close collaboration with the Board Chair to determine the scheduling of, and agendas for, meetings of the Board and of Committees of the Board so as to ensure that the Board is kept apprised in a timely manner of the business operations and main issues facing the Corporation, and to ensure there is an effective relationship between management and the members of the Board;

E. Business Management
1.	Approve commitments within the limits of delegated approval authorities from the Board and provide general supervision and management of the day-to-day business and affairs of the Corporation;
2.	Serve as the Corporation’s chief spokesperson to its principal stakeholders including its shareholders, the financial community, customers, government and regulatory bodies and the public generally;

F. Disclosure
1.	Together with the Disclosure and Compliance Committee and the Chief Financial Officer, ensure appropriate and timely disclosure of material information;
2.	Together with the Chief Financial Officer:
a.	establish and maintain the Corporation’s disclosure controls and procedures through appropriate policies and processes;
b.	establish and maintain the Corporation’s internal controls over financial reporting through appropriate policies and procedures;
c.	develop the process for, and comply with, the certifications to be provided in the Corporation’s public disclosure documents;

G. Other
1.	Carry out any other appropriate duties and responsibilities assigned by the Board.

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QUESTIONS AND FURTHER ASSISTANCE

If you have any questions about the information contained
in this document or require assistance in completing
your proxy form, please contact the Corporation’s proxy
solicitation agent, at:

GEORGESON

100 University Avenue
11th Floor, South Tower
Toronto, Ontario
Canada
M5J 2Y1

North American
toll free number:
1-888-605-7634